UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

QUAKER CHEMICAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

MEETING DATE May 7, 2025
QUAKER HOUGHTON
901 E. Hector Street
Conshohocken, Pennsylvania 19428

Important Notice of Availability of Proxy Materials for Quaker Houghton’s 2025
Annual Meeting of Shareholders to be held on May 7, 2025. The Notice of Meeting, Proxy Statement and 2024 Annual Report to Shareholders are available at www.proxyvote.com.

Notice of Virtual Annual Meeting of Shareholders

TIME:	9:00 A.M., Eastern Time, on Wednesday, May 7, 2025

PLACE:	The 2025 Annual Meeting of Shareholders will be held remotely via the internet at www.virtualshareholdermeeting.com/KWR2025. You will not be able to attend the annual meeting in person.

ITEMS OF BUSINESS:
(1)To elect four directors.
(2)To hold an advisory vote on the compensation of our named executive officers as described in this proxy statement.
(3)To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm to examine and report on our financial statements and internal control over financial reporting for 2025; and
(4)To transact any other business properly brought before the meeting and any adjournment or postponement thereof.

WHO MAY VOTE:	You can vote at the meeting and any adjournment(s) of the meeting if you were a shareholder of the Company at the close of business on March 4, 2025.

ANNUAL REPORT:	A copy of our Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2024 is included with this proxy statement.
It is important that your shares be represented at the meeting. Regardless of whether you plan to participate in the virtual shareholders’ meeting, you are urged to complete, sign, date and return the enclosed proxy in the envelope we have enclosed for your convenience; no postage is required if mailed in the United States. If you plan to participate in the virtual shareholders’ meeting, please see the instructions on page 1 of the Proxy Statement.

By Order of the Board of Directors,

Robert T. Traub
Senior Vice President, General Counsel and Corporate Secretary
Conshohocken, Pennsylvania
March 31, 2025

Important Notice of Availability of Proxy Materials
for Quaker Houghton’s 2025 Annual Meeting of Shareholders to be held on May 7, 2025.
The Notice of Meeting, Proxy Statement and 2024 Annual Report to Shareholders
are available at www.proxyvote.com.

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PROXY STATEMENT

Proxy Statement
This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies on behalf of our Board of Directors for use at our 2025 Annual Meeting of Shareholders, and at any postponements or adjournments of the meeting, for the purpose of considering and acting upon the matters referred to in the accompanying Notice of Annual Meeting of Shareholders and which are discussed below. The Annual Meeting of Shareholders will be held live via the internet at www.virtualshareholdermeeting.com/KWR2025, at 9:00 A.M., Eastern Time, on May 7, 2025. You will not be able to attend the annual meeting in person.
We believe that a virtual meeting allows expanded shareholder access and participation and improved communications, while affording shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.
The terms “we,” “our,” “us,” the “Company,” “Quaker” and “Quaker Houghton,” as used in this proxy statement, refer to Quaker Chemical Corporation doing business as Quaker Houghton.
This proxy statement, the accompanying form of proxy and a copy of our Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2024, are first being mailed to our shareholders on or about March 31, 2025.
Information Concerning the Annual Meeting
What matters will be voted on at the meeting?
At the meeting, shareholders will vote on three proposals and any other business properly brought before the meeting:
•Election of four nominees to serve on our Board of Directors (or the “Board”);
•Advisory vote on the compensation of our named executive officers as described in this proxy statement; and
•Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025.
How does the Board recommend I vote on the proposals?
The Board recommends that you vote:
•FOR the election of each of the four nominees named in this proxy statement;
•FOR approval, on a non-binding basis, of the Company’s compensation of our named executive officers as described in this proxy statement; and
•FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025.
Who can attend the Annual Meeting?
This year’s annual meeting will be a virtual meeting of the shareholders conducted via live webcast. The meeting will be followed by a question and answer session. All shareholders of record on March 4, 2025 are invited to participate in the meeting. We have structured our virtual meeting to provide shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.
To attend the meeting please visit www.virtualshareholdermeeting.com/KWR2025. To participate in the annual meeting, you will need the 16-digit control number included on your notice or on your proxy card.
Beneficial shareholders who do not have a control number may attend the meeting by logging into their broker, bank or other nominee’s website and selecting the shareholder communications mailbox to link through to the annual meeting; instructions should also be provided on the voting instruction card provided by your broker, bank or other nominee.
Only shareholders with a valid control number will be allowed to ask questions. Questions relevant to meeting matters will be taken and answered during the meeting as time allows. Additional information regarding the rules and procedures for participating in the virtual annual meeting will be provided in our meeting rules of conduct, which shareholders can view during the meeting at the meeting website.

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PROXY STATEMENT

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, please call for help using the technical assistance phone number that will be made available on the virtual meeting registration page approximately 15 minutes prior to the start of the meeting. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our website, https://investors.quakerhoughton.com/event-calendar, including information on when the meeting will be reconvened.
How do I submit a question at the Annual Meeting?
The virtual meeting affords shareholders the same rights as if the meeting were held in person, including the ability to ask questions in accordance with the rules of conduct for the meeting.
If you wish to submit a question, you may do so during the meeting by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/KWR2025 and typing your question into the “Ask a Question” field and clicking “Submit.” You will need the 16-digit control number that appears on your notice or on your proxy card.
Beneficial shareholders who do not have a control number should obtain instructions from your broker, bank, or other nominee on how to submit questions at the annual meeting.
Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, the “shareholder of record.” The proxy materials should have been sent directly to you by the Company, unless you previously consented to receive all proxy materials electronically via e-mail or the internet.
If your shares are held in a stock brokerage account, or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the “shareholder of record” of your shares is your broker, bank or other nominee. The printed copies of the proxy materials should have been forwarded to you by your broker, bank or other nominee, unless you previously consented to receive all proxy materials electronically via e-mail or the internet. As the beneficial owner, you have the right to direct your broker, bank or other nominee to vote your shares. The Company urges you to instruct your broker, bank or other nominee on how to vote your shares. Please understand that, if you are a beneficial and not a record owner, the Company does not know that you are a shareholder or how many shares you own.
How do I cast my vote if I am a shareholder of record?
You can cast your vote as follows:
•Before the meeting:
–via the internet by visiting www.proxyvote.com and following the instructions provided so long as you vote by 11:59 P.M. Eastern Time on May 6, 2025 for shares held directly and by 11:59 P.M. Eastern Time on May 4, 2025 for shares held in a Plan (each, a “Cutoff Time”);
–by telephone using the toll-free number listed on the proxy card so long as you vote by the applicable Cutoff Time; or
–by mail, if you mark, sign and date the proxy card enclosed with this proxy statement, and return it in the postage paid envelope provided and the Company receives it before the applicable Cutoff Time.
•During the meeting:
–by visiting www.virtualshareholdermeeting.com/KWR2025. You will need the 16-digit control number that appears on your proxy card.
How do I cast my vote if I am a beneficial owner of shares held in street name?
As the beneficial owner of shares held in street name, you have the right to direct your broker, bank or other nominee how to vote your shares and it is required to vote your shares in accordance with your instructions. As explained below, under “How will my proxy be voted?”, your bank, broker or other nominee may, under certain circumstances, vote your shares on “routine” matters without specific instructions from you.

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PROXY STATEMENT

We recommend that you follow the voting instructions in the materials you receive from your broker, bank or other nominee to vote via the internet, by telephone or by mail by the applicable Cutoff Time.
If I have given a proxy, can I revoke that proxy?
Your presence at the meeting will not in itself revoke any proxy you may have given. If your shares are held in your own name (i.e., you are the shareholder of record), you may revoke your proxy at any time (to the extent it has not already been voted at the meeting), but a revocation will not be effective until it is received. Your proxy will be revoked (to the extent it has not already been voted at the meeting) if you:
•give written notice of the revocation to Quaker Houghton’s Senior Vice President, General Counsel and Corporate Secretary, Robert T. Traub, 901 E. Hector Street, Conshohocken, Pennsylvania 19428, or give electronic notice to Mr. Traub at Robert.Traub@quakerhoughton.com;
•submit a properly signed proxy with a later date and the Company receives it before the applicable Cutoff Time;
•vote online before the applicable Cutoff Time as described above; or
•attend and vote at the virtual meeting as described above.
If your shares are held in street name through a broker, bank or other nominee for your benefit, you should contact the record holder to obtain instructions if you wish to revoke your vote before the meeting.
How will my proxy be voted?
If you are a registered holder and your proxy is properly delivered to the Company (including by use of our telephone or internet voting procedures) and received before the meeting and is not revoked, it will be voted in accordance with your instructions. If you return your signed proxy but do not mark the boxes to show how you wish to vote on a proposal, the shares for which you have given your proxy will, in the absence of your instructions to the contrary, be voted as follows:
•Proposal 1: “FOR” the election of each of the four nominees named in this proxy statement to serve on our Board of Directors;
•Proposal 2: “FOR” the approval, on a non-binding basis, of the Company’s compensation of our named executive officers as described in this proxy statement;
•Proposal 3: “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025; and
•In the discretion of the proxies on other matters properly brought before the meeting.
If your shares are held in street name through a broker, bank or other nominee for your benefit and your voting instruction form is properly executed, returned and received before the meeting and is not revoked, it will be voted in accordance with your instructions. If you have not furnished voting instructions within a specified period before the meeting, under current New York Stock Exchange (“NYSE”) rules, brokerage firms and nominees that are members of the NYSE may vote their customers’ unvoted shares on “routine” matters but not on non-routine matters. Under the NYSE rules, routine matters include the ratification of the appointment of our independent registered public accounting firm but do not include any other proposal on the ballot for this year’s proxy statement.
The voting instruction form also grants the proxy holders discretionary authority to vote on any other business that may properly come before the meeting as well as any procedural matters. As of the date of this proxy statement, we do not know of any other matters that will be presented at the meeting.
What does it mean if I get more than one proxy card?
If you hold your shares in more than one account or with more than one broker and/or our transfer agent, you will receive more than one proxy card. Please complete and return each of the proxy cards you receive to ensure that all of your shares are voted.

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PROXY STATEMENT

How many votes are required to approve each proposal, and what are the effects of abstentions and broker non-votes?
The following table summarizes the vote required for approval of each proposal and the effect on the outcome of the vote of abstentions, uninstructed shares held by brokers (which result in broker non-votes when a beneficial owner of shares held in street name does not provide voting instructions and, as a result, under the NYSE rules, the institution that holds the shares may not vote those shares on certain proposals) and signed but unmarked proxy cards.

Proposal	Proposal Description	Votes Required for Approval	Effect of Abstentions(1)	Uninstructed Shares/Effect of Broker Non-votes(1)	Signed but Unmarked Proxy Cards(2)
Proposal 1	Election of directors	Majority of votes cast	No effect(3)	Not voted/No effect(3)	Voted “For”
Proposal 2	Advisory, non-binding vote to approve executive compensation	Majority of votes cast	No effect(3)	Not voted/No effect(3)	Voted “For”
Proposal 3	Ratification of the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm	Majority of votes cast	No effect(3)	Discretionary vote by broker	Voted “For”
1.Abstentions and broker non-votes are included in determining whether a quorum is present.
2.If you are the shareholder of record and complete your proxy card properly, but do not provide instructions on your proxy card as to how to vote your shares, your shares will be voted as shown in this column and in accordance with the judgment of the individuals named as proxies on the proxy card as to any other matter properly brought before the annual meeting.
3.Under the Pennsylvania Business Corporation Law of 1988, abstentions and broker non-votes are not counted as “votes cast.” The “majority of votes cast” standard for approval requires that the number of votes cast “for” the proposal exceed the number of votes cast “against” the proposal.
Our Amended and Restated Articles of Incorporation (the “Articles”) provide that, in an uncontested election, a nominee must receive a majority of the votes cast to be elected. A majority of the votes cast means that the number of votes cast “for” a nominee exceeds the number of votes cast “against” that nominee. Under our Articles, if an incumbent director who is a candidate for re-election is not elected, the director will be deemed to have tendered the director’s resignation to the full Board of Directors. The Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken, and the Board of Directors will be required to act on the Governance Committee’s recommendation and disclose its decision and the rationale for the decision. If a nominee fails to receive a majority of the votes cast and the Board of Directors accepts the director’s resignation or the director retires, there would be a vacancy created on the Board of Directors. Our Board of Directors would then have the option under our By-Laws either to appoint someone to fill the vacancy or to reduce the size of the Board of Directors.
This year’s election of directors is an uncontested election of directors. If there were a contested election, then plurality voting, by which directors receiving the highest number of votes, up to the number of directors to be elected in such election, would be elected.
What if a director nominee is unwilling or unable to serve?
We do not expect that to occur. If it does, proxies will be voted for a substitute director nominee designated by our Board of Directors.
Are dissenters’ rights applicable to any of the matters to be voted on at the meeting?
No. Dissenters’ rights do not apply to any of the matters to be voted on at the meeting.
Who will count the vote?
The Judge of Election appointed at the meeting, together with a representative of Broadridge Financial Solutions, Inc., will serve as the inspector of election.

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PROXY STATEMENT

How many shares can be voted at the meeting and what is the total number of votes that can be cast?
As of March 4, 2025, the record date for the meeting, 17,670,915 shares of Quaker Houghton common stock were issued and outstanding. Every holder of Quaker Houghton common stock is entitled to one vote for each share held of record on the record date; therefore, at the annual meeting, a maximum of 17,670,915 votes can be cast.
How many votes may I cast at the meeting?
You will be entitled to cast one vote for each share of common stock you held on March 4, 2025, the record date for the meeting.
What is a “quorum”?
The presence of shareholders entitled to cast at least a majority of the votes entitled to be cast on a particular matter will constitute a “quorum” for the purpose of considering that matter. For purposes of determining the presence of a quorum, the votes of a shareholder will be counted if the shareholder is present in person or by proxy. Shares that are the subject of abstentions or broker non-votes will be counted for purposes of determining a quorum.
How will voting on any other business be conducted?
We do not know of any business to be considered at the meeting other than the proposals described in this proxy statement. However, if any other business is properly presented at the meeting, the proxy being solicited by the Board of Directors will give authority to Joseph A. Berquist and Robert T. Traub to vote on such matters in their discretion and they intend to do so in accordance with their best judgment.
Who will pay the cost of this proxy solicitation and how will the solicitation be conducted?
We will pay the expenses of soliciting proxies in the form included with this proxy statement, including the cost of preparing, assembling and mailing material in connection with the solicitation. In addition to the use of the mail, our directors, executive officers and employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic mail and personal contact. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials and Quaker Houghton’s annual report, including its Annual Report on Form 10-K to any beneficial holder of Quaker Houghton common stock.
Does the Company utilize “householding” for mailing of its proxy materials?
The Securities and Exchange Commission (the “SEC”) permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivery of a single proxy statement and annual report to those shareholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce expenses for companies. Quaker Houghton has instituted householding for its registered shareholders. Some intermediaries may also be householding Quaker Houghton’s proxy materials and annual report. Once you have received notice from the Company, your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you or another shareholder who shares your address provides contrary instructions.
If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you should contact Victoria K. Gehris, Assistant Secretary, at 1-610-832-4246, or inform her in writing at Quaker Houghton, Shareholder Services, 901 E. Hector Street, Conshohocken, Pennsylvania 19428. If you hold shares through an intermediary and no longer wish to participate in householding, you should contact your bank, broker or other nominee record holder.
Shareholders who share an address and are receiving multiple copies of annual reports or proxy statements but would like to receive a single copy can contact Victoria K. Gehris at the telephone number or address noted above.
We undertake to deliver promptly to any shareholder at a shared address, upon written or oral request, a copy of Quaker Houghton’s proxy statement and annual report. You may request these documents by calling the telephone number or writing to the address noted above.

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PROXY STATEMENT

Forward-Looking Statements
This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These are statements that do not relate strictly to historical or current facts, and include statements as to our intents, beliefs and goals, among other things including related to our sustainability goals and plans for sustainability reporting. We caution you not to place undue reliance on our forward-looking statements. Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, many of which are beyond our control. A major risk is that demand for the Company’s products and services is largely derived from the demand for its customers’ products, which subjects the Company to uncertainties related to downturns in a customer’s business and unanticipated customer production slowdowns and shutdowns. Other major risks and uncertainties include, but are not limited to inflationary pressures, including the potential for significant increases in raw material costs; supply chain disruptions; customer financial instability; high interest rates and the possibility of economic recession; economic and political disruptions including the impacts of the military conflicts between Russia and Ukraine and in the Middle East; legislative and regulatory developments including changes to existing laws and regulations, or the way they are interpreted, applied or enforced; tariffs, trade restrictions, and the economic and other sanctions imposed by other nations on Russia and Belarus and/or other governments or government organizations; suspensions of activities in Russia by many multinational companies and the potential expansion of military activity; foreign currency fluctuations; significant changes in applicable tax rates and regulations; terrorist attacks and other acts of violence; the impacts of consolidation in our industry, including loss or consolidation of a major customer; and the potential occurrence of cyber-security breaches, cyber-security attacks, other technology outages and security incidents.
For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, and in our quarterly and other reports filed from time to time with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information or future events or for any other reason.

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PROPOSAL 1

Proposal 1 – Election of Directors and Nominee Biographies
What is the makeup of the Board of Directors?
Our Articles of Incorporation divide our Board of Directors into three classes, each consisting, as nearly as possible, of one-third of the directors. The shareholders elect the members of one class each year to serve for a term of three years. Directors elected to fill vacancies and newly created directorships serve for the balance of the term of the class to which they are elected. Currently, there are twelve directors, four directors in each of Class I, Class II and Class III. The current terms of the Class III directors expire at the 2025 annual meeting of shareholders. At the 2025 annual meeting, four Class III directors are to be elected with each member to serve a three-year term expiring in 2028 and until the director’s successor is duly elected and qualified. The current terms of the four directors in Class I expire at the 2026 annual meeting and the current terms of the four directors in Class II expire at the 2027 annual meeting.
Are there any members of the class of directors to be elected at the meeting who are not standing for reelection?
No.
Who are the Board’s nominees this year?
Messrs. Mark A. Douglas, Sanjay Hinduja, William H. Osborne and Ms. Fay West are the nominees for election to the Board of Directors as Class III members. Each nominee, if elected, would hold office until our 2028 annual meeting of shareholders and until a respective successor is duly elected and qualified. Each of the nominees have previously been elected by our shareholders.
Below is information about our nominees for election to the Board as Class III members, including descriptions of their qualifications and their business experience and directorships over the past five years:

Mark A. Douglas	Independent
Age: 62 Director since: 2013 Committees: Governance (Chair); Sustainability Key Skills and Attributes: •Senior Leadership Experience •Governance •Technology/Science
Director Qualification Highlights
•Senior management experience of a global chemical business
•Experience in finance, risk assessment, industrial marketing, organizational development, global organizations, governance, strategic planning, corporate development, technology and science
•Complementary experience and continuing education in corporate governance through his prior service as the chief executive officer of a public company and on the boards of both public and private companies
Career Overview
•President and Chief Executive Officer of FMC Corporation, a public agricultural sciences company that advances farming through innovative and sustainable crop protection technologies, from June 2020 until September 2024.
•President and Chief Operating Officer of FMC from June 2018 until May 2020, President, FMC Agricultural Solutions from October 2012 through May 2018, President, FMC’s Industrial Chemicals Group from January 2011 to September 2012 and Vice President, Global Operations and International Development in 2010.
•Mr. Douglas held various senior management positions with Dow Chemical, a leader in specialty chemicals delivering products and solutions to sectors such as electronics, water, energy and coatings, including Vice President, President–Asia, Dow Advanced Materials from April to December 2009. Before that, he was based in Shanghai, China as Corporate Vice President, President–Asia of Rohm and Haas Company, a chemical manufacturing company, from March 2007 to April 2009.
•Serves on the board of trustees of the Pennsylvania Academy of Fine Arts.
Other Public Company Board Memberships
•Current Public Company Boards: None
•Previous Public Company Boards (Past Five Years): FMC Corporation (NYSE: FMC) (from June 2020 until September 2024)

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PROPOSAL 1

Sanjay Hinduja	Independent
Age: 60 Director since: 2019 Committees: Governance Key Skills and Attributes: •Governance •Organizational Development/Global Organizations •Strategic Planning
Director Qualification Highlights
•Extensive experience in accounting/finance, financial reporting, risk assessment, organizational development, global organizations, governance, strategic planning and mergers and acquisitions
•Complementary experience and continuing education through his service on the board of private companies
Career Overview
•Chairman of Gulf Oil International Limited, which is part of the privately controlled Hinduja Group of Companies, since February 2001.
•Employed by the Hinduja Group of Companies since January 1988 and has been responsible for leading Gulf Oil’s global strategy and expansion.
•Non-Executive Chairman of Gulf Oil Corporation Limited from August 2005 until September 2014.
•Director of Gulf Oil International Middle East Limited, Gulf Oil Middle East Limited, Sangam Limited, Gulf Oil Marine Limited, and also serves as the Chairman of Gulf Oil Lubricants India Limited.
•Chairman of Houghton International Inc. from January 2013 until its combination with Quaker Chemical Corporation.
•Director of Gulf Oil Philippines Inc. from July 1999 through June 2021.
•Trustee of the Hinduja Foundation UK, which is responsible for the Hinduja Family philanthropic activities in the UK.
Other Public Company Board Memberships
•Current Public Company Boards: None
•Previous Public Company Boards (Past Five Years): None

William H. Osborne	Independent

Age: 65

Director since: 2016

Committees: Audit; Compensation and Human Resources (Chair)

Key Skills and Attributes:
•Senior Leadership Experience
•Accounting/Finance, Financial Reporting
•Organizational Development/Global Organizations
•Manufacturing

Director Qualification Highlights
•Over 30 years of deep transportation industry experience
•Seasoned executive with significant experience in accounting/finance, financial reporting, engineering, global manufacturing and quality, industrial sales and marketing, organizational development, global organizations, governance, strategic planning, mergers and acquisitions, divestitures and corporate development
Career Overview
•Senior Vice President of Operations and Total Quality and leader of the Manufacturing Council for Boeing Defense, Space & Security (BDS), one of The Boeing Company’s three business units, from May 2020 until October 2022. The Boeing Company is the world’s largest aerospace company and a leading manufacturer of commercial jetliners and defense, space and security systems.
•Maintained oversight for Environment, Health & Safety at BDS and led Boeing’s Manufacturing Council from 2020 to 2022, at which time he also served on the Boeing Executive Council.
•Senior Vice President, Enterprise Operations at Boeing from May 2018 until April 2020.
•Senior Vice President of Global Manufacturing and Quality at Navistar International Corporation, a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, from August 2013 to April 2018.
•Senior Vice President of Custom Products at Navistar from May 2011 to August 2013.
•President and Chief Executive Officer of Federal Signal Corporation, a designer and manufacturer of a suite of products and integrated solutions for municipal, governmental, industrial and airport customers, from September 2008 to October 2010.
Other Public Company Board Memberships
•Current Public Company Boards: Armstrong World Industries, Inc. (NYSE: AWI)
•Previous Public Company Boards (Past Five Years): Invitae Corporation (NYSE: NVTA) (from January 2023 until August 2024)

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PROPOSAL 1

Fay West	Independent
Age: 56 Director since: 2016 Committees: Audit (Chair); Governance Key Skills and Attributes: •Senior Leadership Experience •Accounting/Finance, Financial Reporting •Risk Assessment •Governance
Director Qualification Highlights
•Extensive experience in accounting/finance, financial reporting, risk assessment, industrial marketing and services, mergers and acquisitions, divestitures and business restructuring, global organizations, governance, corporate development and manufacturing
•Complementary experience and education in corporate governance through her service on the boards of other public companies
Career Overview
•Senior Vice President and Chief Financial Officer of Tennant Company, a world leader in the design, manufacture, and marketing of solutions that help create a cleaner, safer, healthier world, since April 2021.
•Senior Vice President and Chief Financial Officer of SunCoke Energy, Inc., the largest independent producer of coke in the Americas, from October 2014 until April 2021.
•Senior Vice President and Chief Financial Officer of SunCoke Energy Partners, L.P., a publicly traded master limited partnership that manufactures coke used in the blast furnace production of steel and provides coal handling services to the coke, steel and power industries, from October 2014 until its merger with SunCoke Energy Partners GP LLC in January 2020.
•Assistant Controller at United Continental Holdings, Inc., an airline holding company, from April 2010 to January 2011.
Other Public Company Board Memberships
•Current Public Company Boards: Astronics Corporation (NASDAQ: ATRO)
•Previous Public Company Boards (Past Five Years): None

The Board believes that, in addition to the information presented above regarding each director nominee’s specific experience, qualifications, attributes and skills, each director nominee has significant leadership experience derived from such director’s professional experience and has a reputation for integrity and honesty and adheres to high ethical standards. These attributes have led the Board to conclude that each of the nominees should continue to serve as a director of Quaker Houghton. The process undertaken by the Company’s Governance Committee in recommending these nominees is described below under the heading “Governance Committee Procedures for Selecting Director Nominees.”
The Board recommends that you vote “FOR” the election of Mark A. Douglas, Sanjay Hinduja, William H. Osborne and Fay West, as directors of Quaker Houghton.

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CONTINUING DIRECTORS

Biographies of Continuing Directors
Below is information about our directors who were elected as Class I members of the Board in 2023, with the exception of Nandita Bakhshi, who was appointed to the Board on July 31, 2024 and Joseph A. Berquist, who was appointed to the Board on November 18, 2024, and whose terms expire in 2026, including descriptions of their qualifications and business experience and directorships over the past five years:

Nandita Bakhshi	Independent
Age: 66 Director since: 2024 Committees: Audit; Sustainability Key Skills and Attributes: •Senior Leadership Experience •Global Organizations •Strategy/Acquisitions •Accounting/Finance, Financial Reporting
Director Qualification Highlights
•Extensive and diversified financial industry background, including as the former CEO of Bank of the West
•Experience in finance, global organizations, mergers and acquisitions, financial analysis, risk assessment, cybersecurity, and digital transformation, and environmental and sustainability initiatives
•Complementary experience and continuing education in corporate governance through her service on the boards of public and private companies
Career Overview
•Special Advisor to BMO Financial Group, a leading North American bank providing personal and commercial banking, global markets and investment banking to customers from February 2023 until December 2023.
•President and Chief Executive Officer of Bank of the West, a bank marketing a broad range of retail banking products and services to individuals, small businesses and corporate clients from March 2016 to February 2023 and Co-Chief Executive Officer of BNP Paribas USA, Inc., a leading international bank for corporations, institutions, and individuals from March 2016 to February 2023.
•Head of US Consumer Bank and Group Head of Direct Channels at TD Bank from March 2009 to February 2016.
•Head of Products and Payments at Washington Mutual in Seattle from March 2006 to September 2008.
•Head of Mobile Commerce at First Data from March 2004 to March 2005.
Other Public Company Board Memberships
•Current Public Company Boards: Beyond Meat, Inc. (NYSE: BYND)
•Previous Public Company Boards (Past Five Years): None

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CONTINUING DIRECTORS

Joseph A. Berquist Chief Executive Officer and President	Not Independent
Age: 53 Director since: 2024 Committees: None Key Skills and Attributes: •Senior Leadership Experience •Risk Assessment •Organizational Development/Global Organizations •Strategic Planning/M&A
Director Qualification Highlights
•Extensive and valuable experience acquired through his critical leadership positions with Quaker Houghton over many years
•Extensive knowledge of accounting/finance, financial reporting, risk assessment, industrial marketing and services, organizational development, global organizations, governance, strategic planning, mergers and acquisitions, technology and science, and manufacturing
Career Overview
•Chief Executive Officer and President of Quaker Houghton since November 18, 2024.
•Executive Vice President, Chief Commercial Officer of Quaker Houghton from January 2023 through November 18, 2024.
•Executive Vice President, Chief Strategy Officer and Managing Director, Global Specialty Businesses of Quaker Houghton from September 2021 until December 2022; and Interim Managing Director - EMEA from August 2022 through December 2022.
•Senior Vice President, Global Specialty Businesses and Chief Strategy Officer of Quaker Houghton from August 2019 until September 2021.
•Vice President and Managing Director - North America of Quaker Houghton from April 2010 until July 2019.
Other Public Company Board Memberships
•Current Public Company Boards: None
•Previous Public Company Boards (Past Five Years): None

Charlotte C. Henry	Independent
Age: 60 Director since: 2020 Committees: Audit; Governance Key Skills and Attributes: •Senior Leadership Experience •Accounting/Finance, Financial Reporting •Governance
Director Qualification Highlights
•Over 30 years of broad information technology experience across several major industries
•Extensive experience in cybersecurity and information technology, including as the Chair of the Information Technology Committee at the Federal Home Loan Bank of Indianapolis
•Experience in financial reporting, risk assessment, organizational development, global organizations, governance, strategic planning, mergers and acquisitions, technology and science, and manufacturing
•Complementary experience and continuing education in corporate governance through her service on the board of another public company
Career Overview
•Chief Information Technology Officer of the UAW Retiree Medical Benefits Trust, the largest non-governmental purchaser of retiree health care in the United States, from December 2014 to February 2022.
•IT Management Consultant at Data Consulting Group (DCG), a privately held, minority-owned corporation offering a wide range of management consulting, staff augmentation and outsourcing services, from August 2014 until December 2015.
•Vice President and Chief Technology Officer of Auto Club Group, a not-for-profit organization, which provides members with automotive, travel, insurance and financial services across North America, from September 2008 through June 2014.
•Over 30 years of information technology experience through various leadership positions, including 18 years at Ford and General Motors. Both Ford and General Motors are multinational corporations that design, manufacture, market and distribute vehicles worldwide.
Other Public Company Board Memberships
•Current Public Company Boards: Federal Home Loan Bank of Indianapolis
•Previous Public Company Boards (Past Five Years): None

2025 Proxy Statement | 11

CONTINUING DIRECTORS

Ramaswami Seshasayee	Independent
Age: 76 Director since: 2019 Committees: Audit; Compensation and Human Resources Key Skills and Attributes: •Senior Leadership Experience •Accounting/Finance, Financial Reporting •Risk Assessment
Director Qualification Highlights
•Significant experience in accounting/finance, financial reporting, risk assessment, industrial marketing, organizational development, global organizations, governance, strategic planning, mergers and acquisitions, technology and science, and manufacturing
•Extensive experience in the transportation industry
•Complementary experience and continuing education in corporate governance through his service on the boards of other companies
Career Overview
•Managing Director and Chief Executive Officer at Ashok Leyland Limited, India, a company reported to be the second largest manufacturer of commercial vehicles in India, the fourth largest manufacturer of buses in the world and the twelfth largest manufacturer of trucks, from April 1998 to March 2011.
•Executive Vice Chairman of Ashok Leyland from April 2011 until March 2013 and its Non-Executive Vice Chairman from April 2013 until July 2016.
•Chairman of Asian Paints, Ltd.
•Chairman of IndusInd Bank Ltd. India from June 2007 until August 2019.
•Director of Houghton International Inc. from April 2013 until its combination with Quaker Chemical Corporation.
Other Public Company Board Memberships
•Current Public Company Boards: None
•Previous Public Company Boards (Past Five Years): None

Below is information about our directors who were elected as Class II members of the Board at the 2024 Annual Shareholders meeting, with the exception of Lucrèce Foufopoulos-De Ridder, who was appointed to the Board on July 31, 2024, and whose terms expire in 2027, including descriptions of their qualifications and business experience and directorships over the past five years:

Michael F. Barry	Not Independent
Age: 66 Director since: 2008 Chairman since: 2009 Committees: Sustainability Key Skills and Attributes: •Senior Leadership Experience •Risk Assessment •Technology/Science •Manufacturing
Director Qualification Highlights
•Extensive and valuable experience acquired through critical leadership positions with Quaker Houghton
•Extensive knowledge of accounting/finance, financial reporting, risk assessment, industrial marketing and services, organizational development, global organizations, governance, strategic planning, corporate development, research and development, and manufacturing
•Complementary experience and continuing education in corporate governance through his prior service as the Chief Executive Officer of Quaker Houghton and current and former service on the boards of other public companies
Career Overview
•Quaker Houghton Chief Executive Officer and President from October 2008 until retirement in November 2021.
•Mr. Barry also held various leadership and executive positions of increasing responsibility since joining the Company in 1998, including as our Chief Financial Officer.
Other Public Company Board Memberships
•Current Public Company Boards: None
•Previous Public Company Boards (Past Five Years): Rogers Corporation (NYSE: ROG) (from 2010 to 2020) and Arcadium Lithium plc (NYSE: ALTM) (previously known as Livent Corporation) (from 2018 to 2025)

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CONTINUING DIRECTORS

Lucrèce Foufopoulos- De Ridder	Independent
Age: 57

Director since: 2024

Committees: Compensation and Human Resources; Sustainability

Key Skills and Attributes:
•Senior Leadership Experience
•Strategic Planning/M&A
•Technology/Science
•Industrial Marketing
•ESG

Director Qualification Highlights
•~30 years’ experience in the specialty chemical and materials industry in a variety of business, strategy, commercial and technology leadership roles at multinational companies, including Tyco (h-Raychem), the Dow Chemical Group (including h-Dow and h-Rohm and Haas), Eastman Chemical, and the Borealis Group.
•Experience in senior leadership, accounting/finance, financial reporting, risk assessment, industrial marketing and services, organizational development, strategic planning, mergers and acquisitions, technology/science, environmental matters, and manufacturing
•Complementary experience and continuing education in corporate governance through her service on the boards of public and private companies
Career Overview
•Executive Vice President Polyolefins BU, Circular Economy Solutions and Innovation & Technology, and Chief Technology Officer of Borealis Group, one of the world’s leading providers of advanced and sustainable polyolefin solutions from January 2019 to December 2023.
•Vice President and General Manager, Rubber Additives, Eastman Chemical Company from November 2015 to December 2018.
•Chief Commercial Officer, Eastman Chemical Company from September 2014 to October 2015.
•Supervisory Board Member of Sika AG (SWX: Sika).
•Supervisory Board Member of Royal Vopak (Euronext Amsterdam: VPK).
Other Public Company Board Memberships
•Current Public Company Boards: Amcor plc (NYSE: AMCR and ASX: AMC) and Tronox Holdings plc (NYSE: TROX)
•Previous Public Company Boards (Past Five Years): None

Jeffry D. Frisby	Independent
Age: 69

Director since: 2006

Lead Director since: 2023

Committees: Compensation and Human Resources; Sustainability (Chair)

Key Skills and Attributes:
•Senior Leadership Experience
•Organizational Development/Global Organizations
•Governance
•Aerospace
•Manufacturing

Director Qualification Highlights
•Deep experience in manufacturing, particularly in the aerospace industry
•Extensive knowledge of accounting/finance, financial reporting, industrial marketing, organizational development, global organizations, governance, strategic planning and corporate development
•Complementary experience and continuing education in corporate governance through his prior service as the chief executive officer of a public company and on the boards of both public and private companies
Career Overview
•Executive Chairman of PCX Aerostructures, LLC since September 2021, having served as President and Chief Executive Officer from April 2017 until September 2021. PCX Aerostructures is a leading provider of flight critical mechanical systems and components for rotorcraft and fixed wing aerospace platforms.
•Chief Executive Officer of Triumph Group, Inc., a public company that manufactures aerospace structures, systems and components, from July 2012 to April 2015, its President from July 2009 to April 2015, and its Chief Operating Officer from July 2009 to July 2012.
•Group President of Triumph Aerospace Systems Group, a group of companies that design, engineer and manufacture a wide range of proprietary and build-to-print components, assemblies and systems for global aerospace original equipment manufacturers, from April 2003 to July 2009.
•Mr. Frisby also held a variety of other positions within the Triumph Group as well as a predecessor group company, Frisby Aerospace, Inc.
•Director of PCX Aerostructures, LLC.
Other Public Company Board Memberships
•Current Public Company Boards: Astronics Corporation (NASDAQ: ATRO)
•Previous Public Company Boards (Past Five Years): None

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CONTINUING DIRECTORS

Russell R. Shaller	Independent
Age: 61 Director since: 2023 Committees: Audit; Compensation and Human Resources Key Skills and Attributes: •Senior Leadership Experience •Governance •Strategy/Acquisitions •Technology/Science
Director Qualification Highlights
•Senior business leader with a demonstrated track record of leading and growing a global technology-focused business
•Experience in accounting/finance, financial reporting, risk assessment, industrial marketing and services, mergers and acquisitions, divestitures and business restructuring, organizational development, governance, strategic planning, corporate development, research and development, and manufacturing
•Complementary experience and continuing education in corporate governance through his service as the chief executive officer of a public company and on the board of a public company
Career Overview
•President and Chief Executive Officer of Brady Corporation since April 2022. Prior to his current position, Mr. Shaller served as President of the Identification Solutions business at Brady Corporation from 2015 to 2022. Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places.
•President of Teledyne Microwave Solutions from 2008 to 2015, with responsibility for advanced microwave products sold in the aerospace and communications industry.
•Mr. Shaller held a number of positions of increasing responsibility at W.L. Gore & Associates, including Division Leader, Electronic Products Division from 2003 to 2008 and General Manager of Gore Photonics from 2001 to 2003.
•Mr. Shaller has previously held positions in engineering and program management at Westinghouse Corporation.
Other Public Company Board Memberships
•Current Public Company Boards: Brady Corporation (NYSE: BRC)
•Previous Public Company Boards (Past Five Years): None

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CORPORATE GOVERNANCE

Corporate Governance
Leadership Structure
Our business is conducted by our officers, managers and employees under the direction of our Chief Executive Officer (“CEO”) and with oversight by our Board of Directors. Mr. Barry, who is a non-management director, has served as non-executive Chairman of the Board since January 2022. Before that, Mr. Barry was both our CEO and Chairman of the Board since May 2009. In light of the significant growth in the size and complexity of the Company and Mr. Barry’s retirement at the end of 2021, the Board concluded that it was appropriate, after Mr. Barry’s retirement, to separate the roles of CEO and Chairman of the Board. The Board believes that having a separate Chairman of the Board has been and will continue to be invaluable as the Company continues its strategic growth plans.
The Board of Directors has also appointed an independent Lead Director. The Lead Director generally rotates on a biennial basis unless the Board determines that the reappointment of the Lead Director at the end of a two-year term is in the best interests of the Company. The Lead Director serves as the liaison among the Directors, Chairman and CEO. The Lead Director also ensures that the respective responsibilities of the directors and the Chairman are understood; collaborates with the Chairman and CEO to ensure the appropriate flow of information to the Board; works with the Chairman to develop the agendas for Board meetings; coordinates and develops the agenda for and presides over sessions of the Board’s independent directors; ensures appropriate minutes are kept of such meetings and, as appropriate, communicates to the Chairman and CEO the substance of such discussions. Mr. Jeffry D. Frisby is currently our Lead Director, having been appointed to the position for a two-year term on May 10, 2023.
Director Independence
In accordance with NYSE rules, the Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted which include all elements of independence set forth in the NYSE listing standards, as well as additional heightened standards. The Company’s director independence standards are described in our Corporate Governance Guidelines.
Each director and executive officer is obligated to annually disclose, among other things, any transactions with the Company in which the director (or any organization of which the director is a partner, shareholder or officer) or executive officer, or any member of that person’s immediate family, has a direct or indirect material interest. Based on the Company’s adopted independence standards and the information provided by the directors, the Board determined at its meeting held on February 19, 2025, that, other than Michael F. Barry, all non-employee directors who served in fiscal 2024 including each nominee for director and those non-employee directors who will continue to serve after our 2025 annual meeting of shareholders, are independent within our guidelines and have no material relationship with the Company as defined by our guidelines. The Company’s independent directors are Nandita Bakhshi, Mark A. Douglas, Lucrèce Foufopoulos-De Ridder, Jeffry D. Frisby, Charlotte C. Henry, Sanjay Hinduja, William H. Osborne, Ramaswami Seshasayee, Russell R. Shaller and Fay West. Based on the Company’s independence standards, the Board has affirmatively determined that Michael F. Barry is not independent because he previously served as an executive officer of the Company and Andrew E. Tometich, who previously served on the Board until his departure from the Company in November 2024, was not independent during his term because he served as an executive officer of the Company. Joseph A. Berquist is not independent because he currently serves as an executive officer of the Company. Michael J. Shannon, who served on the Board until his term ended on May 8, 2024, was not independent because he previously served as an executive officer of Houghton International Inc. There are no family relationships between any of the Quaker Houghton directors, executive officers or nominees for election as directors.
Governance Committee Procedures for Selecting Director Nominees
The Governance Committee’s goal is to assemble a Board that brings to Quaker Houghton broad perspectives and skills derived from high quality business and professional experience. The current composition of the Board includes directors (including those nominated for reelection this year) with complementary skills, expertise and experience such that the Board, on the whole, has competence and experience in a wide range of relevant areas.
Quaker Houghton’s Board currently consists of twelve directors who are or have served as chief executive officers or in other executive management roles, twelve directors with specialized accounting and finance knowledge, nine directors with experience in the chemical industry or other technology or science areas, two directors with experience in cybersecurity, four directors with experience understanding and managing environmental risk, ten directors who have served on the boards of other public companies, eleven directors with global business experience and eight directors with experience in industries served by Quaker Houghton. The Governance Committee will continue to evaluate the needs of Quaker Houghton and its shareholders to ensure that the competencies of the Board, as a whole, are relevant and robust.

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CORPORATE GOVERNANCE

In evaluating director nominees, the Governance Committee considers the appropriate size of Quaker Houghton’s Board of Directors and the needs of Quaker Houghton and its shareholders with respect to the particular talents, experience and capacities of its directors, including: experience in similar industries; managerial and other leadership experience; business acumen and other particular expertise; business development experience; strategic capability; independence of judgment; familiarity with corporate governance and the responsibilities of directors and the ability to fulfill those responsibilities; integrity; the potential contribution of each individual to the diversity of backgrounds, experience and competencies that the Governance Committee desires to have represented; and ability to work constructively with the CEO and the Board. In considering nominees for the Board of Directors, the Governance Committee considers the entirety of each candidate’s credentials and the anticipated contributions of the individual as a member of the Board.
As described in more detail below under our Corporate Governance Guidelines, directors who also serve as CEOs or in equivalent positions should not serve concurrently on more than three other boards of public companies in addition to our Board, and directors who do not serve as CEOs or in equivalent positions should not serve concurrently on more than four other boards of public companies in addition to our Board. Under the listing standards of the NYSE, without specific approval from the Board, no member of the Audit Committee may serve on more than three public company audit committees in addition to the Quaker Houghton Audit Committee.
When identifying and evaluating nominees for director, the Governance Committee considers whether current members of the Board are willing to continue their service. Current members of the Board with relevant skills, experience and sufficient time to dedicate to the role who are willing to continue to serve are considered for renomination, balancing the value of continuity of service with that of obtaining a new perspective. If a current member does not choose to stand for reelection, the Governance Committee will not recommend that director for reelection. If the Governance Committee recommends an increase in the size of the Board, it will identify the experience and personal capabilities desired and will seek suggestions as to nominees from the current Board membership. In addition, and as has been done in the past, the Governance Committee may engage third parties to assist in the identification or evaluation of potential director nominees.
As a result of the Governance Committee’s process, including inviting current members of the Board to recommend candidates as potential nominees, the committee recommended Mses. Bakhshi and Foufopoulos-De Ridder be nominated, and the Board elected both of them effective July 31, 2024.
Director Overboarding Policy
The Board recognizes that its members benefit from service on other public company boards, but also believes it is critical that directors can devote sufficient attention to the Quaker Houghton Board. Our Corporate Governance Guidelines require that ordinarily, directors may not serve on the boards of more than four public companies in addition to our Board, and Directors who are chief executive officers, or serve in equivalent positions of public companies, may not serve on the boards of more than three other public companies, in addition to our Board. To help the Board monitor compliance with our overboarding policy, directors are expected to notify the Chair of the Governance Committee before they accept membership on the board of another company, public or private. The Governance Committee will then assess whether a director’s acceptance of a board position at another company would adversely affect the director’s service on the Company Board, and the director may not accept the position if the Governance Committee objects.
In general, our directors must devote sufficient time to the Company so that they are able to carry out their duties and responsibilities effectively, and they should be committed to serving on the Board for an extended period of time. Directors are expected to inform the Chair of the Board if there is any significant change in their personal circumstances, including a change in their principal job responsibilities. Directors are expected to attend all meetings of the Board and Committees of the Board on which they serve, except for good reason, and be prepared. Throughout the year, we monitor our directors’ time commitments and in considering each director nominee for appointment or reappointment at the Annual Meeting, the Governance Committee took into account each director’s public company leadership positions and other outside commitments to assess the nominee’s compliance with our overboarding policy. We also review the overboarding policies of our institutional investors on an ongoing basis, including with the Governance Committee, as appropriate, and discuss such policies during investor engagements.
Summary of Director Composition and Core Competencies
Although we do not have a formal policy regarding diversity and do not have constituent or representative directors, diversity is a very important factor, among others, in our nomination process. The Governance Committee considers a variety of factors, including age, gender, race, executive and professional experience, and perspectives of the candidate and how the candidate’s qualifications will enhance the composition of the Board of Directors as a whole. Currently, fifty percent (50%) of our Board is comprised of directors who self-identify as minorities or persons of color, and women. The

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CORPORATE GOVERNANCE

Board and the Governance Committee are committed to assembling and maintaining a qualified and diverse group of Board members.
The following matrix provides certain information regarding the members of our current Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business or industry. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular type of knowledge, skill, experience, or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among members of the Board.

	Skills/ Experience												Diversity
	Sr. Ldr	Acct./Finance Fin. Reporting	Risk Assess.	Indust. Marketing	Indust. Service Ops.	Org. Development/ Global	Gov	Strategy/ Acquisitions	Technology/ Science	Manufacturing	Cyber Security	Environ. Matters	Race/ Ethnic	Gender

Bakhshi	•	•	•			•	•	•	•		•	•	☑	F
Barry	•	•	•	•	•	•	•	•	•	•				M
Berquist	•	•	•	•	•	•	•	•	•	•				M
Douglas	•	•		•		•	•	•	•					M
Foufopoulos - De Ridder	•	•	•	•	•	•	•	•	•			•		F
Frisby	•	•		•		•	•	•		•		•		M
Henry	•	•	•			•	•	•	•	•	•		☑	F
Hinduja	•	•	•			•	•	•					☑	M
Osborne	•	•	•	•		•	•	•	•	•			☑	M
Seshasayee	•	•	•	•		•	•	•	•	•			☑	M
Shaller	•	•	•	•	•	•	•	•	•	•		•		M
West	•	•	•		•		•	•		•				F

Senior Leadership Service as CEO or in other executive management role, with experience on matters relating to corporate governance, management and operations.
Governance Experience with reporting obligations, investor interaction, public company governance, knowledge and understanding of governance planning, and experience in encouraging management accountability and protecting shareholder interests.

Accounting/Finance/Financial Reporting Specialized accounting and finance knowledge.
Strategy/Acquisitions Experience in and understanding of business development, strategic planning, and implementation; experience in leading strategy discussion at the board level; experience with developing and implementing strategies for growth, including mergers and acquisitions and divestitures.

Risk Assessment Experience in the management of critical business and/or legal risk and an understanding of risk management functions, including risk identification/classification, crisis management and similar functions, along with the ability to think strategically about risk and provide oversight and advice relating to risk.
Technology/Science Experience identifying and capturing new technological advances applicable to our business and experience managing innovations and R&D.
Industrial Marketing Experience with business-to-business marketing and relevant understanding of the Company’s products and services.	Manufacturing Experience in the industry and markets served by the Company which offers valuable perspective for business operations and global supply chain.
Industrial Service Operations Deep understanding of our business, strategy and marketplace dynamics.
Cybersecurity Experience in overseeing and managing cybersecurity and data privacy risks; history of leadership roles in cybersecurity risk management; degrees, certifications, or other background in cybersecurity.

Organizational Development/Global Broad exposure to companies or organizations that have a significant global presence, including developing and managing business in markets around the world.
Environmental Matters An understanding of effective management and disclosure of environmental risks and opportunities is essential to ensure appropriate oversight and create long-term value for our stakeholders.

In the table above, an “•” indicates experience in the category gained directly or indirectly through business experience and/or directorships.

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CORPORATE GOVERNANCE

All but two of our continuing directors are independent and our Board has a mix of relatively newer and longer-tenured directors. The charts below show board makeup by various characteristics:

TENURE

15 - 19 years
(2 directors)
10 - 14 years
(1 director)
6.3
Average Tenure
<4 years
(5 directors)
5 - 9 years
(4 directors)

AGE

70s
(1 director)
50s
(3 directors)
62.6
Average
Age
60s
(8 directors)

Shareholder Nominations and Recommendations
The Company’s Restated By-Laws (“By-Laws”) describe how shareholders may nominate candidates for election to our Board. For our 2026 annual meeting of shareholders, shareholders may nominate a candidate for election to our Board only by providing timely written notice to our Corporate Secretary at our principal office at 901 E. Hector Street, Conshohocken, Pennsylvania 19428. This notice must be received on or before February 6, 2026, but no earlier than January 7, 2026 (except that if the date of the 2026 annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary date of the 2025 annual meeting, this notice must be received no earlier than the close of business on the 120th day before the date of the 2026 annual meeting and not later than the close of business on the later of the 90th day before the date of the 2026 annual meeting or, if the first public announcement of the date of the 2026 annual meeting is less than 100 days before the date of the meeting, by the 10th day after the public announcement).
The notice to our Corporate Secretary must contain or be accompanied by the information required by Sections 3.15 and 2.13 of our By-Laws, including, among other things: (i) the name, age, principal occupation or employment and business and residence address of each person nominated; (ii) the class and number of shares of our stock which are directly or indirectly owned beneficially and/or of record by each person nominated; (iii) the name and record address of the shareholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is made; (iv) the number of shares of our stock which are directly or indirectly owned beneficially and/or of record by the shareholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is made; (v) a description of any direct and indirect compensation and other monetary or material agreements, arrangements and understandings during the past three years, and any other material relationships (including any familial relationships) between the shareholder giving notice (and the beneficial owner) and the nominee and any respective affiliates, associates or others with whom any of them are acting; (vi) a description of any hedging or other transaction that has been entered into by or on behalf of, or any other agreement or understanding (including, without limitation, any put, short position or any borrowing or lending of shares) that has been made, the effect or intent of which is to mitigate loss to or manage risk of share price changes for, or to increase or decrease the voting power of, the shareholder or any shareholder associated person (as defined in the By-Laws) with respect to any share of our stock, as well as certain other information; (vii) a representation as to whether or not the shareholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Section 14a-19 under the Securities Exchange Act of 1934, as amended; and (viii) a fully completed questionnaire with respect to the background and qualifications of the nominee and a written representation agreement of the nominee (each in the form provided by the Corporate Secretary upon request). This list of required information is not exhaustive. A copy of the full text of the relevant By-Law provisions, which includes the complete list of all information that must be submitted to nominate a director, may be obtained upon written request directed to our Corporate Secretary at our principal office. A copy of our By-Laws is also posted on the Investors/Corporate Governance section of our website at https://www.quakerhoughton.com.
To comply with the SEC’s “universal proxy rules”, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for our 2026 Annual Meeting must provide notice that sets forth the

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information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, during the time period prescribed by our By-Laws as set forth above.
In addition to a shareholder’s ability to nominate candidates for election as directors as described above, shareholders also may recommend to the Governance Committee a prospective nominee for its consideration. The Governance Committee will consider timely recommendations received from shareholders regarding director nominee candidates and accompanied by sufficient information to enable the Governance Committee to assess the candidate’s qualifications, along with confirmation of the candidate’s consent to serve as a director if elected. Such recommendations should be sent to our Corporate Secretary at our principal office. Any recommendation received from a shareholder after January 1 of any year is not assured of being considered for nomination in that year. The Governance Committee applies the same criteria in evaluating candidates nominated by shareholders as it does in evaluating candidates identified by Company sources. No shareholder or group of shareholders recommended a director nominee for election at Quaker Houghton’s 2025 Annual Meeting.
Board Oversight of Risk
The Board is responsible for the overall oversight of the Company’s enterprise risk management practices, and management has the day-to-day responsibility for identifying, evaluating, managing and mitigating the Company’s exposure to risk. The full Board retains primary oversight of systemic risk, as well as certain key risks, including those associated with our strategic plan, capital structure, corporate development activities, cyber-security, human capital management, sustainability, health and safety risks and those risks associated with significant external events. The Board regularly reviews both short- and long-term material risks associated with the Company’s business plans and operations as part of its oversight of the Company’s strategic direction and ongoing activities. In addition, the Board regularly consults with outside advisors and experts to anticipate future threats and trends.
The Board works directly with management to manage risk. Management identifies the most material risks to the Company and brings those risks to the Board’s attention. The Company’s management has several layers of risk oversight, including through the Chief Executive Officer, Chief Financial Officer, Chief Digital Information Officer, Global Treasurer and head of risk management.
In addition, the Company maintains an Enterprise Risk Management (“ERM”) program that identifies and defines risks that could significantly impact the Company’s operations and shareholder value on a sustained or permanent basis. The ERM program helps to assess key risks, identify gaps, and develop and implement risk mitigation efforts. This information is integrated into our annual and long-term planning processes. Quantitative and qualitative factors are considered to rate the (1) severity, (2) velocity, (3) likelihood of each identified risk and (4) management preparedness to determine which risks should be prioritized. The ERM program is led by the Chief Financial Officer and involves extensive engagement with management.
Management communicates routinely with the Board, Board Committees and individual directors on the significant risks identified and how they are being managed, including the ERM report which is presented to the Board at least annually, and periodic reports by the Chief Financial Officer to the Audit Committee and the Board.
The full Board retains primary oversight of system risk as well as certain key risks, including those associated with our strategic plan, capital structure and development activities and those associated with significant external events. Consistent with our By-Laws, the Board has delegated to the Audit Committee, the Compensation and Human Resources Committee, and the Sustainability Committee oversight of specific risks within these committees’ areas of responsibility as described below:

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CORPORATE GOVERNANCE

Committee	Primary Area of Risk Oversight Responsibility
Audit Committee
•Oversees financial risks, such as those relating to financial reporting and internal controls
•Oversees compliance risks, including oversight of our compliance program and disposition of certain complaints and/or violations of our Code of Conduct and Financial Code of Ethics for Senior Financial Officers
•Oversees operational risk, such as loss of property, cyber-security, business interruption and other exposures traditionally mitigated through insurance products. Charlotte C. Henry, a member of the Audit Committee, has cybersecurity experience gained through over 25 years of work experience in information technology

Compensation and Human Resources Committee
•Maintains responsibility for developing a balanced compensation system for all employees, including appropriate long-term and short-term incentive compensation targets that encourage an appropriate (and not excessive) level of risk-taking behavior consistent with the overall financial and strategic goals of the Company
•Oversees the talent management, retention, development and succession process

Sustainability Committee
•Maintains responsibility for monitoring and evaluating our approach to sustainability and oversees the integration of sustainability planning, including with regards to climate-related risks and opportunities, into the Company’s business planning and strategy, risk management process and culture
•Oversees the risks that are potentially implicated in sustainability matters

Communications with the Board of Directors; Corporate Governance Guidelines
Shareholders or other interested parties may communicate with any of our directors, including non-management directors, by writing to them c/o Robert T. Traub, Senior Vice President, General Counsel and Corporate Secretary, at the address set forth below. All communications received will be forwarded to the Governance Committee and the addressee. The Board believes it is management’s role to speak for Quaker Houghton and, accordingly, any such communications will be shared with the Chief Executive Officer and other executive officers, as appropriate. The Company has adopted Corporate Governance Guidelines and other governance materials. Our Code of Conduct, Financial Code of Ethics for Senior Financial Officers, Corporate Governance Guidelines and Audit, Compensation and Human Resources, Governance and Sustainability Committee Charters have been posted on and are available free of charge by accessing the Investors/Corporate Governance section of our website at https://www.quakerhoughton.com or by written request addressed to Quaker Houghton, 901 E. Hector Street, Conshohocken, Pennsylvania 19428, Attention: Victoria K. Gehris, Assistant Secretary. The references to our website contained in this proxy statement are for informational purposes, and the content of the website is not incorporated by such references in this proxy statement.
Code of Conduct
The Company has a compliance program, the governing documents of which include a Code of Conduct (which is applicable to all of the Company’s directors, executive officers and employees) and a Financial Code of Ethics for Senior Financial Officers (which is applicable to the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Corporate Controller, each Controller at majority-owned affiliates, and other individuals performing similar functions designated by the Board). The Company’s compliance program embodies the Company’s global principles and practices relating to the ethical conduct of the Company’s business and its longstanding commitment to fairness, honesty, integrity and full Company compliance with all laws affecting the Company’s business.
The compliance program includes a way for employees, customers, suppliers, shareholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Conduct or the Financial Code of Ethics for Senior Financial Officers relating, among other things, to:
•accounting practices, internal accounting controls, or auditing matters and procedures;
•theft or fraud of any amount;
•insider trading;
•performance and execution of contracts;
•conflicts of interest;
•violations of securities and antitrust laws; and
•violations of the Foreign Corrupt Practices Act or other anti-corruption regulations.

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Any employee, shareholder or other interested party can call the Quaker Houghton Hotline, which is a set of country- specific toll-free telephone lines dedicated solely to receiving questions and concerns and directing them to the appropriate authority for action. All calls are answered by an independent third-party service available 24 hours a day, seven days a week. Alternatively, any employee, shareholder or other interested party may report such activity or issues via www.integritycounts.ca/org/quakerhoughton, an independent third-party provider. At that website, an interested party will be provided with a case number, which will allow the individual to request a follow-up. To further track the case, one may also request a login and password, which will allow the individual to follow-up on the case as necessary.
The Audit Committee oversees the administration of the Company’s compliance program and is directly responsible for the disposition of all reported violations of the Financial Code of Ethics for Senior Financial Officers and complaints received regarding accounting, internal accounting controls or audit matters. In addition, the Audit Committee is responsible for the disposition of all violations of (and approves any requested waivers to) the Code of Conduct for directors and executive officers and for the disposition of other serious violations of the Code of Conduct. No such waivers were requested in 2024. We maintain a current copy of our Financial Code of Ethics for Senior Financial Officers on our website at https://www.quakerhoughton.com under the heading Investors/Corporate Governance and will promptly post any amendments to or waivers of our Financial Code of Ethics for Senior Financial Officers.
Shareholder Engagement
We believe regular, proactive communications with our shareholders to be in the long-term best interests of the Company. We have a dedicated investor outreach program that is focused on regularly engaging with the investing community. During 2024, members of the management and investor relations teams and select members of our Board engaged with shareholders holding more than 70% of the free float of our common shares, as well as our largest shareholder and other stakeholders. During these interactions, management provided updates on a variety of topics and solicited feedback from current and prospective shareholders to better understand their perspectives and concerns. These perspectives are reviewed at the executive management and Board levels.
Who We Engage:
•Institutional Investors
•Sell-side Analysts
•Retail Shareholders
•Pension Funds
•Family Offices
•Proxy Advisory Firms
How We Engage:
•One-on-one and group meetings, in-person and virtually
•Quarterly earnings conference calls and press releases
•Industry and sell-side presentations and investor conferences
•Company-hosted events, site visits and presentations
•Meetings and calls throughout the year at the request of investors and analysts
Key Topics of Engagement:
•Overall enterprise strategy
•Current and prior business conditions
•Financial updates
•Sustainability, diversity, equity, and inclusion, safety, human capital management and corporate social responsibility
•Capital allocation strategy
•Research and development trends
•Corporate governance practices
•Executive compensation

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CORPORATE GOVERNANCE

The Company continually evaluates enhancements to its corporate governance, executive compensation and disclosure practices, including incorporating the valuable feedback received through its shareholder engagement program. For example, in 2024, we continued to focus on Board succession planning and refreshment, electing two new independent directors to the Board, Nandita Bakhshi and Lucrèce Foufopoulos-De Ridder.
Employee, Officer and Director Hedging
As described in the Company’s policy relating to confidentiality of information and insider trading in securities, directors, officers and employees of Quaker Houghton and its subsidiaries, may not participate in hedging type activities in our stock, including trading in puts, calls or similar options on our stock or selling our stock “short.” Such individuals may, however, receive and exercise stock options granted to them by the Company.
Insider Trading Policy
The Company has a policy related to Confidentiality of Information and Insider Trading in Securities (the “Insider Trading Policy”) that is applicable to all directors, officers and employees, and is designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. A copy of the Company’s Insider Trading Policy is filed as Exhibit 19 to the Company’s Annual Report on Form 10-K and is available on the Company’s website. The Company has not adopted a policy regarding the Company’s own trading in its securities, but it is committed to complying with applicable laws and takes steps to ensure that it only enters into transactions in its own securities when it does not have material non-public information, including by using a Rule 10b5-1 trading plan to execute its share repurchase plan.
Compensation Recoupment Policy
On September 21, 2023, pursuant to applicable rules of the SEC and the NYSE, the Board approved a compensation recoupment policy regarding the recovery of erroneously awarded incentive compensation in certain circumstances from covered executives, including all of our Named Executive Officers. The recoupment policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. Under the recoupment policy, if the Company is required to make an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under securities laws, the Compensation and Human Resources Committee will determine the excess of the amount of incentive-based compensation received by each covered executive during the three completed fiscal years immediately preceding the restatement date over the amount of incentive-based compensation that the covered executive otherwise would have received had it been determined based on the restated amounts. The Committee will provide the covered executives with a written notice of the amount of such erroneously awarded compensation and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Company will recover erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by the NYSE. The Company may not indemnify any covered executive against the loss of any erroneously awarded compensation under the recoupment policy, nor may it pay or reimburse a covered executive for any insurance premiums on any insurance policy obtained by the covered executive to protect against the forfeiture or recovery of any compensation pursuant to the recoupment policy.
In addition to the mandatory recovery of erroneously awarded compensation, in the event of restatement where there has been fraud or willful misconduct, the policy provides discretion to recoup additional performance-based compensation regardless of whether that incentive compensation is based on a financial measure and can include annual cash incentive awards and all forms of equity-based compensation.
Quaker Houghton At-A-Glance
Quaker Houghton is the global leader in industrial process fluids. With a presence around the world, including operations in over 25 countries, our customers include thousands of the world’s most advanced and specialized steel, aluminum, automotive, aerospace, offshore, container, mining, and metalworking companies. Our high-performing, innovative and sustainable solutions are backed by best-in-class technology, deep process knowledge, and customized services. With approximately 4,400 employees, including chemists, engineers and industry experts, we partner with our customers to improve their operations so they can run even more efficiently, even more effectively, whatever comes next.
During the year ended December 31, 2024, Quaker Houghton achieved net sales of $1.84 billion and operating cash flow of $204.6 million, while continuing to advance our long-term enterprise growth strategy. These results represent the Company’s continued execution on those items within its control and were achieved despite significant macroeconomic and geopolitical uncertainty and very challenging end market conditions which impacted our Company and our customers.

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CORPORATE GOVERNANCE

Commitment to Sustainability
We at Quaker Houghton understand that we have a great responsibility to see beyond the challenges of today to promote sustainability with our communities, colleagues and customers. At its core, sustainability focuses attention on meeting the needs of the present while managing environmental, social and economic concerns in a responsible and ethical manner so that future generations are healthy and successful.
Following a sustainability impact materiality assessment that we completed in 2020 (which involved many stakeholders including investors, customers, suppliers and colleagues), in August of 2021 we launched our Sustainability Program. The program provides areas of strategic focus under a framework of new initiatives to be implemented, as well as a roadmap to build them into a fully integrated management approach.
The four pillars of our strategy are 1) Innovating Together for a Better Tomorrow, 2) Protecting Our Planet, 3) Empowering Our Colleagues and Communities, and 4) Sourcing Our Materials Responsibly. In 2024, we continued to further implement our strategy throughout our organization. We set 20 internal goals in 2024 and have achieved 90% of the goals set. In addition, as part of our SeeBeyondTM Campaign we launched our SeeBeyondTM portfolio which showcases our best-in-class sustainable solutions available to our customers. We plan to provide more information about our portfolio, strategy, and progress in our 2024 Sustainability Report.
In 2024, the company also initiated a double materiality assessment as part of Corporate Sustainability Responsibility Directive (CSRD) compliance. This assessment will involve identification of our material sustainability impacts, risks and opportunities through both financial materiality and impact materiality perspectives. Although the assessment is in progress, its potential impacts are already being evaluated.
Our Sustainability Program is subject to Board oversight, primarily delegated to the Board’s Sustainability Committee, which consists entirely of non-management directors, all of whom have substantial relevant industry experience as well as expertise in sustainability matters. The Executive Leadership Team (“ELT”) has operational leadership and responsibility in this area as each of our four pillars have an executive sponsor. Both groups were active in 2024 and provided oversight on strategy, performance progress and measurement, disclosure alignment and governance related to sustainability matters.
We publish our Sustainability Report annually on our website. Our 2023 Sustainability Report is available on our website at https://www.quakerhoughton.com/sustainability, and our 2024 Sustainability Report is expected to be available on our website within 30 days following the date of this proxy statement. Information in these reports and on our website is not incorporated into this proxy statement. Our 2024 Sustainability Report will be aligned to the Sustainability Accounting Standards Board (SASB) Chemical Industry Standards, Global Reporting Initiative (GRI), and the Task Force on Climate-related Financial Disclosure (TCFD), globally recognized disclosure frameworks to help us ensure that our disclosure is meaningful and transparent.
Core Values
We consider our employees as our greatest strength in differentiating our business and strengthening our market positions. Our goal is to have an organization that is inclusive of all of our people and is representative of the communities in which we operate. Our core values are: (i) live safe; (ii) act with integrity; (iii) drive results; (iv) exceed customer expectations; (v) embrace diversity; and (vi) do great things together. Our core values embody who we are as a company, guide our decisions and inspire us. Our commitment to these values, in words and actions, builds a stronger Quaker Houghton, and these values guide the Company’s internal conduct and its relationship with the outside world. By fostering a culture and environment that exemplifies our core values, we gain, as a company, unique perspectives, backgrounds and varying experiences to ensure continued long-term success. Quaker Houghton strives to cultivate an inclusive culture. Accordingly, Quaker Houghton provides equal employment opportunities and does not discriminate based on age, ethnicity, sex, sexual identity, disability/medical condition, race, religion, or sexual orientation.
Workplace Safety
We are committed to maintaining a strong safety culture and to emphasizing the importance of our employees’ role in identifying, mitigating and communicating safety risks. We maintain policies and operational practices that communicate a culture where all levels of employees are responsible for safety. We believe that the achievement of superior safety performance is both an important short-term and long-term strategic goal in managing our operations. We emphasize ten “lifesaving” rules which make a significant difference in preventing serious injuries and fatalities. We have launched several “Live Safe” initiatives to create an environment of openness and awareness in which all employees are actively engaged in meeting safety targets. We are keen in reporting near misses, hazard identifications and educating our employees on their “Stop Work Authority”, which are seen as leading indicators, helping us to get to zero incidents. Our

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CORPORATE GOVERNANCE

leading indicators are proactive and preventive measures that can shed light about the effectiveness of safety and health activities and reveal potential problems in a safety and health program. We also require all employees to regularly complete safety training. Additionally, our ELT is closely involved in our safety programs and conduct regular reviews of safety performance metrics and reviews the Company’s safety performance during Company-wide meetings.
Talent Development, Culture and Total Rewards
Our Compensation and Human Resources Committee is responsible for overseeing our policies and strategies related to culture and human capital. We place importance on developing our leaders at all levels. Our leaders have access to training on coaching, performance and rewards, development planning and change management, as well as specialized opportunities for external coaching, leadership assessments, or external development programs. We continue to utilize a robust process in which each department’s talent landscape is evaluated, talent is assessed, critical roles are identified, and succession planning occurs. Output of these processes results in career development and other related talent plans designed to ensure we have the talent we need to deliver results both now and in the future. Additionally, we regularly evaluate our total rewards offerings to ensure that our total compensation and benefits packages are aligned with our business strategy and organizational culture. We strive to create a culture where recognition is ingrained, including utilization of an enterprise reward and recognition program that incentivizes the results and behaviors of our employees and their impacts on our teams and business.

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COMMITTEES

Meetings and Committees of the Board
Our Board of Directors has four standing committees, the Audit, Compensation and Human Resources, Governance, and Sustainability Committees. Each member of these committees (other than Mr. Barry who serves only on the Sustainability Committee) is independent, as defined for members of the respective committee in the listing standards of the NYSE and Quaker Houghton’s Corporate Governance Guidelines. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Board has affirmatively determined that five out of six members of the Audit Committee, including its current Chair, Fay West, meet the criteria for an “audit committee financial expert” as defined by the SEC and that Jeffry D. Frisby, although not currently a member of the Audit Committee, also meets the financial expert criteria. The Board of Directors has adopted a charter for each of these committees. Each committee reports its actions to the full Board at the Board’s next regular meeting. A summary of the principal duties of each committee follows the table below.

Committee Membership and Meetings Held in 2024
Name	Audit	Compensation and Human Resources	Governance	Sustainability
Nandita Bakhshi(1)	X			X
Michael F. Barry				X
Mark A. Douglas			CHAIR	X
Lucrèce Foufopoulos-De Ridder(2)		X		X
Jeffry D. Frisby		X		CHAIR
Charlotte C. Henry	X		X
Sanjay Hinduja			X
William H. Osborne	X	CHAIR
Ramaswami Seshasayee	X	X
Russell R. Shaller	X	X
Michael J. Shannon(3)				CHAIR
Fay West	CHAIR		X
Number of Meetings in 2024(4)	6	5	3	4
X Member. Each of the individuals listed in the table above held the committee memberships indicated throughout 2024, unless otherwise indicated.
1.Ms. Bakhshi was appointed as a director on July 31, 2024. She was also appointed to the Audit and Sustainability Committees on July 31, 2024.
2.Ms. Foufopoulos-De Ridder was appointed as a director on July 31, 2024. She was also appointed to the Compensation and Human Resources and Sustainability Committees on July 31, 2024.
3.Director, committee member and Chair until May 8, 2024.
4.The Board of Directors held five regular meetings and two special meetings in 2024. Each director attended, in person or by teleconference, at least 75% of (1) the total number of required board meetings in 2024 during the period for which such director was in office and (2) meetings held by all committee(s) on which that person served during 2024, except for Mr. Seshasayee who attended less than 75% of the required meetings due to a temporary illness. Mr. Seshasayee was briefed in detail on all matters covered during the meetings, which included receipt and discussion of presentation materials provided to the full Board of Directors at each meeting. All directors are expected to attend meetings of the Board and Committees upon which they serve absent a compelling reason.
Time is regularly scheduled at each regular meeting for the non-employee directors to meet as a separate group. Consistent with NYSE requirements, to the extent any non-employee director is not independent, the independent directors also meet at least once a year in executive session including only independent directors. The Chairman acts as chairperson during the executive and non-management executive sessions and the Lead Director acts as chairperson during the executive session of independent directors.
Quaker Houghton does not have a formal policy regarding attendance by members of the Board at its annual meeting of shareholders, but all directors are encouraged to attend. All of the directors serving at that time attended the 2024 annual meeting of shareholders, except for Ramaswami Seshasayee.

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COMMITTEES

Audit Committee:
•Engages the independent registered public accounting firm and approves all audit and non-audit fees.
•Reviews and discusses with management and the independent registered public accounting firm the earnings press releases and the annual and quarterly financial statements, including disclosures in the Company’s SEC Reports under Management’s Discussion and Analysis of Financial Condition and Results of Operations.
•Discusses with management and the independent registered public accounting firm any audit concerns or difficulties and management’s response.
•Reviews the Company’s financial reporting and accounting standards and principles as well as material changes to the accounting policy and financial reporting practices.
•Reviews and approves related party transactions.
•Oversees the internal controls over financial reporting and internal audit programs, including to review the results of the annual Sarbanes-Oxley Act scoping assessment and final summary of aggregate deficiencies.
•Reviews the internal audit plan and discusses with the internal auditor and the independent registered public accounting firm their assessment of the effectiveness of Quaker Houghton’s internal controls.
•Reviews the experience and qualifications of the senior members of the internal auditor and the quality control procedures of the auditor and sets policies for the hiring of employees from the independent accounting firm.
•Oversees the handling of matters relating to compliance with law and ethics, including adherence to the standards of business conduct and ethics required by Quaker Houghton’s policies.
•Provides oversight to the Chief Financial Officer and Risk Manager on matters relating to risk management generally.
•Provides oversight of IT and cybersecurity activities and programs.
•Reviews the Company’s treasury management activities related to capital structure, liquidity, investment, financial instruments, debt, regulatory compliance, and related policies, specifically including share re-purchase program, dividends, cash repatriation and other key transactions affecting the Company’s financial statements.
•Reviews the Company’s current and planned hedging activities inclusive of hedging policies.
Compensation and Human Resources Committee:
•Reviews the Company’s total rewards and human capital programs to ensure alignment with business strategy, Company culture and diversity and inclusion philosophy. Provides recommendations to the Board.
•Collaborates to align strategic initiatives with all Board appointed committees.
•Reviews and approves matters affecting compensation of the CEO and the Company’s officers including annual, short-term and long-term incentive programs, performance targets and achievements against objectives, and to make recommendations to the Board regarding the CEO’s compensation.
•Reviews and approves the design and structure of incentive-based compensation plans and equity-based plans.
•Reviews and approves any severance arrangements, change-in-control agreements, equity awards, or special or supplemental benefits in relation to an employment agreement for executives and to make recommendations to the Board regarding the CEO.
•Reviews and discusses with management disclosures under the Compensation Discussion and Analysis section of this proxy statement and makes recommendations to the Board for inclusion of the Compensation Discussion and Analysis section in this proxy statement and the Company’s Annual Report on Form 10-K.
•In consultation with management, oversee regulatory compliance with respect to executive compensation matters, including overseeing the Company’s policies on structuring compensation programs to pursue tax deductibility and, as and when required, establish performance goals and certify the attainment of such goals.
•Assures that the Board reviews annual executive succession planning with management.

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COMMITTEES

Governance Committee:
•Evaluates the size and composition of the Board and recommends changes as appropriate.
•Reviews and recommends nominees for election as directors, including persons recommended by shareholders.
•Assess whether a director’s acceptance of a board position at another company would adversely affect the director’s service on the Board and communicate that determination to the director.
•Reviews the Board’s committee structure and recommends directors to serve as members of each committee.
•Reviews and makes recommendations to the Board with respect to the compensation of the Company’s directors.
•Develops and reviews annually Quaker Houghton’s Corporate Governance Guidelines.
•Conducts an annual performance evaluation of the Board and ensures each Board committee conducts its own annual self-evaluation.
•Reviews and approves related party transactions and similar transactions and establishes policies and procedures for such transactions.
Sustainability Committee:
•Evaluates and advises the Board and the Company on the Company’s safety, environmental and sustainability programs.
•Reviews these programs (objectives, plans and performance) and recommends actions, as necessary, to ensure continuous performance improvement and alignment with internal and external expectations and business strategy.
•Monitors program goals in light of environmental and social trends and expectations.
•Evaluates employee occupational safety and health, process safety, and monitors environmental responsibility programs.
•Monitors the Company’s sustainability program, including program development and advancement, goals and objectives, and progress toward achieving those objectives.
•Reviews and advises on the Company’s policies and procedures relating to sustainability and social responsibility activities, including those pertaining to energy consumption, water usage, climate change, greenhouse gases and other emissions, waste disposal, recycling, and global social matters.
Our Board committees each operate under a charter that has been posted on the Company’s website at
https://www.quakerhoughton.com under the heading Investors/Corporate Governance.

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INTERLOCKS AND INSIDER PARTICIPATION

Compensation Committee Interlocks and Insider Participation
The individuals who served as members of the Compensation and Human Resources Committee at any time during the year ended December 31, 2024 were William H. Osborne (current Chair), Lucrèce Foufopoulos-De Ridder, Jeffry D. Frisby, Ramaswami Seshasayee and Russell R. Shaller, each of whom is an “independent” director under the rules of the NYSE and our Corporate Governance Guidelines. No member of the Compensation and Human Resources Committee was, during 2024, or had previously been, an officer or employee of Quaker Houghton or its subsidiaries nor had any material interest in a transaction with Quaker Houghton or a business relationship with, or any indebtedness to, Quaker Houghton, in each case that would require disclosure under applicable rules of the SEC. During 2024, no executive officer of Quaker Houghton served as a director or a member of the compensation committee of another company, one of whose executive officers served as a member of Quaker Houghton’s Board of Directors or Compensation and Human Resources Committee.

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PROPOSAL 2

Proposal 2 – Advisory Vote on Compensation of our Named Executive Officers
As required pursuant to Section 14A of the 1934 Act, our shareholders are being given the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather provide shareholder reaction to our overall executive compensation programs. At the 2023 annual meeting of shareholders, our shareholders voted on an advisory basis in favor of holding advisory votes on the Company’s executive compensation every year. Following that vote, the Board determined that the advisory vote on the Company’s executive compensation should be held every year. Accordingly, the Board asks that you indicate your support of the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis section and the accompanying compensation tables and other narrative disclosures contained in this proxy statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take these results into consideration when making future decisions regarding executive compensation for Quaker Houghton’s management team.
The Company has in the past sought and received approval from its shareholders regarding the incentive plans that are used to attract, motivate, retain and reward our executives. Those incentive plans, including the Annual Incentive Plan (the “AIP”) (formerly the “Global Annual Incentive Plan”) and the 2024 Long-Term Performance Incentive Plan (the “LTIP”), are a significant part of the compensation that the Company provides to its executives. Both the AIP and LTIP have been approved by the Company’s shareholders at previous annual shareholder meetings. We believe in continued active shareholder engagement, soliciting and responding to feedback to better understand our shareholders’ concerns and the issues on which they are focused. We will continue to ensure that we engage with shareholders as appropriate in the future.
Quaker Houghton compensates its executive officers through a total compensation program consisting of base salary, an annual cash incentive bonus, long-term incentive awards (which may be in the form of equity awards, cash payments or a combination), and a competitive benefits package as explained in this proxy statement. In the past, our shareholders have overwhelmingly approved, on a non-binding basis, the compensation of our Named Executive Officers. The Company’s executive team has continued to successfully lead the Company through a very challenging macroeconomic and geopolitical backdrop consisting of difficult and uneven end market activity which impacted our Company and our customers, foreign currency headwinds, the continued effects of the war in Ukraine, and other geopolitical events while continuing to outperform the market by earning new business with our customers globally and controlling costs. Despite the challenges, Quaker Houghton performed well in 2024, delivering full year net sales of $1.84 billion and diluted earnings per share of $6.51. The Company made meaningful progress in 2024 in managing items within our control, including advancing our enterprise strategy, further improving the profitability of the business, strengthening our financial profile, delivering strong operating cash flow and investing for future growth. Quaker Houghton is well positioned to capitalize on its strategic initiatives and continue to drive above market growth.
We believe that our executive compensation programs are structured to support our Company and our business objectives. Our compensation strategy provides opportunities for highly competitive levels of total compensation when merited by performance; creates incentives to perform over a multi-year period; and aligns interests of the management team with those of our shareholders. Our Compensation and Human Resources Committee works closely with members of management in developing the compensation programs for the Company and reviews studies and analyses provided by outside consultants on compensation trends and issues prior to taking or recommending actions on compensation matters.
We invite you to consider the details of our executive compensation programs by reviewing the Compensation Discussion and Analysis section of this proxy statement, as well as the accompanying compensation tables and narrative disclosures.
The Board has approved a frequency period of every year for non-binding shareholder votes on compensation of our Named Executive Officers. As a result, the next such vote will be held at the Company’s 2026 annual meeting.
The Board of Directors recommends that you vote “FOR” approval, on a non-binding basis, of the Company’s compensation of our Named Executive Officers as described in this proxy statement.

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EXECUTIVE COMPENSATION

Executive Compensation
Compensation Discussion and Analysis
Introduction
The purpose of this Compensation Discussion and Analysis section is to explain to shareholders and our other stakeholders how and why compensation decisions are made for our executive officers. Our Compensation and Human Resources Committee (the “Committee”) reviews and approves our executive compensation program. The following discussion and analysis describes the material elements of compensation awarded to, earned by or paid to our executive officers, including our named executive officers (our “NEOs” or “Named Executive Officers”), during fiscal year 2024. Our
NEOs are determined in accordance with SEC rules. For fiscal 2024, our NEOs were:

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary
The Company is engaged in highly specialized businesses with a broad global footprint, requiring a management team with unique skills and knowledge. The Committee believes that our total rewards programs must be competitive to attract and retain high-performing executives with the requisite skill set and performance orientation and has implemented executive compensation programs designed to incentivize high performance. We compensate our executive officers (including our NEOs) through a total compensation package that for 2024, consisted of a mix of base salary, an annual cash incentive bonus under our Annual Incentive Plan (the “AIP”), long-term equity award incentives under our long-term performance incentive plan (the “LTIP”) and a competitive benefits package comprising of medical, life, disability and retirement components using both qualified and non-qualified programs, where appropriate.
CEO Succession and Other Leadership Changes
Mr. Tometich’s tenure as our CEO and President and as a member of our Board ended on November 18, 2024. Mr. Berquist assumed the role of CEO and President on November 18, 2024 and became a member of our Board at that time. Before becoming CEO and President, Mr. Berquist served as our Executive Vice President, Chief Commercial Officer since January 2023. In connection with this CEO succession, we entered into an employment agreement with Mr. Berquist on November 18, 2024 and a separation agreement with Mr. Tometich on December 5, 2024. The details of these agreements are set forth under the caption “Mr. Tometich’s Employment Agreement and Separation Agreement” and “Mr. Berquist’s Employment Agreement” in this proxy statement.
Mr. Hostetter’s tenure as our CFO ended on June 7, 2024. Mr. Coler assumed the role of CFO on June 10, 2024. In connection with this CFO succession, we entered into an employment agreement with Mr. Coler on May 6, 2024 and a separation agreement with Mr. Hostetter dated June 2, 2024. The details of these agreements are set forth under the caption “Mr. Hostetter’s Severance Arrangement” in this proxy statement.
Ms. Leneis’ tenure as our Executive Vice President, Chief Human Resources Officer ended on December 2, 2024. We entered into a separation agreement with Ms. Leneis dated January 6, 2025. The details of this agreement are set forth under the caption “Ms. Leneis’ Severance Arrangement” in this proxy statement.
Fiscal Year 2024 Business Results
In 2024, our executive team successfully managed the Company through a very challenging macroeconomic and geopolitical backdrop consisting of difficult and uneven end market activity which impacted our Company and our customers, while continuing to outperform the market by earning new business with our customers globally and controlling costs. Our results were driven primarily by a decrease in selling price and product mix of approximately 4%, a decrease in sales volumes of approximately 2%, an unfavorable impact from foreign currency translation of approximately 1%, partially offset by an increase in sales from acquisitions of approximately 1%. The decrease in selling price and product mix was attributable to the impact of our index-based customer contracts and the impact of mix of products and services. The decline in sales volumes was primarily a result of continuation of soft end market conditions compared to the prior year in the Americas and Europe, Middle East and Africa (“EMEA”) segments, partially offset by an increase in sales volumes in the Asia/Pacific segment, continued business wins across all segments and a contribution from acquisitions in the EMEA and Asia/Pacific segments.
2024 results include:
•Net sales of $1.84 billion.
•Earnings per diluted share and non-GAAP earnings per diluted share of $6.51 and $7.44, respectively, for 2024, compared to $6.26 and $7.65, respectively, for 2023, despite the macroeconomic backdrop referenced above.
•Delivered full year 2024 net income of $116.6 million, full year non-GAAP net income of $133.5 million, full year adjusted EBITDA of $310.9 million and positive full year operating cash flow of $204.6 million.
In this Compensation Discussion and Analysis, we refer to adjusted EBITDA, non-GAAP earnings per share, adjusted net income and net leverage, which are non-GAAP financial measures. A full discussion of our use of non-GAAP financial measures to enhance a reader’s understanding of the financial performance of the Company, and a reconciliation of these measures to the GAAP measures can be found on pages 30 to 34 in “Non-GAAP Measures” of Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 provided with this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2024 Executive Compensation Highlights
Highlights of our fiscal year 2024 executive compensation program include the following:
•Pay-for-Performance. A significant portion of the compensation for each of our NEOs is tied to Company performance against objectives set by the Committee. As a group, approximately 65% of the target total compensation for our NEOs other than our former and current CEOs (base salary, target annual incentive and long-term equity awards) is provided in the form of variable, at-risk compensation. For our former and current CEOs, this percentage is 82% and 79%, respectively.
•Fiscal Year 2024 Annual Incentive Plan. We established rigorous financial and strategic objectives tied to our Company priorities and the external market, as approved by our Board. Based on performance relative to those objectives, the average aggregate payout under the AIP for 2024 was approximately 70% of target for the NEOs other than the former and current CEOs, and 68% and 77% of target for the former and current CEOs, respectively.
•Equity Incentive Awards. The long-term incentive compensation for our executive officers consists of performance stock units (“PSUs”) and time-based restricted stock units (“RSUs”), balancing pay-for-performance with executive retention. The Committee ties a majority of awards to performance through PSUs, which vest based on relative total shareholder return and return on invested capital, while RSUs foster retention of executive officers.
•Market-based Approach to Establishing Compensation. As a reference point in making executive compensation decisions, the Committee uses a blend of Peer Group (as defined below) compensation data and broader group data provided by the Committee’s independent compensation consultant. For fiscal 2024, the Peer Group consisted of 16 companies of comparable size (revenue and market capitalization) and business profile (primarily specialty chemicals).
•Shareholder Advisory Vote on Executive Compensation. At our annual meeting of shareholders held in May 2024, we held an advisory vote on executive compensation. Approximately 97% of our shareholders that voted on this proposal approved the compensation of our NEOs as disclosed in the proxy statement for that meeting. The Committee reviewed these final vote results and determined that, given the level of support, no material changes to our executive compensation policies and programs were necessary as a result of the advisory vote on executive compensation.

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Executive Compensation Governance Highlights
We believe that the following executive compensation-related practices, which were in effect during fiscal 2024, serve our shareholders’ long-term interests:

What We Do		What We Don’t Do
☑	Link executive pay to performance through our annual and long-term incentive plans	☒	Provide tax gross-ups
☑	Structure a significant portion of pay opportunities in the form of “at-risk” performance-based compensation	☒	Provide single-trigger equity acceleration upon a change in control
☑	Maintain robust stock ownership guidelines applicable to executive officers and directors	☒	Provide excessive perquisites
☑	Conduct an annual say-on-pay vote	☒	Offer single-trigger change of control severance payments (our arrangements are double-trigger)
☑	Maintain a compensation recoupment policy	☒	Allow backdating or repricing of stock options
☑	Retain an independent compensation consultant	☒	Offer supplemental executive retirement plans
☑	Periodically conduct a compensation risk review	☒	Permit hedging and pledging transactions by directors or executive officers
		☒	Adopt pay policies or practices that pose material adverse risk to the Company
		☒	Provide guaranteed bonuses
General Philosophy
Our compensation philosophy focuses on aligning the financial interests of our executive officers with those of our shareholders. Generally, this is accomplished by placing a significant portion of our executive officers’ total compensation “at risk,” while providing overall compensation opportunities that are comparable to market levels. We provide our executive officers with a total target compensation opportunity, including cash and equity elements, at levels competitive with those provided by comparable companies and within the middle range of comparative pay at peer and surveyed companies. Together, we believe these elements provide a balanced focus on both short- and long-term goals, while motivating and rewarding executives for achieving financial and strategic objectives.
Quaker Houghton, like many companies of similar size, relies on a small group of leaders who have the requisite skills and knowledge to enable us to achieve our business strategies, operate as a globally integrated whole and deliver value to our shareholders. To attract and retain talented senior level managers, we have adopted a compensation approach that:
•provides opportunities for competitive levels of total compensation when merited by performance;
•creates incentives to perform over a multiple-year period; and
•aligns interests of the management team with those of our shareholders.

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COMPENSATION DISCUSSION AND ANALYSIS

Our incentive compensation program design focuses on the following objectives:

Alignment	Attraction & Retention	Line of Sight
•Compensation that is directly aligned with shareholder value creation, and with driving company and individual performance
•Allowing participants to share in the successes and failures of the organization
•Encouraging desired behaviors
•Providing competitive total compensation opportunities •Providing compensation that holds value •Providing flexibility to reward “star” performers
•Providing a clear path between the company’s strategic objectives and the ability for the participant to play a role in achieving them

•Empowering participants by using compensation performance metrics that are within their control to achieve

2024 Pay Mix
The charts below illustrate the 2024 pay mix and the target total direct compensation components for Messrs. Berquist (reflective of his non-CEO NEO position for the majority of 2024) and Tometich and our other NEOs:
Shareholder Participation
We have sought and have received approval from our shareholders for long-term incentive plans that we use to attract, motivate, retain and reward our executives.
The Committee regularly reviews our executive compensation programs to ensure they achieve the desired goals of aligning our compensation practices to performance and pay practices in our industry to achieve sustainable shareholder value creation. In the first quarter of 2024, the Committee determined that the Company’s current compensation programs are not likely to encourage excessive risk-taking. In reaching that conclusion, the Committee considered key design elements of our compensation programs, including that they:
i.employ a balanced mix of components of salary and annual and long-term incentives that are not overly weighted to short-term incentives,
ii.use multiple performance factors preventing an overemphasis on any one metric,
iii.are measured against peers to ensure that they are competitive and reasonable, and

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iv.provide incentive awards that are capped at 200% of target.
For more information about the Committee’s risk assessment process, please refer to the section titled “Compensation Policies and Practices - Risk Assessment.”
In addition, at the Company’s 2024 annual meeting of shareholders, the shareholders overwhelmingly voted, on an advisory basis, to approve the Company’s compensation of our Named Executive Officers. Given the significant level of support received in the recent 2024 advisory vote, the Board of Directors and Committee have not made any material changes to our executive compensation policies since that time.
Our Compensation Process
Administrative Practices
The Committee is responsible for overseeing and developing the total rewards and human capital programs for the Company. Consistent with its charter, the Committee currently is composed solely of five “independent” members of our Board under our Corporate Governance Guidelines and the listing standards of the NYSE, Jeffry D. Frisby, Lucrèce Foufopoulos-De Ridder, William H. Osborne (Chair), Ramaswami Seshasayee and Russell R. Shaller. The Committee’s responsibilities include the evaluation of, approval of, and/or recommendation to Quaker Houghton’s Board with respect to the plans, policies and programs related to the compensation of the Company’s executive officers and, in the Committee’s discretion, employing an outside compensation consultant. In fulfilling its duties, the Committee considers the recommendations of the CEO as it relates to the compensation of the other executive officers and works closely with members of management, including the CEO who provides the necessary information. The Committee also coordinates with its outside consultant(s), when appropriate, to ensure that the Committee is sufficiently informed when taking or recommending action on compensation matters. As discussed below, the Committee considers benchmarking data before making decisions. The Committee’s charter describes in full the Committee’s authority, responsibilities and specific powers and can be accessed on the Company’s website at https://www.quakerhoughton.com under the heading Investors/Corporate Governance.
The compensation of certain executive officers over the $1 million limit is nondeductible (subject to exceptions for certain grandfathered arrangements). Compensation paid to certain executive officers exceeded the Section 162(m) limitation and a portion of this compensation is not deductible by Quaker Houghton.
Compensation Consultant
The Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. To assist Quaker Houghton in establishing a total direct compensation package comprising base salary, an annual cash incentive bonus and long-term incentives, the Committee formerly engaged Willis Towers Watson (“WTW”) as an independent consultant on compensation issues. The Committee changed its independent compensation consultant in March 2024, engaging Meridian Compensation Partners (“Meridian”), one of the largest independent executive compensation advisory firms with expertise in compensation program design, research and competitive market intelligence and executive pay and governance matters, as an independent consultant on compensation matters; however, WTW still provides benchmarking data to the Company. Management had no role in selecting the Committee’s compensation consultant. During the partial year in which WTW was engaged as independent compensation consultant, and the balance of the year when Meridian was engaged as independent compensation consultant, each reported directly to the Committee. In addition, in 2024, Meridian has, from time to time, provided the Committee with executive compensation studies and analyses, as well as benchmarking data and counsel on compensation issues as needed or desired. In 2024, Meridian provided services to the Committee related to the appointment of Mr. Berquist as our new CEO.
The Committee has assessed the independence of WTW and Meridian pursuant to SEC rules and concluded that WTW’s and Meridian’s work for the Committee (and the work for the Company as referenced above) do not raise any conflict of interest.
Benchmarking Data
Due to our size and the diversity of our businesses around the world, we have not identified one specific peer group that is appropriate to use in defining market total direct compensation for our executive officers. Our primary benchmarks for 2024 total direct compensation for our executive officers were derived from compensation information and executive compensation surveys provided by WTW that included a blend of Peer Group (as defined below) and broader group compensation data. The Peer Group includes companies in the chemicals industry of similar size (as measured by revenue and market capitalization). This peer group includes the following 16 companies (the “Peer Group”):

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COMPENSATION DISCUSSION AND ANALYSIS

Peer Group Companies(1)
Ashland Inc. (ASH)	Ingevity Corporation (NGVT)
Avient Corporation (AVNT)	Innospec Inc. (IOSP)
Axalta Coating Systems Ltd. (AXTA)	Koppers Holdings Inc. (KOP)
Balchem Corporation (BCPC)	Minerals Technologies Inc. (MTX)
Cabot Corporation (CBT)	NewMarket Corporation (NEU)
Element Solutions Inc (ESI)	Rayonier Advanced Materials Inc. (RYAM)
Ecovyst Inc. (ECVT)	Sensient Technologies Corporation (SXT)
H.B. Fuller Company (FUL)	Stepan Company (SCL)
1.In 2023, we made the following changes to the peer group for use in benchmarking executive compensation in 2024:
•removed Diversey Holdings, Ltd. and GCP Applied Technologies, Inc.
•added Cabot Corporation, Ecovyst Inc. and Koppers Holdings Inc.
These peer company changes were made to address the loss of two companies due to M&A activity, as well as the addition of three comparable companies to ensure the peer group remains balanced. We generally aim to benchmark total direct compensation, on average, to a range around the market 50th percentiles of this Peer Group. We believe the philosophy of targeting total direct compensation, on average, to a range around the market 50th percentiles reduces the possibility of excessive risk taking on the part of executives in order to achieve performance targets at the maximum levels. This approach is the starting point as other factors are taken into consideration in establishing target pay opportunities, including experience, breadth of responsibilities, tenure in the position, succession planning considerations, overall individual performance and internal equity. We do not assign a particular weight to any of these factors, and the Committee exercises its discretion in the weight it assigns to this data in making individual compensation decisions.
Our Compensation Program
The Committee, in seeking to ensure the appropriate focus on performance and risk, has developed, in consultation with its independent compensation consultant, guidelines for executive officers for allocating the desired total direct compensation among base salary, an annual cash incentive bonus and long-term incentives. As a general philosophy, these guidelines provide that the higher the position within management the more the executive’s total compensation is dependent on incentive pay and the more the executive’s incentive pay is equity-based and long-term oriented. This design aims to better align senior executives’ compensation with the long-term success of the Company and with the interests of shareholders. These guidelines are reviewed regularly to ensure their marketplace competitiveness.

Pay Element	Objectives	Features
Base Salary	Provide a fixed level of cash compensation for performing day-to-day responsibilities	Based on the individual’s role, duties, responsibilities and experience, and our financial results
Annual Incentive Plan (AIP)	Reward achievement of short-term financial, strategic and individual performance goals	Cash payments based on achievement of our; (1) Adjusted EBITDA, (2) New Business Wins, and (3) ESG: Safety performance goals. Individual performance is also considered an important component
Long-Term Performance Incentive Plan (LTIP)	Align management interests with those of shareholders, encourage retention and reward long-term Company performance
Consists of:
•60% performance-based share units, based on equal parts;
(1) relative total shareholder return, and
(2) adjusted return on invested capital
•40% time-based RSUs, vesting ratably over a three-year period

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Base Salary
Each year, the Committee reviews the base salaries of our executive officers. The Committee’s final determination of base salary levels is based on a number of factors, including market data reported by its independent consultant, specific position responsibilities and scope, experience and tenure, current job performance and Quaker Houghton’s overall financial results. A Named Executive Officer’s performance and achievement of individual goals established by the Committee are taken into consideration for salary determinations. Based on its analysis of all of the factors referenced above, in 2024, the Committee approved salary increases for each of the Named Executive Officers, effective March 1, 2024. Messrs. Berquist’s and Tometich’s salary is described below under the heading “Chief Executive Officer Compensation.” The other Named Executive Officers’ base salary increases, and total base salary received for 2024 are described in the table below:

Named Executive Officer	Initial 2024 Base Salary Rate ($)	New 2024 Base Salary Rate ($)	2024 Year-End Total Base Salary Received ($)
Thomas Coler(1)	515,000	N/A	277,308
Shane W. Hostetter(2)	455,000	495,000	249,481
Jeewat Bijlani	500,000	515,000	512,173
Jeffrey Fleck	445,000	455,000	453,115
Melissa Leneis(3)	485,000	500,000	468,327
Robert T. Traub	440,000	455,000	452,173
1.Mr. Coler was appointed as CFO on June 10, 2024 and, as such, his salary remained consistent for 2024. The 2024 Year-End Total Base Salary Received column reflects salary paid to Mr. Coler from June 10, 2024 through December 31, 2024.
2.Mr. Hostetter’s role as CFO ended on June 7, 2024 and his employment with the Company ended on June 28, 2024. The 2024 Year-End Total Base Salary Received column reflects salary paid to Mr. Hostetter from January 1, 2024 through June 28, 2024.
3.Ms. Leneis’ employment with the Company ended on December 2, 2024. The 2024 Year-End Total Base Salary Received column reflects salary paid to Ms. Leneis from January 1, 2024 through December 2, 2024.
Annual Incentive Plan (AIP)
The AIP is intended to provide an opportunity to receive annual incentive bonuses based on the achievement of pre-established goals. We re-evaluate the terms of our AIP each year and adjust as needed to ensure that we are appropriately incentivizing our current objectives. Through our 2024 AIP, we provided short-term cash compensation that is at risk and subject to achievement of designated performance goals. All AIP bonuses are subject to the discretion of the Committee.
We designed the AIP to:
•align rewards with the business strategy and culture of Quaker Houghton, putting emphasis on individual, team and company contributions;
•increase the transparency of how rewards are calculated; and
•allow flexibility for Company functions and business units to align.
Each NEO’s 2024 AIP target opportunity was expressed as a percentage of the NEO’s base salary and varied based on the NEO’s position and level of responsibilities, as set forth in the table below. Based on performance achievement, the NEOs could earn between 0% and 200% of their 2024 AIP target opportunities.

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COMPENSATION DISCUSSION AND ANALYSIS

Name	2024 Base Salary Level ($)	2024 AIP Target (% of Base Salary)	2024 AIP Payout Range (% of 2024 AIP Target)	2024 AIP Target Award ($)	Actual 2024 AIP Award ($)
Joseph A. Berquist	555,000	65%(1)	0-200%	360,750	276,425
Andrew E. Tometich(2)	930,000	100%	0-200%	930,000	628,661
Thomas Coler	515,000	65%	0-200%	334,750	256,502
Shane W. Hostetter(2)	495,000	65%	0-200%	321,750	120,906
Jeewat Bijlani	515,000	65%	0-200%	334,750	256,502
Jeffrey Fleck	455,000	55%	0-200%	250,250	201,342
Melissa Leneis(2)	500,000	65%	0-200%	325,000	228,619
Robert T. Traub	455,000	55%	0-200%	250,250	201,342
1.For 2024, Mr. Berquist’s AIP target award opportunity is calculated using his initial 2024 base salary rate, with a target of 65% of such base salary. In connection with his appointment as Chief Executive Officer and President, his 2025 AIP target award opportunity will increase to 100% of base salary.
2.Pursuant to the 2024 AIP, Messrs. Hostetter and Tometich and Ms. Leneis remained eligible to receive a prorated payout of their 2024 AIP bonus award, based on actual performance, each with an individual performance component deemed to be 100%.
Overview of AIP Performance Metrics
The AIP is comprised of financial and strategic objectives tied to our Company priorities and the external market, including adjusted EBITDA, new business wins, and ESG safety performance goals. In addition to these performance metrics, individual performance is accounted for using a multiplicative modifier, with payout aligned to performance rating, and an individual payout maximum of 200% of target.

2024 AIP Performance Metrics
Award Measure	Weight	Award Parameters as a % of Goal Board Discretion to pay between 0-200% of Target
Metric	By Metric	Minimum Threshold Performance Payout 50% of Target	Target Performance Payout 100%	Maximum Performance Payout 200% of Target
Adjusted EBITDA	60%	$320m	$340m	$375m
New Business	25%	2%	3%	4%
ESG: Safety (TRIR)	15%	0.37	0.35	0.33
Total	100%
Individual Performance will be applied as a multiplicative modifier, with payout aligned to performance rating, and an individual payout maximum of 200% of target.
The Committee added a provision to the 2025 AIP that in the event Adjusted EBITDA does not meet or exceed the threshold performance goal for the year, payouts for all other measures under the 2025 AIP are capped at target. This change will ensure that future AIP payouts are appropriately aligned with Quaker Houghton’s profitability for the year and strengthen the relationship between pay and performance.
Adjusted EBITDA
The Company’s adjusted EBITDA goal applies to all AIP participants. “Adjusted EBITDA” for purposes of the AIP is calculated as net income attributable to the Company before depreciation and amortization, interest expense, net, and taxes on income before equity in net income of associated companies, plus or minus certain items that are not indicative of future operating performance or not considered core or recurring to the Company’s ongoing operations. The Committee believes this financial measure provides transparent and useful information and is widely used by investors, analysts, and peers in our industry, as well as by management in understanding and assessing the operating performance of the Company on a consistent basis. Financial goals are determined at the beginning of the year based on the budget for the coming year with the target performance goal set at or around budgeted consolidated adjusted EBITDA.

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For 2024, adjusted EBITDA was established at three levels with payout as follows.

Award Parameters		Payout
Minimum Threshold Performance	$320m	If adjusted EBITDA is less than minimum threshold; payout will be 0% If adjusted EBITDA is at minimum threshold; payout will be 50% of Target
Target Performance	$340m	If adjusted EBITDA is at Target; payout will be 100% of Target
Maximum Performance	$375m	If adjusted EBITDA is at or above maximum; payout will be 200% of Target
Note: Straight line interpolation is used for measuring achievement between threshold and target and between target and maximum performance goals.
For 2024, the Committee determined that adjusted EBITDA was $310.9 million and accordingly, no payout was earned for this metric. A full discussion of our use of non-GAAP financial measures to enhance a reader’s understanding of the financial performance of the Company, and a reconciliation of these measures to the GAAP measures can be found on pages 30 to 34 in “non-GAAP Measures” of Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 provided with this proxy statement.
New Business Wins
The Company’s New Business Wins (“NBW”) goal applies to all AIP participants. This financial measure is calculated as total sales from newly acquired customer business (new customers or new products sold that we did not sell to that customer before) globally divided by total sales over a specified performance period. Target level for NBW percentage for 2024 was established at three levels with target performance at 3%. Payout is awarded as follows:

Award Parameters		Payout
Minimum Threshold Performance	2%	If actual NBW is less than minimum threshold; payout will be 0% of Target If actual NBW is at minimum threshold; payout will be 50% of Target
Target Performance	3%	If actual NBW is at Target; payout will be 100% of Target
Maximum Performance	4%	If actual NBW is at or above maximum; payout will be 200% of Target
Note: Straight line interpolation is used for measuring achievement between threshold and target and between target and maximum performance goals.
For 2024, the Committee determined that new business wins were 6.8% and accordingly, 200% of target was earned for this metric.
ESG: Safety Performance
The Company’s ESG: Safety goal applies to all AIP participants. This measure is calculated as the total recordable incident rate (“TRIR”) divided by occupational illnesses and injuries (“OII”). The Company sets award parameters to drive continuous improvement year over year in safety performance by using industry benchmarks such as the American Chemistry Council and comparable like-minded global chemical companies. OII is defined as the number of employees per 100 full-time employees who have been involved in a recordable illness or injury.

Award Parameters		Payout
Minimum Threshold OII/TRIR	0.37	If OII/TRIR is at minimum threshold; payout will be 50% of Target
Target OII/TRIR	0.35	If OII/TRIR is at Target; payout will be 100% of Target
Maximum OII/TRIR	0.33	If actual OII/TRIR is at or above maximum; payout will be 200% of Target
Note: Straight line interpolation is used for measuring achievement between threshold and target and between target and maximum performance goals.

For 2024, the Company targeted having an overall OII rate of 0.35 and achieved a result between Target and Maximum globally by achieving an OII rate of 0.3345, and accordingly, 178% of Target was earned for this metric.
2024 Individual Performance Modifier
The Company’s individual performance modifier applies to all AIP participants based on each individual’s performance rating. The individual performance element of the AIP ensures that participants are measured both for the achievement of our annual enterprise goals and their own performance. This metric is based on an individual year-end performance review rating, as shown in the chart below. Once the business performance is calculated that amount is multiplied by a percentage (with a payout maximum of 200% of target) as determined by the individual’s rating to calculate final payout. As a multiplicative modifier, a greater emphasis on pay for performance is demonstrated in the payout of the AIP.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Rating	Individual Performance Modifier
Outstanding	110%
Very Successful	105%
Successful	100%
Needs Improvement	40%
Unsatisfactory	0%
Payout for 2024
As discussed above, in 2024, the Company did not meet the adjusted EBITDA performance metric but exceeded the NBW and safety performance targets listed above. As a result, AIP plan participants achieved a percentage of their target AIP award opportunity based on their regional role noted below:

Region	Percentage of AIP Target
Global	77%
Americas	77%
EMEA	77%
APAC	77%
The Named Executive Officers earned an award between 77% and 80% of their target award opportunity, based on 2024 AIP results as noted above and their individual performance modifiers. The 2024 AIP target and maximum incentive opportunity and AIP bonuses awarded and paid are noted below:

Name	Target and Maximum Incentive Opportunities as a Percentage of Base Salary	AIP Bonus Awarded ($)	Percentage of Target AIP Bonus Achieved
Joseph A. Berquist	65-130%	276,425	77%
Andrew E. Tometich	100-200%	628,661 (1)	77%
Thomas Coler	65-130%	256,502	77%
Shane W. Hostetter	65-130%	120,906 (2)	77%
Jeewat Bijlani	65-130%	256,502	77%
Jeffrey Fleck	55-110%	201,342	80%
Melissa Leneis	65-130%	228,619 (3)	77%
Robert T. Traub	55-110%	201,342	80%
1.Mr. Tometich’s AIP bonus was paid based on company performance achieved and an individual performance modifier of 100% on a prorated basis due to his departure as of November 18, 2024.
2.Mr. Hostetter’s AIP bonus was paid based on company performance achieved and an individual performance modifier of 100% on a prorated basis due to his departure as of June 28, 2024.
3.Ms. Leneis’ AIP bonus was paid based on company performance achieved and an individual performance modifier of 100% on a prorated basis due to her departure as of December 2, 2024.
Bonuses under the AIP are paid in cash.
Long-Term Incentives
At the Company’s 2024 annual meeting of shareholders, the shareholders approved an amendment and restatement of the LTIP. The LTIP is intended to assist us in attracting, retaining and motivating employees, non-employee directors and consultants through the use of equity-based compensation that rewards long-term performance. The Committee believes that stock ownership by management and equity-based performance compensation arrangements are useful tools to align the interests of management with those of our shareholders and long-term performance of the Company.
In 2024, the Committee reviewed current trends in long-term compensation practices with its independent compensation consultant. The most recent review confirmed that our practices were generally consistent with those of other public companies and are as follows:

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•Provide two types of awards (PSUs and RSUs) to senior executives, including the Named Executive Officers, with a higher weight of PSUs than RSUs for the Named Executive Officers.
•The PSU portion of the Company’s 2024 LTIP is performance-based. The performance criteria for the PSU is comprised of two metrics: (1) relative total shareholder return (“RTSR”) over the applicable period as compared to the S&P 1500 Chemicals Group and (2) three-year average adjusted return on invested capital (“ROIC”).
•The RSUs are time-based with ratable vesting over a three-year period assuming continued employment of the grantee. These RSUs are eligible for dividend equivalent rights when the Company pays a dividend to holders of Common Stock generally, subject to the same terms and conditions as the RSUs to which the dividend equivalent rights relate.
Additionally, the Committee approved a change in the vesting methodology calculation for the 2024 PSU awards. Instead of being 100% based on 3-year cumulative RTSR performance, each metric is now measured for both cumulative performance and continuous improvement over the three-year performance period. For each metric, a 25% weighting will be used every year for the first three years (e.g., 2024, 2025 and 2026), plus a 25% cumulative weighting for the full performance period (e.g., 2024 through 2026). This methodology accounts for potential stock volatility with future payout calculations. The final value of the PSUs will be determined at the conclusion of the 3-year performance period.
LTIP Components

Award Type	Allocation Percentage	Period
PSUs	60%	3-year performance period with two performance metrics: RTSR and three-year average adjusted ROIC
RSUs	40%	3-year ratable vesting
Total	100%
Performance Stock Unit (PSU) Metrics Overview

PSU Award Measure	Weighting	Award Parameters as a % of Goal			Summary
Metric	By Metric	Minimum Threshold Performance and Payout	Target Performance and Payout	Maximum Performance and Payout	Notes/Comments
RTSR(1)	50%	25th Percentile	50th Percentile	75th Percentile	•Performance period from January 1, 2024 through December 31, 2026 •25% weighting to each of the three years’ RTSR plus 25% weighting to three-year cumulative RTSR •PSUs capped at 200% of grant
		Payout: 50%	Payout: 100%	Payout: 200%
Adjusted ROIC(2)	50%	XX%(3)	XX%(3)	XX%(3)
•Performance period from January 1, 2024 through December 31, 2026
•ROIC metric introduces capital returns to long term compensation
•25% weighting to each of the three years’ ROIC plus 25% weighting to the three-year cumulative ROIC
•PSUs capped at 200% of grant

		Payout: 50%	Payout: 100%	Payout: 200%
Total	100%
1.RTSR is calculated by comparing the one-month average stock price at the end of the performance period, divided by the sum of (a) one-month average stock price at the beginning of the performance period, plus (b) any dividends paid over that period, against the S&P 1500 Chemicals Group total shareholder return.

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COMPENSATION DISCUSSION AND ANALYSIS

2.ROIC is calculated as the net operating profit after tax, divided by the average of the sum of (a) short-term debt, plus (b) long-term debt, plus (c) total equity.
3.Information with respect to performance targets for the ROIC metric during the pendency of the performance period is not considered material to an understanding of our compensation arrangements and is not addressed in this discussion because it represents confidential business or financial information that we do not otherwise disclose to the public. Disclosing this information could cause significant competitive harm to the Company. We believe our performance target for the ROIC metric was set at an appropriate level at the beginning of the performance period to be challenging, but sufficiently realistic to motivate the performance of our executive officers. We will disclose information with respect to the ROIC threshold, target and maximum payout opportunities, and the actual number of shares awarded, in our executive compensation disclosures with the SEC in the year following conclusion of the performance period.
LTIP Awards for 2024
In the first quarter of 2024, the Committee selected participants for the 2024-2026 performance period, including all of the Named Executive Officers then employed by the Company. The specific amount of each award was determined with reference to market data provided by WTW, as well as the relative position and role of each executive officer within the Quaker Houghton organizational structure, influence on long-term results, past practice, performance factors independent of the terms and amounts of awards previously granted and targets for the mix of compensation between base salary, annual and long-term incentives. The following PSU and RSU awards were granted to the NEOs in 2024.

Name	Target Number of PSUs	Number of RSUs	Percentage of Base Salary
Joseph A. Berquist	2,098	2,784(1)	126%
Andrew E. Tometich	9,742	6,494	349%
Thomas Coler	2,999	4,351(2)	243%
Shane W. Hostetter	1,678	1,119	113%
Jeewat Bijlani	1,948	2,584(3)	126%
Jeffrey Fleck	1,199	799	88%
Melissa Leneis	2,398	1,598	160%
Robert T. Traub	1,543	1,029	113%
1.Includes a one-time grant of 1,386 RSUs, intended to support retention and maintain leadership stability, that vest in three equal installments beginning on March 15, 2025, which is on the same schedule as the annual RSU awards.
2.Includes a one-time grant of 2,352 RSUs that vest 100% on June 15, 2026.
3.Includes a one-time grant of 1,286 RSUs, intended to support retention and maintain leadership stability, that vest in three equal installments beginning on March 15, 2025, which is on the same schedule as the annual RSU awards.
December 2024 LTIP Awards
In the fourth quarter of 2024, the Committee approved the grant of special LTIP awards to Messrs. Bijlani and Coler consisting of RSUs that are subject to a RTSR performance modifier (“Special Awards”). The Special Awards will cliff vest based on the executive’s continued service with the Company through the end of the 3-year performance period from December 15, 2024 through December 15, 2027. The number of RSUs eligible to vest at the end of the performance period will be 75% to 125% of the RSUs granted based on the RTSR performance modifier. If the RTSR achievement percentile is less than 25%, the Target RSUs will be reduced by 25%. If the RTSR achievement percentile is between the 26th and 74th percentiles, the Target RSUs will vest at 100%. If the RTSR achievement percentile is in the 75th percentile or greater, the target RSUs will be increased by 25%. Mr. Bijlani received a target RSU opportunity of 4,255 units and
Mr. Coler received a target RSU opportunity of 5,565 units.
The Special Awards are intended to (i) ensure leadership continuity following the CEO transition on November 18, 2024, in support of the execution of Quaker Houghton’s long-term business strategy; (ii) serve as a critical retention tool in a highly competitive environment for senior executives; and (iii) further align the executives’ interests with those of our shareholders and the long-term performance of the Company.

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COMPENSATION DISCUSSION AND ANALYSIS

Comparative Stock Price Performance Graph
The following graph compares the cumulative total return (assuming reinvestment of dividends) from December 31, 2019 to December 31, 2024 for (i) Quaker Houghton’s common stock, (ii) the S&P MidCap 400 Index (the “MidCap Index”), (iii) the S&P 400 Materials Group Index (the “Materials Group Index”), and (iv) the S&P Composite 1500 Chemicals Index (the “Chemicals Index”), the new published industry index we have selected to use. The graph assumes the investment of $100 on December 31, 2019 in each of Quaker Houghton’s common stock, the stocks comprising the MidCap Index, the Materials Group Index, and the Chemicals Index, respectively. We included the Chemicals Index this year because the Chemicals Index was also the peer group used to assess the 2024 performance stock unit’s total shareholder return relative to the performance of our peer group.

COMPARISON OF CUMULATIVE FIVE-YEAR TOTAL RETURN
$250
$200
$150
$100
$50
$0
Dec 19
Dec 20
Dec 21
Dec 22
Dec 23
Dec 24
Quaker Chemical Corporation
S&P MidCap 400 Index
S&P 400 Materials Group Index
S&P Composite 1500 Chemicals Index

	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023	12/31/2024
Quaker Chemical Corporation	$100.00	$155.43	$142.48	$104.16	$134.50	$89.60
S&P MidCap 400 Index	100.00	113.66	141.80	123.28	143.54	163.54
S&P 400 Materials Group Index	100.00	110.65	146.30	142.31	165.83	161.74
S&P Composite 1500 Chemicals Index	100.00	118.22	148.89	131.59	146.19	144.62

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COMPENSATION DISCUSSION AND ANALYSIS

Chief Executive Officer Compensation
The Committee generally uses the same factors in determining the compensation of the CEO as it does for the other executive officers. The Committee considers CEO compensation in the Peer Group and the benchmarking data provided by its independent consultant as a starting point for determining competitive compensation opportunities. The Committee then reviews and develops Company performance objectives for the CEO and periodically assesses the performance of the CEO. The Committee also evaluates how much the CEO should be compensated in relation to the other Company executives, but the Committee has not adopted any formula linking the level of CEO compensation to that of other executives.

Mr. Berquist’s Compensation Summary
Initial 2024 Base Salary Rate ($)	540,000
Merit Increase Base Salary Rate ($)(1)	555,000
CEO Base Salary Rate ($)(1)(2)	800,000
2024 Year-End Total Base Salary Received ($)	575,731
Total AIP Bonus Opportunity(3)	100% of base salary at Target 200% of base salary at Maximum
2025 LTIP Awards(4)	$2,300,000 target grant date value
1.Mr. Berquist received a merit increase in March of 2024 and an additional increase upon his appointment as CEO and President on November 18, 2024.
2.Represents Mr. Berquist’s base salary rate in connection with his promotion to CEO, effective November 18, 2024.
3.Represents an increase in Mr. Berquist’s AIP bonus opportunity in connection with his promotion to CEO, effective January 1, 2025. Prior to his promotion to CEO, his AIP bonus opportunity was 65% of base salary at Target and 130% of base salary at Maximum.
4. 2025 LTIP awards consist of RSUs and PSUs.
Based on Mr. Berquist’s level of responsibility, experience, market data and the Company’s performance, the Committee determined that Mr. Berquist’s pay is in an appropriate range in absolute terms and as compared to the other executive officers. For more information on the terms of Mr. Berquist’s employment and compensation, please refer to the section titled “Mr. Berquist’s Employment Agreement.”

Mr. Tometich’s Compensation Summary
Initial 2024 Base Salary Rate ($)	880,000
Merit Increase Base Salary Rate ($)(1)	930,000
2024 Year-End Total Base Salary Received ($)(2)	831,154
Total Bonus Opportunity	100% of base salary at Target 200% of base salary at Maximum
Actual AIP Bonus Achieved(3)	100% of personal target award opportunity 77% of total AIP award opportunity Total AIP bonus award of $628,661
2024 Long-Term Incentives(4)	Long-term incentive grant opportunity with a value at target equal to $3,250,000, consisting of a target PSU opportunity of approximately 9,742 units and 6,494 RSUs
1.Mr. Tometich received a merit increase in March of 2024.
2.Reflects salary paid to Mr. Tometich from January 1, 2024 through November 18, 2024.
3.In accordance with the 2024 AIP, Mr. Tometich received a prorated 2024 AIP bonus award, based on actual performance with his individual performance component deemed to be 100%.
4.Please refer to the section titled “Mr. Tometich’s Employment Agreement and Separation Agreement” in this proxy statement for information regarding the treatment of outstanding LTIP awards upon Mr. Tometich’s separation from the Company.
For more information on the terms of Mr. Tometich’s employment and compensation, please refer to the section titled “Mr. Tometich’s Employment Agreement and Separation Agreement.”

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Stock Ownership Policy
To align the interests of our executive officers with the interests of our shareholders, each of the Named Executive Officers must maintain a minimum ownership in Quaker Houghton stock. For the CEO, the minimum is five times his base salary. In July of 2022, we increased the required minimum ownership level for our other Named Executive Officers from one and one-half times to two and one-half times the executive’s base salary. The ownership levels must be attained by the end of five years after the later of the appointment of the person as an executive officer (including the Named Executive Officers) or the date the policy was modified. All of the Company’s Named Executive Officers as of June 30, 2024 were in compliance with the stock ownership policy as of that date. The Committee reviews the ownership levels once per year typically in the mid-year time frame. The Company has a hedging policy, which is described under “Employee, Officer and Director Hedging” earlier in this proxy statement.
Severance and Change in Control Benefits
The Committee believes that appropriate severance and change in control benefits are an important part of the total compensation benefits package because they enhance our ability to compete for talent and foster stability in our management. We have entered into employment agreements with each of our Named Executive Officers, pursuant to which severance benefits are payable to each of them under certain circumstances. We have also entered into “double-trigger” change in control agreements with each of the Named Executive Officers pursuant to which the executive officers will receive certain benefits; (1) if they experience a qualifying termination (by us without “cause,” or by the executive officer for “good reason”), (2) within a specified period following a change in control of Quaker Houghton. In determining amounts payable, the Committee seeks to provide severance benefits sufficient to allow our executives time to find a comparable position elsewhere and change in control benefits sufficient to induce our executives to support a change in control transaction fully and remain with us despite any risk of termination after the transaction.
Mr. Berquist’s Employment Agreement
Mr. Berquist is employed pursuant to an employment agreement that permits Quaker Houghton or Mr. Berquist to terminate Mr. Berquist’s employment on 90 days’ written notice, with or without cause or reason. In accordance with the terms of the employment agreement, the Board reviews and adjusts Mr. Berquist’s base salary from time to time. Mr. Berquist’s employment agreement provides that he is eligible to participate in our AIP and LTIP, as well as other benefit programs generally available to full-time U.S. employees.
Mr. Berquist’s employment agreement provides that upon the termination of his employment for any reason other than (i) by Quaker Houghton for “cause,” or (ii) his death, Quaker Houghton will pay Mr. Berquist severance consisting of 18 months of salary and bonus at target paid bi-weekly over an eighteen month period, provided Mr. Berquist signs a release within 7 days of receipt or separation of service. Continuation of all medical and dental coverage will also be available for this period as well as reasonable outplacement assistance for one year following the separation from service. Mr. Berquist’s employment agreement contains a confidentiality and an 18-month non-competition and non-solicitation provision, in the event of termination for any reason (other than his death).
In case of termination of employment because of death, Quaker Houghton will not be obligated to make any further payments under the employment agreement other than amounts accrued as of the date of Mr. Berquist’s death, except that Quaker Houghton will pay a death benefit equal to 100% of base salary in effect on the day before death and 50% of base salary in each of the four years thereafter.
“Cause” is defined under Mr. Berquist’s employment agreement as willful and material breach of the terms of his employment agreement (after having received notice thereof and a reasonable opportunity to cure or correct) or Quaker Houghton’s policies, or dishonesty, fraud, willful malfeasance, gross negligence or other gross misconduct, in each case relating to the performance of Mr. Berquist’s duties to Quaker Houghton that is materially injurious to the Company, or a conviction of or guilty plea to a felony or nolo contendere to a felony.
Termination Following Change in Control
Mr. Berquist’s change in control agreement provides that Mr. Berquist is entitled, if terminated (other than for disability, death, by us for “cause,” or by the executive officer other than for “good reason”) within two years following a change in control, to severance in an amount equal to two times the sum of the highest annualized base salary plus an amount equal to the average of the total annual amounts paid to Mr. Berquist under all applicable annual incentive compensation plans during the applicable three calendar-year period described in the change in control agreement, excluding from the average any year in which no amounts were paid. In general, this three-year period would be expected to be the year of

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COMPENSATION DISCUSSION AND ANALYSIS

termination and the prior two years (if Mr. Berquist has received a bonus in the year of his termination of employment) or, otherwise, the three calendar years prior to the year of his termination of employment.
In addition, Mr. Berquist would be entitled to receive (i) earned but unpaid base salary through the termination at the rate in effect on the date of termination or, if higher, at the rate in effect at any time during the 90-day period preceding the change in control; (ii) any unpaid bonus or annual incentive payable to the executive in respect of the calendar year ending prior to the termination; (iii) the pro rata portion of any and all unpaid bonuses and annual incentive awards for the calendar year in which the termination occurs based on mid/target performance; and (iv) the pro rata portion of any and all awards under the Company’s LTIP for the performance period(s) in which the termination occurs, which would have been payable had the target level performance been achieved for the performance period. Mr. Berquist would also be entitled to one year of outplacement services and participation in the Company’s medical, dental and life insurance programs as if still employed for a period of 24 months. In addition, the benefits and payments will be discontinued if Mr. Berquist violates the confidentiality provisions of his change in control agreement (at any time) or the non-compete provisions of the change in control agreement (during employment or the one-year period thereafter). To the extent the severance allowance, together with any other payments contingent upon a change in control, exceed the limits under the Internal Revenue Code (“Code”) Section 280G (generally, three times the individual’s average annual compensation for the prior five years), the severance allowance will be reduced to the extent necessary to avoid the disallowance of a deduction under Code section 280G or imposition of the excise tax under Code Section 4999 (assuming reduction of the severance allowance is the least economically detrimental to the executive).
The Committee believes that providing benefits for Mr. Berquist’s termination within two years following a change in control is fair because he has the broadest responsibility and accountability in ensuring the success of our business and would be crucial to retain in any change in control. This is consistent with our philosophy of tying compensation to level of responsibility and influence over the Company’s results and performance. See the discussion under the caption “Potential Payments Upon Termination or Change in Control” in this proxy statement. These benefits will be paid or provided only if Mr. Berquist signs a general release of claims unless prohibited by local law.
Mr. Tometich’s Employment Agreement and Separation Agreement
Mr. Tometich was employed pursuant to an employment agreement that permits Quaker Houghton or Mr. Tometich to terminate Mr. Tometich’s employment on 90 days’ written notice, with or without cause or reason. In accordance with the terms of the employment agreement, the Board reviewed and adjusted Mr. Tometich’s base salary from time to time.
Mr. Tometich was eligible to participate in our AIP and LTIP, as well as other benefit programs described earlier in this proxy statement.
Mr. Tometich’s employment was terminated without cause, effective November 18, 2024 and he is receiving severance payments over the course of 18 months and continuation of vision and dental benefits pursuant to his separation agreement dated December 5, 2024.
The vesting of Mr. Tometich’s equity awards was determined in accordance with the terms of the LTIP, and the number of Mr. Tometich’s PSUs vested was determined on a prorated basis as of Mr. Tometich’s termination date of November 18, 2024, based on his active service during the applicable performance periods. The Committee accelerated the vesting of Mr. Tometich’s equity awards to conform to the retirement provisions under the LTIP. The number of Mr. Tometich’s Restricted Stock Awards and RSUs vested was determined on a prorated basis, based on the number of full months of active service during the applicable restriction period. The number of Mr. Tometich’s Stock Options vested was determined on a prorated basis based on the full months of active service during each applicable vesting period. The value of each of Mr. Tometich’s PSUs, Restricted Stock Awards, RSUs, and Stock Options that vested in connection with his termination of employment was based on the closing market price of our common stock on November 18, 2024 of $167.14. As provided under the 2024 AIP, Mr. Tometich also received a payment of $628,661 representing a prorated AIP award based on actual performance.
Other Named Executive Officers
Messrs. Bijlani, Coler, Fleck and Traub are each entitled to severance under their respective employment agreements if the Company terminates their employment (other than in the case of termination for “cause”, disability, death or retirement) equal to 12 months base salary at their then current rate of salary. In the case of Messrs. Bijlani, Coler, Fleck and Traub, “cause” generally means: (i) willful and material breach of their memorandum of employment; (ii) dishonesty, fraud, willful malfeasance, gross negligence or other gross misconduct, in each case relating to the performance of duties which is materially injurious to Quaker Houghton; or (iii) conviction of or plea of guilty or nolo contendere to a felony. Messrs. Bijlani, Coler, Fleck and Traub are also entitled to reasonable outplacement assistance under their respective employment agreements. Messrs. Bijlani’s, Coler’s, Fleck’s and Traub’s severance payments are contingent upon signing

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a form of release satisfactory to Quaker Houghton. None of the Named Executive Officers are entitled to severance under their employment agreements if they terminate their employment voluntarily, even if for “good reason”. Under their respective employment agreements, Messrs. Bijlani, Coler, Fleck and Traub would receive any severance payments in periodic installments. See also the discussion under the caption “Termination Other than for Cause, Disability, Death or Retirement” in this proxy statement. For a discussion relating to Ms. Leneis’ severance terms, please see the information under the caption “Ms. Leneis’ Severance Arrangement” in this proxy statement.
Mr. Hostetter’s Severance Arrangement
Mr. Hostetter’s employment as Chief Financial Officer was terminated without cause effective on June 7, 2024. Mr. Hostetter remained employed with the Company in a transition role through June 28, 2024. As permitted under the Company’s incentive plans, Mr. Hostetter also received a payment of $120,906 representing his AIP award prorated for actual performance through his final date of employment, and prorated vesting of his outstanding unvested equity awards. In connection with his termination, Mr. Hostetter signed a form of release and received severance equal to 12 months of his base salary in the amount of $495,000, to be paid in installments over 12 months following his employment termination date. Mr. Hostetter also received reimbursement of the Company-paid portion of his medical and dental coverage in the amount of $989 on a bi-weekly basis during the severance period. Upon termination, Mr. Hostetter’s options vested on an accelerated basis on his final day of employment of June 28, 2024.
The vesting of Mr. Hostetter’s equity awards was determined in accordance with the terms of the LTIP, and the number of Mr. Hostetter’s PSUs vested was determined on a prorated basis as of Mr. Hostetter’s termination date of June 28, 2024, based on his active service during the applicable performance periods. The Committee accelerated the vesting of Mr. Hostetter’s equity awards to conform to retirement provisions under the LTIP. The number of Mr. Hostetter’s Restricted Stock Awards and RSUs vested was determined on a prorated basis, based on the number of full months of active service during the applicable restriction period. The number of Mr. Hostetter’s Stock Options vested was determined on a prorated basis based on the full months of active service during each applicable vesting period. The value of Mr. Hostetter’s PSUs, Restricted Stock Awards, RSUs, and Stock Options that vested in connection with his termination of employment was based on the closing market price of our common stock on June 28, 2024 of $169.70.
Ms. Leneis’ Severance Arrangement
Ms. Leneis’ employment was terminated without cause, effective December 2, 2024 and, pursuant to a separation agreement and general release, dated January 6, 2025, she is entitled to receive bi-weekly (i) severance payments equal to her current bi-weekly rate plus an amount equal to the prorated bi-weekly amount of her AIP bonus at 2024 target level (with the individual performance under the AIP being deemed to be 100%), for 12 months (the total payment, which equals the gross amount of $825,000) and (ii) benefit payments equal to the Company-paid portion of her medical and dental coverage for 18 months. As provided under the Company’s incentive plan, Ms. Leneis also received a payment of $228,619 representing her AIP award prorated for actual performance through her final date of employment. Ms. Leneis’ severance agreement requires continued compliance with the restrictive covenants in her employment agreement, including confidentiality and a 12-month non-competition and non-solicitation covenant.
Change in Control Agreements
Quaker Houghton has entered into change in control agreements with each of its Named Executive Officers. Under these agreements (Messrs. Berquist’s and Tometich’s are described above), the officers, other than Messrs. Berquist and Tometich are entitled, (1) if terminated (other than for disability, death, by us for “cause,” or by the executive officer other than for “good reason”), (2) within two years following a change in control, to severance in an amount equal to 1.5 times the sum of their highest annualized base salary plus an amount equal to the average of the total annual amounts paid to the executive under all applicable annual incentive compensation plans during the applicable three calendar-year period described in the change in control agreements, excluding from the average any year in which no amounts were paid. In general, this three-year period would be expected to be the year of termination and the prior two years (if the executive received a bonus in the year of the executive’s termination of employment) or, otherwise, the three calendar years prior to the year of such executive officer’s termination of employment. See the discussion under the caption “Potential Payments Upon Termination or Change in Control” in this proxy statement. In addition, these executive officers are entitled to receive (i) earned but unpaid base salary through the termination at the rate in effect on the date of termination or, if higher, at the rate in effect at any time during the 90-day period preceding the change in control; (ii) any unpaid bonus or annual incentive payable to the executive in respect of the calendar year ending prior to the termination; (iii) the pro rata portion of any and all unpaid bonuses and annual incentive awards for the calendar year in which the termination occurs based on target performance for Messrs. Bijlani, Coler, Fleck and Traub; and (iv) the pro rata portion of any and all awards under the Company’s LTIP for the performance period(s) in which the termination occurs, which would have been payable had

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COMPENSATION DISCUSSION AND ANALYSIS

the target level performance been achieved for the performance period. Mr. Hostetter and Ms. Leneis were also eligible for change in control benefits, but those agreements terminated in connection with their respective separations.
In addition to the amounts described above, our other Named Executive Officers are also entitled to one-year outplacement services, and participation in our medical, dental and life insurance programs as if still employed for a period of 18 months. These benefits would be paid or provided only if the executive officer signs a general release of claims unless prohibited by local law. In addition, the benefits and payments would be discontinued if the executive officer violates the confidentiality provisions of such executive officer’s respective change in control agreement (at any time) or the non-compete provisions of the change in control agreement (during employment or the one-year period thereafter). To the extent the severance allowance, together with any other payments contingent upon a change in control, exceed the limits under Code Section 280G (generally, three times the individual’s average annual compensation for the prior five years), the severance allowance would be reduced to the extent necessary to avoid the disallowance of a deduction under Code Section 280G or imposition of the excise tax under Code Section 4999 (assuming reduction of the severance allowance is the least economically detrimental to the executive).
In the change in control agreements “cause” generally means: (i) the willful and material breach of the employment agreement between the executive and Quaker Houghton (after having received notice and the reasonable opportunity to cure or correct); (ii) dishonesty, fraud, willful malfeasance, gross negligence or other gross misconduct, in each case relating to the performance of the executive’s employment with Quaker Houghton which is materially injurious to Quaker Houghton; or (iii) conviction of or plea of guilty to a felony. “Good reason” includes, other than by reason of executive’s death or disability: (i) any reduction in the executive’s base salary from that provided immediately before the “covered termination” or, if higher, immediately before a change in control; (ii) any reduction in the executive’s bonus opportunity (including cash or noncash incentives) or increase in the goals or standards required to accrue that opportunity, as compared to the opportunity and goals or standards in effect immediately before the change in control; (iii) a material adverse change in the nature or scope of the executive’s authorities, powers, functions or duties from those in effect immediately before the change in control; (iv) a reduction in the executive’s benefits from those provided immediately before the change in control, disregarding any reduction under a plan or program covering employees generally that applies to all employees covered by the plan or program; or (v) the executive being required to accept a primary employment location which is more than 25 miles from the location at which they were primarily employed during the 90-day period prior to a change in control.
Other Benefits on Termination
In addition to the payments and benefits discussed above, the executive officers are entitled to the payments and benefits that are available to all employees on termination of employment, including vested benefits under the Company’s qualified defined benefit retirement plan and 401(k) plan, short-term and long-term disability benefits (in the event of disability) and life insurance benefits (in the case of death).
Perquisites and Other Benefits
As a general matter, the Company provides limited perquisites to its executive officers, including (1) an option to select from one of three executive medical packages, as well as (2) personal financial planning management or reimbursement for financial planning. For more details on these perquisites, please refer to footnote 3 to the Summary Compensation Table.

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COMPENSATION COMMITTEE REPORT

Compensation Committee Report
The Compensation and Human Resources Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis section included above with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in Quaker Houghton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Compensation and Human Resources Committee

William H. Osborne, Chair
Lucrèce Foufopoulos-De Ridder
Jeffry D. Frisby
Ramaswami Seshasayee
Russell R. Shaller

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COMPENSATION TABLES

Executive Compensation Tables
Summary Compensation Table
The table below summarizes the total compensation awarded to, paid to, or earned by each of our executive officers who are named in the table. In this proxy statement, we sometimes refer to this group of individuals as our “Named Executive Officers.”

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards ($)(e)(1)	Option Awards ($)(f)(1)	Non-Equity Incentive Plan Compensation ($)(g)(2)	All Other Compensation($)(h)(3)(4)	Total ($)(i)
Joseph A. Berquist Chief Executive Officer and President(5)	2024	575,731	—	1,012,878	—	276,425	32,082	1,897,116
	2023	535,933	—	789,316	—	570,375	32,976	1,928,600
	2022	512,856	—	338,379	166,639	201,825	26,404	1,246,103
Andrew E. Tometich Former Chief Executive Officer and President(5)	2024	831,154	—	3,415,558	—	628,661	3,039,947	7,915,320
	2023	865,538	—	2,462,944	—	1,430,000	51,277	4,809,759
	2022	800,000	550,000	1,136,866	559,987	480,000	28,150	3,555,003
Thomas Coler Executive Vice President, Chief Financial Officer(5)	2024	277,308	—	2,305,557	—	256,502	25,277	2,864,644
Shane W. Hostetter Former Executive Vice President, Chief Financial Officer(5)	2024	249,481	—	588,399	—	120,906	749,831	1,708,617
	2023	447,480	—	631,257	—	384,475	41,087	1,504,299
	2022	407,190	20,000	250,342	123,330	147,791	21,423	970,076
Jeewat Bijlani Executive Vice President, Global Specialty and Chief Growth Officer(5)	2024	512,173	—	1,639,537	—	256,502	42,806	2,451,018
	2023	500,000	—	732,973	—	528,125	34,840	1,795,938
	2022	464,459	—	380,230	123,330	253,500	24,692	1,246,211
Jeffrey Fleck Senior Vice President, Global Supply Chain Officer	2024	453,115	87,500 (6)	420,304	—	201,342	31,529	1,193,790

Melissa Leneis Former Executive Vice President, Chief Human Resources Officer(5)	2024	468,327	—	840,642	—	228,619	188,611	1,726,199
	2023	479,577	150,000	902,183	—	512,281	47,974	2,092,015
	2022	217,000	150,000	1,458,171	199,957	207,025	16,313	2,248,466
Robert T. Traub Senior Vice President, General Counsel and Corporate Secretary	2024	452,173	—	541,049	—	201,342	38,454	1,233,018
1.The amounts in columns (e) and (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards granted under the Company’s LTIP excluding the effect of estimated forfeitures as applicable. Assumptions used in the calculation of these amounts are included in Note 8 of Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The grant date fair value of RSUs and restricted stock is calculated using the closing price of the Company’s common stock on the NYSE on the grant date.
The grant date fair value of the PSUs reflected in column (e) are the target payouts based on the probable outcome of the performance condition, determined as of the grant date, and are disclosed in the “Grants of Plan-Based Awards” table in this proxy statement. The maximum potential values as of the grant date of the 2024-2026 PSUs granted in 2024 assuming the highest level of performance are as follows: $911,266 for Mr. Berquist; $4,231,438 for Mr. Tometich; $1,302,582 for Mr. Coler; $728,839 for Mr. Hostetter; $846,114 for Mr. Bijlani; $520,752 for Mr. Fleck; $1,041,571 for Ms. Leneis and $670,168 for Mr. Traub. The maximum potential values as of the grant date of the Special Awards granted on December 15, 2024 assuming the highest level of performance are as follows: $874,083 for Mr. Bijlani and $1,143,190 for Mr. Coler. The grant date fair value of the amounts in column (f) for options granted in 2022 were calculated using a Black-Scholes option valuation method.

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2.The amounts in column (g) are incentive cash bonuses earned in 2024 and payable in 2025 under the AIP, which is further described in the “Compensation Discussion and Analysis” above.
3.The amounts in column (h) reflect the following all other compensation paid in 2024:

Name	Contributions Pursuant to the Company’s Retirement Savings Plan ($)	Dividends Paid on Time-based Restricted Stock Awards ($)	Cost Associated with Personal Financial Planning ($)	Costs Associated with Executive Physical or Concierge Medical Reimbursement Program ($)
Joseph A. Berquist	20,711	4,496	1,875	5,000
Andrew E. Tometich	18,515	12,513	24,371	7,356
Thomas Coler*	6,239	—	—	—
Shane W. Hostetter	20,700	1,759	12,500	6,000
Jeewat Bijlani	20,700	5,306	12,500	4,300
Jeffrey Fleck	20,700	3,829	7,000	—
Melissa Leneis	12,588	5,055	6,199	9,000
Robert T. Traub	22,622	2,837	12,995	—
*Mr. Coler’s “All Other Compensation” figure in the Summary Compensation Table also includes $19,038 for relocation benefits (inclusive of a gross-up on the benefit).
4.For the NEOs that experienced a termination of service in 2024, the amounts in column (h) also reflect the following severance related amounts paid or accrued in 2024 in connection with their termination of service:

Name	Payments related to Severance($)(a)	Prorated / Accelerated Options ($)(b)	Prorated/Accelerated Restricted Stock/ Restricted Stock Units ($)(c)	Prorated PSUs ($)(d)
Andrew E. Tometich	268,389	0	1,286,142	1,422,661
Shane W. Hostetter	265,076	0	189,725	254,071
Melissa Leneis	155,769	—	—	—
a.For Mr. Tometich, includes $120 for healthcare continuation; $35,769 for accrued/unused vacation and $232,500 for salary payments during notice period, of which $89,423 was paid in 2024. For Mr. Hostetter, includes $11,864 for healthcare continuation; $24,750 for accrued/unused vacation and $228,462 for severance payments. For Ms. Leneis, includes $28,846 for accrued/unused vacation; and $126,923 for salary during the notice period, of which $28,846 was paid in 2024.
b.The value of accelerated vesting of options upon termination of employment was calculated based on the difference between the exercise price and the closing price on the date of termination multiplied by the number of options that accelerated. The accelerated options all have an exercise price greater than the closing price on the date of termination, therefore the intrinsic value of the acceleration included is $0.
c. The value of accelerated time-based restricted stock and RSUs upon termination of employment was calculated by using the closing price on the date of termination multiplied by the number of shares or units that accelerated.
d.The value of PSUs was calculated by multiplying the prorated target amount by the closing price as of 12/31/24. The value of PSUs is not yet known because the number of PSUs that will ultimately vest is based on Company performance during the respective performance periods, but the maximum potential value as of 12/31/24 assuming the highest level of performance for each performance period are as follows: $2,845,323 for Mr. Tometich and $508,144 for Mr. Hostetter.
5.Mr. Berquist served as Executive Vice President, Chief Commercial Officer from January 1, 2023 until November 18, 2024 when he was named Chief Executive Officer and President. Mr. Tometich served as Chief Executive Officer and President until November 18, 2024. Mr. Coler has served as Executive Vice President, Chief Financial Officer since June 10, 2024. Mr. Hostetter served as Executive Vice President, Chief Financial Officer until June 7, 2024. Mr. Bijlani served as Executive Vice President, Chief Strategy Officer from January 1, 2023 until March 1, 2025 when he was named Executive Vice President, Global Specialty and Chief Growth Officer. Ms. Leneis served as Executive Vice President, Chief Human Resources Officer until December 2, 2024.
6.This amount reflects a cash sign on bonus paid in accordance with Mr. Fleck’s Employment Agreement.

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COMPENSATION TABLES

Grants of Plan-Based Awards
Provided below is information on grants made in 2024 to the Named Executive Officers under the Company’s LTIP. In March 2024, awards for the 2024-2026 period were made to the Named Executive Officers consisting of time-based RSUs with ratable vesting over a three-year period and a PSU opportunity. See discussion under the heading “Long-Term Incentives” under the Compensation Discussion and Analysis section in this proxy statement.

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (3)(#)(h)	All Other Option Awards: Number of Securities Underlying Options (#)(i)	Exercise or Base Price of Option Awards ($/Sh)(j)	Grant Date Fair Value of Stock and Option Awards (4)($)(k)
		Target ($)(c)	Maximum ($)(d)	Threshold (#)(e)	Target (#)(f)	Maximum (#)(g)
Joseph A. Berquist	3/15/24	360,750	721,500	1,049	2,098	4,196	1,398	0	0.00	735,457
							1,386			277,421
Andrew E. Tometich	3/15/24	930,000	1,860,000	4,871	9,742	19,484	6,494	0	0.00	3,415,558
Thomas Coler	6/15/24	334,750	669,500	1,500	2,999	5,998	1,999	0	0.00	991,141
							2,352			399,864
	12/15/24			4,174	5,565	6,956				914,552
Shane W. Hostetter	3/15/24	321,750	643,500	839	1,678	3,356	1,119	0	0.00	588,399
Jeewat Bijlani	3/15/24	334,750	669,500	974	1,948	3,896	1,298	0	0.00	682,865
							1,286			257,406
	12/15/24			3,191	4,255	5,319				699,267
Jeffrey Fleck	3/15/24	250,250	500,500	600	1,199	2,398	799	0	0.00	420,304
Melissa Leneis	3/15/24	325,000	650,000	1,199	2,398	4,796	1,598	0	0.00	840,641
Robert T. Traub	3/15/24	250,250	500,500	771	1,543	3,086	1,029	0	0.00	541,049
1.These columns show the potential payment range under the 2024 AIP. For additional information, see “Compensation Discussion and Analysis – Annual Cash Incentive Bonus.” The cash incentive payment range is generally from 0% to 200% of target. There is no threshold or equivalent for these awards. The actual amount paid out under the 2024 AIP is paid out in early 2025 and presented in the Summary Compensation Table in the column entitled “Non-Equity Incentive Compensation.”
2.The amounts shown in column (e) reflect the minimum number of shares of Quaker Houghton common stock that will be paid under the Company’s LTIP pursuant to PSUs if the Company’s RTSR reflects a 25th percentile rank and the Company’s adjusted return on invested capital (ROIC) reflects payout at the 50% of the target amounts shown in column (f). The amounts shown in column (g) are 200% of the target amounts shown in column (f). The value or maturation of a PSU award is determined by performance over a three-year period based on two metrics: (1) relative total shareholder return against a predetermined peer group and (2) three-year average adjusted return on invested capital. The actual number of common shares to be issued to the Named Executive Officers, if any, will not be determined until after completion of the three-year performance period, based on an achievement percentage of actual performance at the end of the performance period multiplied by each Named Executive Officer’s respective target PSU award. Any shares so earned would be paid out in early 2027.
On December 15, 2024, Mr. Coler received an additional grant of 5,565 time-based RSUs subject to a performance modifier and Mr. Bijlani received an additional grant of 4,255 time-based RSUs subject to a performance modifier. Measurement of the performance modifier is based on the Company’s RTSR compared to the S&P 1500 Chemicals Group. The target number of RSUs will be adjusted from 75% to 125% of the target number of RSUs depending on achievement of the RTSR performance measured at the end of the three-year performance period. If the Company’s RTSR achievement percentile is less than the 25th percentile, the target RSUs will be reduced by 25% as shown in column (e). If the Company’s RTSR achievement percentile is between the 26th and 74th percentiles, the target RSUs will vest at 100% as reflected in column (f). If the Company’s RTSR achievement is in the 75th percentile or greater, the target RSUs will be increased by 25% as shown in column (g).

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COMPENSATION TABLES

3.The amounts shown in column (h) for awards granted on March 15, 2024, or on other dates as indicated in column (b) reflect the number of time-based RSUs awarded under the LTIP with ratable vesting over a three-year period. Under the LTIP, with respect to the 2024-2026 performance period, on March 15, 2024, Mr. Berquist received a long-term incentive grant consisting of 1,398 time-based RSUs; Mr. Tometich received 6,494 time-based RSUs; Mr. Coler received 1,999 time-based RSUs; Mr. Hostetter received 1,119 time-based RSUs; Mr. Bijlani received 1,298 time-based RSUs; Mr. Fleck received 799 time-based RSUs; Ms. Leneis received 1,598 time-based RSUs; and Mr. Traub received 1,029 time-based RSUs.
On March 15, 2024, Mr. Berquist received an additional grant of 1,386 time-based RSUs and Mr. Bijlani received an additional grant of 1,286 time-based RSUs. The RSUs were intended to support retention and maintain leadership stability.
On June 15, 2024, Mr. Coler received an additional grant of 2,352 time-based RSUs in accordance with his Employment Agreement.
4.The amounts included in column (k) represent the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are described in Note 8 of Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

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COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End

Name (a)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options(1) Exercisable (#) (b)	Number of Securities Underlying Unexercised Options(1) Unexercisable (#)(c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (9)(10)(11)(#)(i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)(j)
Joseph A. Berquist	1,319	0	—	245.49	3/15/2028	934	(3)	131,470	1,164		163,845
	1,461	1,011	—	178.29	3/16/2029	1,035	(5)	145,687	1,049		147,657
						1,409	(6)	198,331
						1,396	(6)	196,501
Andrew E. Tometich	9,811	0	—	178.29	11/18/2027				4,438		624,693
									2,706		380,897

Thomas Coler	0	0	—	0.00		2,009	(6)	282,787	1,500		211,140
						2,364	(7)	332,757	6956	(8)	979,127

Shane W. Hostetter	1,517	0	—	240.20	6/28/2027				931		131,048
	2,057	0	—	178.29	6/28/2027				279		39,272

Jeewat Bijlani	731	0	—	136.64	3/30/2027	691	(3)	97,265	1,081		152,162
	1,319	0	—	245.49	3/15/2028	902	(3)	126,966	974		137,100
	1,496	748	—	178.29	3/16/2029	961	(5)	135,270	5,319	(8)	748,702
						1,308	(6)	184,114
						1,295	(6)	182,284
Jeffrey Fleck	—	0	—			1,128	(4)	158,777	665		93,605
						592	(5)	83,330	599		84,315
						805	(6)	113,312
Melissa Leneis	—	0	—

Robert T. Traub	1,319	0	—	245.49	3/15/2028	588	(3)	82,767	856		120,491
	1,273	637	—	178.29	3/16/2029	762	(5)	107,259	771		108,526
						1,036	(6)	145,827
1.The options have a seven-year term, except as described below, and the grant date is seven years prior to the expiration date shown in this table. For options expiring on June 28, 2027, the grant dates were April 19, 2021 and March 16, 2022. For options expiring on March 15, 2028 and June 28, 2027, the grant dates were March 15, 2021, except for Mr. Hostetter, whose grant date was April 19, 2021 and which options had a 6-year, 10-month, 26-day term. For options expiring on March 16, 2029, June 28, 2027 and November 18, 2027, the grant dates were March 16, 2022. One-third of each option award vests on the first, second and third anniversaries of the respective grant date (except for Mr. Hostetter whose 1,517 options granted on April 19, 2021 vested on the first, second, and third anniversaries of March 15, 2021). For additional details regarding the acceleration and proration of Messrs. Tometich’s and Hostetter’s option awards in connection with their respective terminations, see “Compensation Discussion and Analysis - Mr. Tometich’s Employment Agreement and Separation Agreement and Other Named Executive Officers - Mr. Hostetter’s Severance Arrangement.”
2.Reflects amounts based on the closing market price of the Company’s common stock on the NYSE of $140.76 per share on December 31, 2024
3.Time-based restricted stock awards granted under the LTIP that vest on March 16, 2025.

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4.Time-based restricted stock award granted under the LTIP of 2,255 shares. 1,127 vested on February 27, 2024 and 1,128 vests on February 27, 2025.
5.Time-based restricted stock awards granted under the LTIP that vest in three equal annual installments beginning on March 15, 2024.
6.Time-based RSUs granted under the LTIP that vest in three equal annual installments beginning on March 15, 2025.
7.Time-based RSUs granted under the LTIP that vests on June 15, 2026.
8.Time-based RSUs subject to a performance modifier. Actual performance through December 31, 2024 for the December 15, 2024 through December 15, 2026 performance period was at target and would have resulted in a payout. As such, pursuant to SEC rules and regulations, for the awards granted in fiscal year 2024, the number of shares and payout value reflected above assume maximum performance.
9.No shares are included with respect to the 2022-2024 PSUs. Actual performance through December 31, 2024 for the 2022-2024 PSUs granted under the LTIP in 2022 was below threshold and resulted in no payout.
10.The 2023-2025 PSUs granted in 2023 under the LTIP vest on December 31, 2025 and would be paid out in early 2026 based on the level of achievement of the performance condition over the three-year performance period. Actual performance through December 31, 2024 was below threshold and would have resulted in no payout. As such, pursuant to SEC rules and regulations, for the awards granted in fiscal year 2023, the number of shares and payout value reflected above assume threshold performance. The final number of common shares (and therefore, value of the awards) awarded to the NEOs pursuant to the PSUs, if any, will not be determined until the end of each performance period, based on an achievement percentage of actual performance at the end of the performance period multiplied by each NEOs’ respective target PSU award.
11.The 2024-2026 PSUs granted in 2024 under the LTIP vest on December 31, 2026 and would be paid out in early 2027 based on the level of achievement of the performance condition over the three-year performance period. Actual performance through December 31, 2024 was below threshold and would have resulted in no payout. As such, pursuant to SEC rules and regulations, for the awards granted in fiscal year 2024, the number of shares and payout value reflected above assume threshold performance. The final number of common shares (and therefore, value of the awards) awarded to the NEOs pursuant to the PSUs, if any, will not be determined until the end of each performance period, based on an achievement percentage of actual performance at the end of the performance period multiplied by each NEOs’ respective target PSU award.

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COMPENSATION TABLES

Option Exercises and Stock Vested
This table shows the number and value of stock options exercised and stock awards vested during 2024 by the Named Executive Officers.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(1) (#)(b)	Value Realized on Exercise(2) ($)(c)	Number of Shares Acquired on Vesting (#)(d)		Value Realized on Vesting(3) ($)(e)
Joseph A. Berquist	—	—	1,876	(4)	375,500
Andrew E. Tometich	—	—	1,614	(4)	323,058
			7,695	(5)	1,286,142
Thomas Coler	—	—	—		—
Shane W. Hostetter	—	—	827	(4)	165,532
	—	—	1,118	(6)	189,725
Jeewat Bijlani	645	7,134	1,278	(4)	255,804
Jeffrey Fleck	—	—	1,127	(7)	223,101
			295	(4)	59,047
Melissa Leneis	1,618	80,639	591	(4)	118,295
Robert T. Traub	—	—	747	(4)	149,520
1.The amounts shown in column (b) reflect the total number of shares acquired on exercise.
2.Reflects the difference between the exercise price of the option and the last reported sale price for a share of common stock as quoted on the NYSE on the date of exercise.
3.Amounts reflect the closing price of the Company’s common stock on February 27, 2024 at $197.96, March 15, 2024 at $200.16, June 28, 2024 at $169.70, and November 18, 2024 at $167.14 per share.
4.Represents a time-based restricted stock award under the LTIP that vested 100% on March 15, 2024 and time-based RSUs under the LTIP that vested 33% on March 15, 2024.
5.Represents time-based restricted stock and unit awards under the LTIP that vested on a prorated basis on November 18, 2024.
6.Represents time-based restricted stock and unit awards under the LTIP that vested on a prorated basis on June 28, 2024.
7.Represents a time-based restricted stock award under the LTIP that vested 50% on February 27, 2024.
Potential Payments upon Termination or Change in Control
We describe below estimated amounts payable to each of our Named Executive Officers under certain situations, assuming the termination of employment and, where applicable, that a change in control occurred on December 31, 2024. For purposes of this section, the term “change in control” generally means: (a) any person who, subject to certain exceptions, is or becomes the beneficial owner of securities of Quaker Houghton representing 30% or more of the combined voting power of Quaker Houghton’s then outstanding shares of common stock or such lesser percentage of voting power (but not less than 15%), as determined by the independent members of the Board of Directors; (b) during any two-year period, directors of Quaker Houghton in office at the beginning of such period plus any new director whose election by the Board of Directors or whose nomination for election by Quaker Houghton’s shareholders was approved by a vote of at least two-thirds of the directors then still in office (who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute at least a majority of the Board; (c) the consummation of (i) any consolidation or merger of Quaker Houghton in which Quaker Houghton is not the continuing or surviving corporation or pursuant to which Quaker Houghton’s voting common shares would be converted into cash, securities, and/or other property, other than a merger of Quaker Houghton in which holders of Quaker Houghton common shares immediately prior to the merger have the same proportionate ownership of voting shares of the surviving corporation immediately after the merger as they had in the common shares immediately before; or (ii) any sale, lease, exchange, or other transfer of all or substantially all the assets or earning power of

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Quaker Houghton; or (d) the approval of the liquidation or dissolution of Quaker Houghton by its shareholders or the Board of Directors.
The amounts shown are estimated amounts and have not been calculated as a present value or otherwise adjusted for varying payment dates. The amounts shown are estimates of the amounts that would be paid; the actual amounts to be paid can only be determined at the time of the NEO’s separation from the Company (or a change in control, if applicable). Also, see the discussions under the headings “Severance and Change in Control Benefits” through “Other Benefits on Termination” in the Compensation Discussion and Analysis section of this proxy statement.
Named Executive Officers – Estimated Payments and Benefits
Upon Termination of Employment in Connection with a Change in Control
The table below shows the amount of compensation payable to each NEO upon a Qualifying Termination in connection with a change in control. Messrs. Tometich and Hostetter, and Ms. Leneis are not included since their employment terminated prior to December 31, 2024 not in connection with a change in control.

	Joseph A. Berquist	Thomas Coler	Jeewat Bijlani	Jeffrey Fleck	Robert T. Traub
Cash Severance ($)(1)	2,322,487	772,500	1,276,448	1,160,625	1,050,605
AIP Payment ($)	360,750	334,750	334,750	295,750	295,750
Performance Stock Units ($)(2)	448,368	140,713	391,547	181,064	315,912
Restricted Stock Awards and Restricted Stock Units (time-based vesting) ($)(3)	669,032	612,446	723,225	354,856	553,750
Stock Options ($)(4)	0	0	0	0	0
Medical/Dental/Life Insurance ($)(5)	55,221	27,610	4,753	50,503	35,704
Outplacement Assistance ($)(6)	25,000	25,000	25,000	25,000	25,000
Total	3,880,858	1,913,019	2,755,723	2,067,798	2,276,721
1.To the extent the aggregate severance amounts, together with any other payments and benefits that are contingent upon a change in control, exceed the limits under Code Section 280G (generally, three times the individual’s average annual compensation for the prior five years), the severance amounts will be reduced to the extent necessary to avoid the disallowance of a deduction under Code Section 280G or imposition of the excise tax under Code Section 4999 (assuming reduction of the severance allowance is the least economically detrimental to the executive).
2.This amount reflects the pro rata portion of the 2022-2024, 2023-2025, and 2024-2026 PSUs that would vest, multiplied by the closing market price of our common stock on December 31, 2024 ($140.76).
3.This amount reflects the closing market price of our common stock on December 31, 2024 ($140.76) multiplied by the number of shares of restricted stock or RSUs that would theoretically become vested on termination or change in control if such occurred on that date.
4.This amount reflects the number of shares for which options would become vested on a change in control, multiplied by the positive difference (if any) between the closing market price of our common stock on December 31, 2024 ($140.76) and the exercise price of the option. All options are underwater so the amount reflected is $0.
5.This amount reflects the value of medical, dental and life insurance coverage for 18 months for the Named Executive Officers, all based on our current costs for these benefits.
6.This amount reflects the estimated value of providing outplacement counseling and services following a Qualifying Termination.

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COMPENSATION TABLES

Termination Without Cause Not Involving a Change in Control
The table below shows the amount of compensation payable to each of Messrs. Tometich and Hostetter and Ms. Leneis, upon their Qualifying Termination during 2024 pursuant to severance agreements entered into with each such NEO.

	Andrew E. Tometich		Shane W. Hostetter		Melissa Leneis
Cash Severance	3,019,315		495,000		951,923
AIP Payment ($)	628,661		120,906		228,619
Performance Stock Units ($)(1)	1,422,661		254,072		—
Restricted Stock Awards and Restricted Stock Units (time-based vesting) ($)(2)	1,286,142		189,725		—
Stock Options ($)(3)	0		0		—
Medical/Dental/Life Insurance ($)(4)	1,965		25,705		46,352
Outplacement Assistance ($)(5)	12,310		0		25,100
Total	6,371,054	(6)	1,085,408	(7)	1,251,994	(8)
1.This amount reflects the pro rata portion of the 2022-2024, 2023-2025, and 2024-2026 target PSUs that vested in connection with the NEOs termination of employment, multiplied by the closing market price of our common stock on December 31, 2024 ($140.76). The prorated PSUs will be paid based on actual performance after completion of the performance period up to 200% of target. Ms. Leneis did not receive accelerated vesting in connection with the termination her employment.
2.This amount reflects the closing market price of our common stock on the NEOs date of termination multiplied by the number of RSUs and shares of restricted stock that vested on such date. Ms. Leneis did not receive accelerated vesting in connection with the termination her employment.
3.This amount reflects the number of shares for which options became vested on the date of the NEOs termination of employment, multiplied by the positive difference (if any) between the closing market price of our common stock on the date of the NEO’s termination of employment and the exercise price of an option. All options were underwater on the date of the applicable NEO’s termination of employment so the amount reflected is $0. Ms. Leneis did not receive accelerated vesting in connection with the termination her employment
4.This amount reflects the value of the Company-paid portion of the premiums for medical, dental and life insurance coverage for 18 months for Mr. Tometich and Ms. Leneis and 12 months for Mr. Hostetter included in the table, all based on our current cost for these benefits.
5.This amount reflects the value of providing outplacement counseling and services following the termination date.
6.Mr. Tometich’s amounts reflect actual payments and benefits payable upon Mr. Tometich’s termination of employment as of November 18, 2024. For additional information see the caption titled “Mr. Tometich’s Employment Agreement and Separation Agreement” in this proxy statement.
7.Mr. Hostetter’s amounts reflect actual payments and benefits payable upon Mr. Hostetter’s termination of employment as of June 28, 2024. For additional details regarding the acceleration and proration of Mr. Hostetter’s option awards in connection with his termination, see the caption titled “Mr. Hostetter’s Severance Arrangement” in this proxy statement.
8.Ms. Leneis’ amounts reflect actual payments and benefits payable upon Ms. Leneis’ termination of employment as of December 2, 2024. For additional details, see the caption titled “Ms. Leneis’ Severance Arrangement” in this proxy statement.
Under the terms of their employment agreements, the other NEOs are entitled to severance benefits and certain outplacement services if the Company terminates their employment (for other than cause, disability, death or retirement) and the termination is not in connection with a change in control. In addition, Messrs. Berquist, Bijlani, Coler, Fleck, and Traub are entitled to continuation of medical and dental coverage consistent with Quaker Houghton’s severance program in place at the time of termination. All Named Executive Officers are entitled to reasonable outplacement assistance estimated at $25,000 for 12 months.

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COMPENSATION TABLES

In the case of such a termination, Mr. Berquist is entitled to severance for 18 months equal to the sum of his base salary and target bonus and Messrs. Bijlani, Coler, Fleck and Traub are entitled to severance equal to 12 months of base salary as of the termination date. The estimated aggregate severance amounts payable under such circumstances are as follows: $1,741,125 (Mr. Berquist); $515,000 (Mr. Coler); $515,000 (Mr. Bijlani); $455,000 (Mr. Fleck) and $455,000 (Mr. Traub). This severance will be paid in bi-weekly installments over 18 months (Mr. Berquist) or 12 months (Messrs. Coler, Bijlani, Fleck and Traub). Messrs. Berquist, Coler and Fleck will also receive continuation of medical benefits for 18 months estimated at $55,221 (Mr. Berquist), $27,610 (Mr. Coler), $4,753 (Mr. Bijlani), $50,503 (Mr. Fleck) and $35,704 (Mr. Traub) based on our current costs for these benefits.
The treatment of outstanding equity and equity-based awards upon an involuntary termination without cause for all Named Executive Officers generally depends on the equity plan the applicable award was granted under. Any awards under the 2016 Plan will vest at the discretion of the Committee. Any time-vesting awards under the 2024 Plan will become vested on a pro rata basis based on service during the vesting period, or the Committee may provide for continued vesting following termination. Performance awards under the 2024 Plan become vested to the extent that performance goals established by the Committee are met and will be prorated for service during the vesting period.
Upon an involuntary termination without cause, any annual bonus payable under the 2024 AIP will be paid based on achievement of performance targets and prorated for service during the performance period.
See also the discussion under the caption “Mr. Tometich’s Employment Agreement and Separation Agreement” and “Other Named Executive Officers.”
Termination as a Result of Death or Disability
If an NEO’s employment was terminated on December 31, 2024, as a result of death or disability, the amounts shown in the tables above for AIP Payment (assuming target performance is attained), Restricted Stock Awards and RSUs (time-based vesting) and Stock Options would also be paid. Messrs. Tometich and Hostetter, and Ms. Leneis are not included since their employment terminated prior to December 31, 2024 not in connection with death or disability. In the case of death on December 31, 2024, a death benefit would be paid as follows:

Termination Death Benefit as a Result of Death or Disability
Name	2024	2025-2028 (1)
Joseph A. Berquist	$800,000	$400,000
Thomas Coler(2)	$515,000	$257,500
Jeewat Bijlani	$515,000	$257,500
Jeffrey Fleck	$455,000	$227,500
Robert T. Traub	$455,000	$227,500
1.Amounts represent a death benefit equal to 100% of the NEO’s base salary in the year of death (2024) and 50% of base salary during each of 2025, 2026, 2027, and 2028.
2.Under the terms of Mr. Coler’s employment agreement, in the case of death on December 31, 2024, the NEO’s designated beneficiary would have been entitled to elect either of the following: (i) a single-sum cash death benefit equal to 200% of the NEO’s base salary, or (ii) the Company’s standard executive death benefit described in the footnote 1 above.

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COMPENSATION TABLES

Equity Compensation Plans
The following table sets forth certain information relating to the Company’s equity compensation plans as of December 31, 2024. Each number of securities reflected in the table is a reference to shares of Quaker Houghton common stock.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	58,612	219.13	1,187,754(1)
Equity compensation plans not approved by security holders	—	—	—
Total	58,612	219.13	1,187,754(1)
1.As of December 31, 2024, 304,900 of these shares were available for issuance as restricted stock awards under the Company’s 2001 Global Annual Incentive Plan, 809,624 shares were available for issuance upon the exercise of stock options and/or as restricted stock awards and/or restricted stock unit awards under the Company’s 2024 Long-Term Performance Incentive Plan and 73,230 shares were available under the 2023 Director Stock Ownership Plan.

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PAY RATIO DISCLOSURE

Pay Ratio Disclosure
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations of the SEC, we are providing the following information about the annual total compensation of our median employee and the annualized total compensation of our former CEO, Andrew E. Tometich. We had multiple CEOs in 2024 as a result of Mr. Tometich’s termination of employment on November 18, 2024. For purposes of this pay ratio disclosure, we have calculated the CEO compensation based on the compensation of Mr. Tometich, who was serving as our CEO as of the date which we used to identify our median employee, October 1, 2024. For 2024, our last completed fiscal year:
•The annual total compensation of our median employee, identified as described below was $47,840; and
•The annualized total compensation of our CEO was $5,129,477. Since Mr. Tometich left the Company effective November 18, 2024, his total annualized compensation was determined by annualizing the amounts that he was paid as reported in the Summary Compensation Table during his tenure as CEO, which consisted of his base salary, non-equity incentive plan compensation which had been paid out pro-rata, and all other compensation. In addition, his equity awards were included but not annualized because they represented full-year awards. However, payments made in connection with his termination were not included (or annualized) because the annualized total compensation amount represents what Mr. Tometich would have received if he had served as CEO through the end of 2024. The above value was used for the ratio of annual total compensation for our CEO to the annual total compensation for our median employee.
Based on this information, for 2024 the ratio of the annualized total compensation of our CEO, to the annual total compensation of the median employee was 107 to 1.
Methodology
Using the methodology described below, we identified a small group of employees who had the identical amount of estimated annual compensation falling at the median of our employee population. We selected an employee from that group and identified this person as our median employee. The methodology and assumptions used to determine our new median employee and pay ratio are set out below.
To identify our median employee for 2024, as well as to determine the annual total compensation of the “median employee,” the methodology and material assumptions, adjustments and estimates that we used were as follows:
1.We determined that as of October 1, 2024, our employee population consisted of 4,456 individuals working at our company and its consolidated subsidiaries (“Employee Population”). We selected October 1st this year instead of December 31st as we have done in prior years to allow sufficient time to conduct the necessary analysis given the global scope of our operations, which includes employees in 43 countries. For purposes of this pay ratio disclosure, we excluded from the Employee Population 70 employees who joined us in connection with the Sutai acquisition which closed in 2024, as permitted by the SEC rules.
2.Our Employee Population, after the further adjustments permitted by SEC rules (as described below), consisted of 4,251 employees. In establishing the relevant portion of our Employee Population, as permitted by the SEC rules, we excluded 5% of our total employees who are non-U.S. employees, including all of our employees in Argentina, Austria, Belgium, Czech Republic, Denmark, Hungary, Indonesia, Japan, Kazakhstan, Malaysia, Malta, Norway Portugal, Russia, Singapore, Slovakia, South Africa, Sweden, Switzerland, Taiwan, Tunisia, Türkiye, Ukraine, United Arab Emirates, Uzbekistan, and Vietnam, which together represent 205 employees, or 5%, of our Employee Population (27 in Argentina, 1 in Austria, 6 in Belgium, 6 in the Czech Republic, 5 in Denmark, 32 in Hungary, 3 in Indonesia, 19 in Japan, 2 in Kazakhstan, 5 in Malaysia, 1 in Malta, 1 in Norway, 10 in Portugal, 1 in Russia, 7 in Singapore, 1 in Slovakia, 2 in South Africa, 27 in Sweden, 2 in Switzerland, 9 in Taiwan, 1 in Tunisia, 25 in Türkiye, 2 in Ukraine, 5 in the United Arab Emirates, 1 in Uzbekistan, and 4 in Vietnam). Of the remaining employees, 1,197 are located in the U.S. and 3,054 are located outside the U.S. We also excluded the CEO from the Employee Population.
3.For each of the 4,251 employees, we used their annualized salary as of October 1, 2024 as their base salary to determine the median employee group. Because the commissions and bonuses for 2024 for each employee had not yet been determined, our calculation of employee bonuses and commissions was based on bonus and commission information for 2023. In determining the median employee group, all non-U.S. currencies were converted to U.S. Dollars at the exchange rate applicable on October 1, 2024. Based on this information, the median group of employees was determined. Salaries were not annualized for part-time or seasonal employees.

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PAY RATIO DISCLOSURE

4.After determining the median group of employees, the compensation of these employees was calculated using actual salary, bonus and commissions for 2024, in line with the requirements of Regulation S-K for each median group employee. After calculating actual 2024 compensation data for employees in the median group, as of October 1, 2024 we selected an employee who is a reasonable representative of our median employee group as our median employee, who is a chemical operator based in the Americas. We then calculated the median employee’s annual total compensation in the same manner that we calculated compensation for our NEOs for our Summary Compensation Table and determined that the median employee’s total annual compensation was $47,840 in 2024.
5.With respect to the annual total compensation of our CEO, we calculated the amount as described above.

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PAY VERSUS PERFORMANCE DISCLOSURE

Pay versus Performance Disclosure
As required by Item 402(v) of Regulation S-K, we are providing the following information on the relationship between Compensation Actually Paid (“CAP”) and the Company’s performance for our Named Executive Officers (“NEOs”), including our Principal Executive Officers (“PEOs”). The calculation of CAP is mandated by the SEC and is not used by the Compensation and Human Resources Committee in setting compensation or its pay-for-performance assessments. See the “Compensation Discussion and Analysis” section for a discussion of the Company’s compensation philosophy, practices and programs.
Part I:

Year	Summary Compensation Table Total for Mr. Berquist (1)	Compensation Actually Paid to Mr. Berquist (1) (2) (5)	Summary Compensation Table Total for Mr. Tometich (1)	Compensation Actually Paid to Mr. Tometich (1) (2) (5)	Summary Compensation Table Total for Mr. Barry (1)	Compensation Actually Paid to Mr. Barry (1)(5)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (2) (3) (4) (5)
2024	$1,897,116	$881,283	$7,915,320	$2,539,713	$—	$—	$1,862,881	$844,689
2023	$—	$—	$4,809,759	$5,130,084	$—	$—	$1,830,213	$1,927,256
2022	$—	$—	$3,555,003	$2,624,688	$—	$—	$1,427,714	$1,059,280
2021	$—	$—	$2,456,970	$2,361,197	$4,400,422	$2,648,915	$935,317	$613,817
2020	$—	$—	$—	$—	$7,045,414	$10,839,520	$1,244,976	$1,837,408
Part II:

Year	Value of Initial Fixed $100 Investment Based on			Net Income ($M)	Adjusted EBITDA (7) (in thousands)
	Total Shareholder Return (6)	Prior Peer Group Total Shareholder Return (6)	Peer Group Total Shareholder Return (6)
2024	$89.60	$161.74	$144.62	$116.73	$310,918
2023	$134.50	$165.83	$146.19	$112.87	$320,379
2022	$104.16	$142.31	$131.59	$(15.84)	$257,150
2021	$142.48	$146.30	$148.89	$121.43	$274,109
2020	$155.43	$110.65	$118.22	$39.79	$221,974
1.The table above reflects our current and two former PEOs. Mr. Berquist became our current PEO on
November 18, 2024. Our most recent former PEO is Mr. Tometich, who served as CEO from December 1, 2021 to November 18, 2024. Mr. Barry who served as our PEO through November 30, 2021, is also listed in the table.
2.The dollar amounts represent the amount of CAP as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned or paid to the PEOs or Non-PEO NEOs during the applicable year. None of our NEOs participated in a pension plan for 2024; therefore, no adjustment from the Summary Compensation Table (“SCT”) total related to pension value was made. To calculate CAP for the current and former PEOs, the following amounts were deducted from and added to SCT total compensation.
Current PEO

Year	Summary Compensation Table Total for Mr. Berquist	Equity Adjustment	Compensation Actually Paid to Mr. Berquist Total
2024	$1,897,116	$(1,015,833)	$881,283

Equity Adjustment for Mr. Berquist	2024
SCT Total	$1,897,116
(-) Total SCT Option Awards and Stock Awards	$(1,012,878)
(+) Fair Value at Current Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Current Fiscal Year	$581,918
(+) Change in Fair Value from Prior Fiscal Year-End to Current Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(581,844)
(+) Change in Fair Value from Prior Fiscal Year-End to Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Current Fiscal Year	$(3,029)
Compensation Actually Paid	$881,283

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PAY VERSUS PERFORMANCE DISCLOSURE

Former PEO

Year	Summary Compensation Table Total for Mr. Tometich	Equity Adjustment	Compensation Actually Paid to Former PEO Total
2024	$7,915,320	$(5,375,607)	$2,539,713

Equity Adjustment for Mr. Tometich	2024
SCT Total	$7,915,320
(-) Grant Date Fair Value from Prior Fiscal Year-End to Current Fiscal Year-End of Option Awards and Stock Awards Granted in Fiscal Year	$(3,415,558)
(+) Fair Value at Current Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Current Fiscal Year	$240,130
(+) Change in Fair Value from Prior Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(1,071,265)
(+) Fair Value Date at Vesting of Option Awards and Stock Awards Granted in Current Fiscal Year That Vested During Current Fiscal Year	$445,607
(+) Change in Fair Value from Prior Fiscal Year-End to Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Current Fiscal Year	$(640,231)
(-) Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Current Fiscal Year	$(934,291)
Compensation Actually Paid	$2,539,713
3. The non-PEO NEOs reflected in Part I of the above table consist of Messrs. Coler, Hostetter, Bijlani, Fleck and Traub and Ms. Leneis for 2024, Messrs. Hostetter, Berquist, Bijlani and Ms. Leneis for 2023 and 2022; Ms. Hall and Messrs. Hostetter, Berquist, Bijlani and Platzer for 2021; and Ms. Hall and Messrs. Berquist, Bijlani and Platzer for 2020.
4. To calculate average CAP for the non-PEO NEOs, the following amounts were deducted from and added to average SCT total compensation:
Non-PEO NEOs

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Equity Adjustment	Average Compensation Actually Paid to Non-PEO NEOs Total
2024	$1,862,881	$(1,018,192)	$844,689

Equity Adjustment for Non-PEO NEOs	2024
Average SCT Total	$1,862,881
(-) Grant Date Fair Value from Prior Fiscal Year-End to Current Fiscal Year-End of Option Awards and Stock Awards Granted in Fiscal Year	$(1,055,915)
(+) Fair Value at Current Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Current Fiscal Year	$573,024
(+) Change in Fair Value from Prior Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(226,283)
(+) Change in Fair Value from Prior Fiscal Year-End to Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Current Fiscal Year	$1,219
(-) Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Current Fiscal Year	$(310,238)
Compensation Actually Paid	$844,689

5. In calculating CAP, the Company determined the fair value of outstanding and vested equity awards in the applicable fiscal year in accordance with the SEC rules for CAP and computed in a manner consistent with the fair valuation methodology used to account for share-based payments for financial reporting purposes consistent with U.S. generally accepted accounting principles. For restricted stock, CAP values are based on closing share price at the applicable measurement date. For performance share units, the CAP values are estimated using a Monte Carlo simulation incorporating assumptions regarding risk-free interest rate, dividend yield and expected term as of the applicable measurement date, as well as estimates as to the probable outcome of performance conditions as of the measurement date. For options, the valuations of outstanding awards as of the applicable measurement date are based on a Black-Scholes option pricing model that incorporate assumptions regarding dividend yield, expected volatility, risk-free interest rate and expected term to determine the fair value for CAP purposes. For more information about the Company’s share-based accounting, see Note 8 of Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 provided with this proxy statement. For more information about the probability of achievement of outstanding performance units, see the “Outstanding Equity Awards at Fiscal Year-End” table.

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PAY VERSUS PERFORMANCE DISCLOSURE

6. Total Shareholder Return (“TSR”) assumes $100 invested on December 31, 2019, including reinvestment of dividends. Our Peer Group is the S&P Composite 1500 Chemicals Index. Our prior Peer Group in our proxy statement for the 2024 annual meeting of shareholders was the S&P 400 MidCap Materials Index. The Company shifted from the S&P 400 MidCap Materials Index to the S&P Composite 1500 Chemicals Index to align with the peer group industry index reported in our Annual Report on Form 10-K for the year ended December 31, 2024.
7. The Company Selected Measure is adjusted EBITDA, which is a non-GAAP financial measure. A full discussion of our use of non-GAAP financial measures to enhance a reader’s understanding of the financial performance of the Company, and a reconciliation of these measures to the GAAP measures can be found on pages 30 to 34 in “Non-GAAP Measures” of Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Tabular List of Performance Measures
The four items listed below represent the most important financial measures we used to link compensation actually paid to our NEOs to Company performance in fiscal year 2024. Definitions of these measures and further details on how they feature in our compensation programs are described in our Compensation Discussion and Analysis (CD&A) within the sections titled “Annual Incentive Plan (AIP)” and “Long-Term Incentives.”
•Adjusted EBITDA
•Relative TSR
•3-year average ROIC
•Market Share Gains (New Business Rate)
Relationship between Compensation Actually Paid (CAP) and Performance Metrics
CAP versus Adjusted EBITDA
The chart below illustrates the relationship between our PEO and other NEOs’ average CAP to the Company’s adjusted EBITDA.

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PAY VERSUS PERFORMANCE DISCLOSURE

CAP versus TSR
The chart below illustrates the relationship between our PEO and other NEOs’ average CAP to TSR based on the value of an initial investment of $100 invested in the Company’s common stock including reinvestment of dividends.

Quaker Houghton CAP vs TSR
Compensation Actually Paid ($M)
Value of $100 Investment from 12/31/2019
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
$160
$150
$140
$130
$120
$110
$100
$90
$80
$10.84
$155.43
$142.48
$134.50
$5.13
$100
$104.16
$2.65
$2.36
$2.62
$2.54
$1.84
$1.93
$89.60
$1.06
$0.88
$0.84
$0.61
Dec-19
Dec-20
Dec-21
Dec-22
Dec-23
Dec-24
PEO CAP ($M) - Michael F. Barry
PEO CAP ($M) - Andrew E. Tometich
PEO CAP ($M) - Joseph A. Berquist
Avg NEO CAP ($M)
KWR TSR

TSR: Company versus Peer Group
The following graph compares the cumulative total return (assuming reinvestment of dividends) from December 31, 2019 to the last day of each applicable fiscal year for Quaker Houghton’s common stock, the S&P Composite 1500 Chemicals Group Index, assuming the investment of $100 on December 31, 2019 in each of Quaker Houghton’s common stock and the stocks comprising the index.

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PAY VERSUS PERFORMANCE DISCLOSURE

CAP versus Net Income
The chart below illustrates the relationship between our PEO and other NEOs’ average CAP to the Company’s net income.

Quaker Houghton CAP vs Net Income
Compensation Actually Paid ($M)
Net Income ($M)
$20.00
$10.00
$0.00
($10.00)
($20.00)
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
($20.00)
$10.84
$1.84
$2.65
$2.36
$0.61
$2.62
$1.06
$5.13
$1.93
$2.54
$0.88
$0.84
$39.79
$121.43
($15.84)
$112.87
$116.73
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M) - Michael F. Barry
PEO CAP ($M) - Andrew E. Tometich
PEO CAP ($M) - Joseph A. Berquist
Avg NEO CAP ($M)
Net Income ($M)

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DIRECTOR COMPENSATION

Director Compensation
The Governance Committee is charged with reviewing and making recommendations to the Board of Directors with respect to director compensation. The Company uses a combination of cash and stock-based compensation to attract and retain candidates on the Board. Director compensation is targeted at the median of the relevant comparison groups (discussed below) consistent with the positioning of executive officer compensation. In the past, in making this determination, the Governance Committee used certain industry-wide data obtained by Quaker Houghton’s management to set compensation.
For the 2024-2025 Board year, each non-management director, other than Ms. Bakhshi and Ms. Foufopoulos-De Ridder, received an annual cash retainer of $80,000 and time-based RSUs equal to $130,000 in accordance with the Company’s LTIP, which was issued in June 2024 and vests in a single installment a year from the date of issuance assuming continued Board membership. Ms. Bakhshi and Ms. Foufopoulos-De Ridder received a prorated portion of the annual cash retainer and RSUs due to their start date of July 31, 2024. In addition, each non-management director received an annual fee related to their specific committee membership as follows:

Committee	Annual Retainer ($)
Audit Committee	10,000
Compensation and Human Resources Committee	5,000
Governance Committee	5,000
Sustainability Committee	5,000
The chairperson of each Board committee received the following additional cash compensation:

Committee	Chairperson Retainer ($)
Audit Committee	20,000
Compensation and Human Resources Committee	15,000
Governance Committee	12,500
Sustainability Committee	12,500
The Lead Director received an additional annual retainer of $20,000, and the non-executive Chair received an additional cash retainer of $100,000, which is paid in monthly installments. Effective January 6, 2025, Mr. Douglas entered into a one-year Consultant Agreement with the Company, that may be extended by the parties, to provide strategic advice and consulting to the Company’s CEO on an as needed basis. Mr. Douglas will receive $100,000 for the consulting services, which is being paid in monthly installments.
The 2023 Director Stock Ownership Plan was adopted by the Board of Directors of the Company on February 22, 2023 and approved by the shareholders at the 2023 annual meeting. Presently, under the terms of the 2023 Director Stock Ownership Plan, each independent director is required to beneficially own on May 1 of the applicable calendar year shares of Quaker Houghton common stock equal to the Threshold Amount, which is defined as the quotient obtained by dividing (i) 500% of the annual retainer for the applicable calendar year by (ii) the average of the closing price of a share of Quaker Houghton common stock for the previous calendar year. If an independent director’s share ownership falls below the Threshold Amount, 75% of the annual cash retainer payable will be paid in shares of Quaker Houghton common stock and the remaining 25% of the annual cash retainer will be paid in cash, unless the director elects to receive a greater percentage of Quaker Houghton common stock (up to 100%). If a director’s share ownership meets or exceeds the Threshold Amount, the director may elect to receive common stock in payment of a percentage (up to 100%) of the annual cash retainer for the applicable year.

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DIRECTOR COMPENSATION

Director Compensation

Name(a)	Fees Earned or Paid in Cash(1) ($)(b)	Stock Awards(2) ($)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(f)	All Other Compensation(3) ($)(g)	Total ($)(h)
Nandita Bakhshi(4)	79,167	108,216	—	—	—	—	187,383
Michael F. Barry	185,000	129,847	—	—	—	612	315,459
Joseph A. Berquist(5)	—	—	—	—	—	—	—
Mark A. Douglas	102,500	129,847	—	—	—	612	232,959
Lucrèce Foufopoulos-De Ridder(4)	75,000	108,216	—	—	—	—	183,216
Jeffry D. Frisby	122,500	129,847	—	—	—	612	252,959
Charlotte C. Henry	95,000	129,847	—	—	—	612	225,459
Sanjay Hinduja	85,000	129,847	—	—	—	612	215,459
William H. Osborne	110,000	129,847	—	—	—	612	240,459
Ramaswami Seshasayee	95,000	129,847	—	—	—	612	225,459
Russell R. Shaller	95,000	129,847	—	—	—	501	225,348
Michael J. Shannon(6)	—	—	—	—	—	612	612
Andrew E. Tometich(7)	—	—	—	—	—	—	—
Fay West	115,000	129,847	—	—	—	612	245,459
1.Under the terms of the Company’s 2023 Director Stock Ownership Plan, Mr. Shaller was paid a portion of his retainer for the 2024-2025 Board year in shares of the Company’s common stock in lieu of cash, valued at $180.14 per share on June 1, 2024 (the Retainer Payment Date). Mr. Shaller received 333 shares in lieu of $59,987. Mses. Bakhshi and Foufopoulos-De Ridder, who were appointed by the Board as directors on July 31, 2024, were paid a prorated portion of their retainer for the 2024-2025 Board year in shares of the Company’s common stock in lieu of cash, valued at $180.225 per share on July 31, 2024 (the Prorated Retainer Payment Date). Mses. Bakhshi and Foufopoulos-De Ridder each received 277 shares in lieu of $49,922.
2.The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for outstanding equity awards under the Company’s LTIP.
3.The amounts in this column for each director include dividends paid on unvested time-based restricted stock awards. Mr. Shaller received a lower dividend payment in 2024 than the other directors because he was issued a prorated retainer in July 2023 that vested in May 2024. Mses. Bakhshi and Foufopoulos-De Ridder did not receive any dividend payments in 2024 because the Company began granting RSUs rather than shares of common stock for the equity portion of the Board’s retainer award for the 2024-2025 Board year.
4.Mses. Bakhshi and Foufopoulos-De Ridder were appointed to the Board as directors on July 31, 2024.
5.Mr. Berquist receives no compensation for his service as a director.
6.Mr. Shannon did not stand for reelection as a Class I director so his service ended with the conclusion of his term effective May 8, 2024.
7.Mr. Tometich received no compensation for his service as a director.

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COMPENSATION POLICIES AND PRACTICES

Compensation Policies and Practices – Risk Assessment
Our Compensation and Human Resources Committee has assessed our employee compensation policies and practices and determined that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee considered all components of our compensation program and assessed any associated risks. The Committee also considered the various strategies and measures employed by the Company that mitigate such risks, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives and time- and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; (iii) limits on the maximum goal achievement levels and overall payout amounts under the short-term and long-term awards; (iv) the Company’s adoption of, and adherence to, various compliance programs, including our Code of Conduct, our Compensation Recoupment Policy, clawback/recoupment provisions in our AIP and LTIP Plans, legal and statutory requirements, a contract review and approval process and signature authority policy, and a system of internal controls and procedures; (v) the use of Relative TSR and adjusted return on invested capital (ROIC) as performance metrics; and (vi) the oversight exercised by the Committee over the performance metrics and results under the short-term and the long-term incentive plans. Based on the assessment described above, the Compensation and Human Resources Committee concluded that any risks associated with our compensation policies and practices were not reasonably likely to have a material adverse effect on the Company’s business or operations.

70 | 2025 Proxy Statement

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners and Management
Certain Beneficial Owners
The following table shows how much of Quaker Houghton’s common stock is beneficially owned by each person known to us to be the beneficial owner of more than five percent (5%) of Quaker Houghton’s common stock as of any date set forth in the respective filings of Schedules 13D or 13G, subject to our actual knowledge of the ownership of our common stock. Each beneficial owner has sole voting and sole dispositive power for the shares listed, except as noted.

Name and Address	Number of Shares Beneficially Owned	Approximate Percent of Class
Gulf Hungary Holding Korlátolt Felelősségű Társaság and QH Hungary Holdings Limited(1) BAH Center 2 Furj Street 1124 Budapest, Hungary	3,715,129	21.0
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	2,371,748	13.4
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, PA 19355	1,599,027	9.0
1.The number of shares beneficially owned, and number of votes are based on the Company’s records and the Schedule 13D/A filed with the SEC on February 11, 2025 (the “February 2025 13D/A”) by Gulf Hungary Holding Korlátolt Felelősségű Társaság (“Gulf Hungary”) and its wholly-owned subsidiary QH Hungary Holdings Limited (“QH Hungary”). Of the 3,715,129 shares reflected, 5,017 shares are beneficially owned by Gulf Hungary, 3,710,112 shares are beneficially owned by QH Hungary of which 2,123,167 shares are pledged to and registered in the name of Citigroup Global Markets, Inc., as custodian for the benefit of QH Hungary, 1,168,730 shares are pledged to Citibank N.A. and held at Citigroup Global Markets Inc., 418,215 shares are pledged to Royal Bank of Canada and held at RBC Capital Markets LLC, and 5,017 shares are currently held in the name of Citibank N.A. pursuant to an escrow agreement in order to secure Gulf Hungary’s indemnification obligations under the share purchase agreement entered into in connection with the Combination. Gulf Hungary has the sole power to vote or to direct the vote and the sole power to dispose of or to direct the disposition of the 5,017 shares and shared voting and dispositive power with QH Hungary over the 3,710,112 shares. Because Gulf Hungary used the Company’s outstanding shares as of October 31, 2024 to calculate its ownership percentage as reported in the February 2025 13D/A, Gulf Hungary’s beneficial ownership percentage reported in this proxy statement is slightly higher than the percent reported in the February 2025 13D/A. The Company calculated the approximate percentage of common stock owned by Gulf Hungary as reported herein by dividing the reported shares owned by Gulf Hungary in its February 2025 13D/A by the Company’s shares outstanding as of December 31, 2024.
2.As reported in the most recent Schedule 13G/A on file with the SEC on January 23, 2024 by BlackRock, Inc. BlackRock, Inc. has the sole power to vote or to direct to vote of 2,313,088 shares and the sole power to dispose of or to direct the disposition of 2,371,748 shares. The shares are held in various BlackRock, Inc. subsidiaries, including BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; and BlackRock Fund Managers Ltd. Of these subsidiaries, only BlackRock Fund Advisors individually owns 5% or more of the outstanding shares.
3.As reported in the most recent Schedule 13G/A on file with the SEC on February 13, 2024 by The Vanguard Group. The Vanguard Group has the sole power to vote or direct to vote zero shares, shared voting power to vote or direct to vote 25,345 shares, the sole power to dispose of or to direct the disposition of 1,559,849 shares, and shared power to dispose or to direct the disposition of 39,178 shares.

2025 Proxy Statement | 71

STOCK OWNERSHIP

Management
The following table shows the number of shares of Quaker Houghton’s common stock beneficially owned by each of our directors and the Named Executive Officers named in the Summary Compensation Table in this proxy statement and by all of our directors and executive officers as a group. The information in the table is as of March 4, 2025. Each director and executive officer has sole voting and sole dispositive power over the common stock listed opposite the individual’s name, unless we have indicated otherwise.

Name	Aggregate Number of Shares Beneficially Owned		Approximate Percent of Class(1)	Number of Votes
Nandita Bakhshi	277		*	277
Michael F. Barry	96,073	(2)	*	75,949
Joseph A. Berquist	15,805	(2)	*	12,014
Mark A. Douglas	3,571		*	3,571
Lucrèce Foufopoulos-De Ridder	277		*	277
Jeffry D. Frisby	5,357		*	5,357
Charlotte C. Henry	2,546		*	2,546
Sanjay Hinduja(3)	3,252		*	3,252
William H. Osborne	5,560		*	5,560
Ramaswami Seshasayee	3,258		*	3,258
Russell R. Shaller	1,140		*	1,140
Fay West	5,830		*	5,830
Andrew E. Tometich	17,608	(2)	*	7,797
Thomas Coler	0	(2)	*	0
Shane W. Hostetter	6,840	(2)	*	3,266
Jeewat Bijlani	9,101	(2)	*	4,807
Jeffrey Fleck	2,327	(2)	*	2,327
Melissa Leneis	22	(2)	*	22
Robert T. Traub	7,440	(2)	*	4,211
All directors and officers as a group (26 persons)	199,223	(2)	1.1%	152,064	(4)
*Less than 1%.
1.Based upon 17,871,224 shares outstanding and includes in the individual’s total all options currently exercisable or exercisable within 60 days of the record date by the named person or the group, as applicable.
2.Includes the following respective numbers of shares subject to options that are currently exercisable or exercisable within 60 days of the record date: 3,791 shares in the case of Mr. Berquist; 9,811 shares in the case of Mr. Tometich; 0 shares in the case of Mr. Coler; 3,574 shares in the case of Mr. Hostetter, 4,294 shares in the case of Mr. Bijlani; 0 shares in the case of Mr. Fleck; 0 shares in the case of Ms. Leneis; 3,229 shares in the case of Mr. Traub; 20,124 in the case of Mr. Barry and 47,159 shares in the case of all directors and officers as a group.
3.As further described under “Certain Relationships and Related Party Transactions,” Mr. Hinduja is affiliated with Gulf Hungary, which, together with QH Hungary, as described in the “Certain Beneficial Owners” table above, own 21% of the Company’s issued and outstanding shares.
4.Represents 0.9% of all votes entitled to be cast at the meeting, based on information available on March 4, 2025.

72 | 2025 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board recognizes that related party transactions may present a heightened risk of conflicts of interest and/or improper valuation or the perception thereof. Nevertheless, the Board also recognizes that there are situations when related party transactions are consistent with the best interests of the Company. Accordingly, the Governance Committee, on the Board’s authority, has adopted a written policy to govern the review and approval of all related party transactions involving the Company.
The policy requires that all related party transactions involving $50,000 or more be reviewed by the Governance Committee. Related parties are defined as any director, nominee for director, senior officer (including all Named Executive Officers), a beneficial owner of more than five percent of the Company’s voting securities and any immediate family member of the foregoing, or an entity owned or controlled by one of the foregoing persons or in which such person has substantial ownership. Prior to entering into a transaction with Quaker Houghton subject to the Governance Committee’s review, the related party must make a written submission to Quaker Houghton’s General Counsel setting forth the facts and circumstances of the proposed transaction, including, among other things, the proposed aggregate value of such transaction, the benefits to Quaker Houghton, and an assessment of whether the proposed transaction is on terms comparable to those available from an unrelated third party. The Governance Committee (or, when urgent action is required, that Committee’s Chair) will evaluate all of the foregoing information to determine whether the transaction is in the best interests of Quaker Houghton and its shareholders, as the Committee (or Chair) determines in good faith.
In 2019, Quaker Chemical Corporation and Houghton International Inc. combined to create Quaker Houghton. Certain amounts payable to the former shareholders of Houghton International Inc., including certain members of Quaker Houghton management (including Mr. Bijlani and Dr. Slinkman) continue to be held in escrow to secure certain indemnification rights of Quaker Houghton. No escrow releases have occurred in 2024.
Mr. Hinduja, a current director of Quaker Houghton, served as a director of legacy Houghton and he, along with certain members of his family, including his immediate family, beneficially owned approximately 98.7% of Houghton’s outstanding share capital prior to closing the Combination. No escrow releases have occurred in 2024.
Effective January 6, 2025, Mr. Douglas entered into a one-year Consultant Agreement with the Company, that may be extended by the parties, to provide strategic advice and consulting to the Company’s CEO on an as needed basis. Mr. Douglas will receive $100,000 for the consulting services, which is being paid in monthly installments.

2025 Proxy Statement | 73

PROPOSAL 3

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee’s appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2025 is being submitted to our shareholders for ratification. PwC has been our independent registered public accounting firm since at least 1972. There is no requirement that the selection of PwC be submitted to our shareholders for ratification or approval. The Audit Committee and the Board, however, believe that Quaker Houghton’s shareholders should be given an opportunity to express their views on the selection. If the shareholders fail to ratify the appointment of PwC, the Audit Committee will reconsider whether to retain the firm. Regardless of whether the shareholders ratify the appointment of PwC at the annual meeting, the Audit Committee, in its discretion, may retain PwC or select a different registered public accounting firm at any time if it determines that doing so would be in the Company’s best interests and those of our shareholders.
We anticipate that representatives of PwC will be present at the meeting and, if present, we will give them the opportunity to make a statement if they desire to do so. We also anticipate that the representatives will be available to respond to appropriate questions from shareholders.
Audit Fees
Audit fees charged to us by PwC for audit services rendered during the years ended December 31, 2023 and 2024 for the integrated audit of our financial statements and our internal controls over financial reporting included in our Annual Report on Form 10-K, the review of the financial statements included in our quarterly reports on Form 10-Q, and foreign statutory audit requirements totaled $5,073,702 and $4,960,000, respectively.
Audit-Related Fees
Audit-related fees charged to us by PwC for audit-related services rendered, primarily related to foreign statutory audit-related assistance, certifications and other audit-related services, during the years ended December 31, 2023 and 2024 totaled $133,988 and $52,000, respectively.
Tax Fees
Tax fees charged to us by PwC for tax services rendered, primarily related to tax compliance, during the years ended December 31, 2023 and 2024, totaled $379,900 and $714,000, respectively.
All Other Fees
The fees billed to us by PwC for all other services rendered, primarily related to accounting research and disclosure software purchased by the Company from PricewaterhouseCoopers LLP, during the years ended December 31, 2023 and 2024, totaled $6,947 and $6,000, respectively.
Pre-Approval Policy
The Audit Committee has a policy governing the pre-approval of services provided by Quaker Houghton’s independent registered public accounting firm. The policy generally permits certain pre-approved services but requires specific Audit Committee pre-approval for any pre-approved services that exceed the pre-approved fee levels and for services not otherwise generally pre-approved. The policy expressly prohibits non-audit services for which engagement is not permitted by applicable law and regulations, including internal audit outsourcing and “expert services” unrelated to the audit. A list of prohibited and permitted services is set forth in the policy. Permitted services under the policy include audit and audit-related services, tax services and certain other non-audit services that the Audit Committee determines would not impair the independence of the independent auditor. Audit and audit-related services include, among other things, internal control review, services related to securities filings, accounting and financial reporting consultations, statutory audits, acquisition and divestiture-related due diligence and benefit plan audits.
Internal control-related consulting is limited to assessing and recommending improvements to Quaker Houghton’s internal control structure, procedures or policies. Tax-related services are limited to tax compliance and planning. All services provided by Quaker Houghton’s independent registered public accounting firm must be pre-approved by the Audit Committee though the committee’s authority may be delegated to one or more of its members.
All of the fees paid to PwC during the years ended December 31, 2023 and 2024, were pre-approved by the Audit Committee in accordance with its pre-approval policy.
The Board of Directors recommends that you vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025.

74 | 2025 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

Report of the Audit Committee
The Audit Committee of Quaker Houghton’s Board of Directors oversees Quaker Houghton’s financial reporting process on behalf of the Board of Directors and acts pursuant to the Audit Committee Charter, which is available at
https://www.quakerhoughton.com by accessing the Investors/Corporate Governance section of our website. The Board of Directors has affirmatively determined that each member of the Audit Committee qualifies as an “independent” director under the current listing standards of the NYSE and Quaker Houghton’s Corporate Governance Guidelines.
As stated in its charter, the Audit Committee’s job is one of oversight. It is not the duty of the Audit Committee to prepare Quaker Houghton’s financial statements or plan or conduct audits to determine that Quaker Houghton’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or that Quaker Houghton’s internal controls over financial reporting are adequate. Financial management (including the internal auditing function) of Quaker Houghton is responsible for preparing the financial statements and maintaining internal controls and the independent registered public accounting firm is responsible for the audit of the annual financial statements and the internal controls and rendering an opinion as to the foregoing. In carrying out its oversight responsibilities, the Audit Committee is not providing any special assurance as to Quaker Houghton’s financial statements or internal controls or any professional certification as to the outside auditor’s work.
The Audit Committee reviewed and discussed with management Quaker Houghton’s audited financial statements for the year ended December 31, 2024. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, Quaker Houghton’s independent registered public accounting firm, the matters required by the Public Company Accounting Oversight Board and the SEC, which includes, among other items, matters related to the conduct of the audit of Quaker Houghton’s financial statements. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning its independence from Quaker Houghton and its related entities and has discussed with PricewaterhouseCoopers LLP its independence from Quaker Houghton and its related entities.
Based on the review and discussions referred to above, the Audit Committee recommended to Quaker Houghton’s Board of Directors that Quaker Houghton’s audited financial statements be included in Quaker Houghton’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Audit Committee

Fay West, Chair
Nandita Bakhshi
Charlotte C. Henry
William H. Osborne
Ramaswami Seshasayee
Russell R. Shaller

2025 Proxy Statement | 75

GENERAL

General
Availability of Form 10-K and Annual Report to Shareholders
Additional copies of our Form 10-K and Annual Report to Shareholders are available without charge to shareholders upon written request to: Quaker Houghton, 901 E. Hector Street, Conshohocken, Pennsylvania 19428, Attention: Victoria K. Gehris, Assistant Secretary. We will also provide copies of the same material to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record.
Shareholder Proposals
Shareholders interested in submitting a proposal for inclusion in our proxy statement for next year’s annual meeting must do so in compliance with applicable SEC rules and regulations. Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, adopted by the SEC, to be considered for inclusion in our proxy materials for our 2026 annual meeting, a shareholder proposal must be received in writing by our Corporate Secretary at our principal office at 901 E. Hector Street, Conshohocken, Pennsylvania 19428 no later than December 1, 2025. If the date of our 2026 annual meeting is moved more than 30 days before or after the anniversary date of this year’s meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials next year. Any such proposals will also need to comply with the various provisions of Rule 14a-8, which governs the basis on which such shareholder proposals can be included or excluded from company-sponsored proxy materials.
If a shareholder desires to submit a proposal for consideration at the 2026 annual meeting, but not have the proposal included with our proxy solicitation materials relating to the 2026 annual meeting, the shareholder must comply with the procedures set forth in Section 2.12 of our By-Laws. This means that the written proposal must be received by our Corporate Secretary at our principal office on or before February 6, 2026 but no earlier than January 7, 2026 (except that if the date of the 2026 annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary date of the 2025 annual meeting, this notice must be received no earlier than the close of business on the 120th day before the date of the 2026 annual meeting and not later than the close of business on the later of the 90th day before the date of the 2026 annual meeting or, if the first public announcement of the date of the 2025 annual meeting is less than 100 days before the date of the meeting, by the 10th day after the public announcement). The notice to our Corporate Secretary must contain or be accompanied by the information required by Sections 2.12 and 2.13 of our By-Laws including, among other things: (i) the name and record address of the shareholder making the proposal and the beneficial owner, if any, on whose behalf the proposal is made; (ii) the class and number of shares of our stock which are directly or indirectly owned beneficially and/or of record by the shareholder making the proposal and the beneficial owner, if any, on whose behalf the proposal is made; (iii) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the shareholder making the proposal and the beneficial owner, if any, on whose behalf the proposal is made, in such business; (iv) a description of any agreements, arrangements, proxies and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) related to the proposal; and (v) a description of any hedging or other transaction that has been entered into by or on behalf of, or any other agreement or understanding (including, without limitation, any put, short position or any borrowing or lending of shares) that has been made, the effect or intent of which is to mitigate loss to or manage risk of share price changes for, or to increase or decrease the voting power of, the shareholder or any shareholder associated person (as defined in the By-Laws) with respect to any share of our stock, as well as certain other information. This list of required information is not exhaustive. A copy of the full text of the relevant By-Law provisions, which includes the complete list of all information that must be submitted to us before a shareholder may submit a proposal at the 2025 annual meeting, may be obtained upon written request directed to our Corporate Secretary at our principal office. A copy of our By-Laws is also posted on the Investors/Corporate Governance section of our website at https://www.quakerhoughton.com. The procedures for shareholders to follow to nominate candidates for election to our Board of Directors are described in the discussion under the heading “Governance Committee Procedures for Selecting Director Nominees” under the Corporate Governance section in this proxy statement. We did not receive any such proposals with respect to the 2025 Annual Meeting.
All proposals should be submitted in writing to: Quaker Houghton, 901 E. Hector Street, Conshohocken, Pennsylvania 19428, Attention: Corporate Secretary.

76 | 2025 Proxy Statement

GENERAL

A proxy form is enclosed for your use. Please complete, date, sign and return the proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States. A prompt return of your proxy will be appreciated.

By Order of the Board of Directors,

Robert T. Traub
Senior Vice President, General Counsel and
Corporate Secretary

Conshohocken, Pennsylvania
March 31, 2025

2025 Proxy Statement | 77

CORPORATE HEADQUARTERS
Quaker Houghton
901 E. Hector Street
Conshohocken, Pennsylvania 19428

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2024 Annual Report to Shareholders are available at www.proxyvote.com.

QUAKER HOUGHTON
Annual Meeting of Shareholders
May 7, 2025 9:00 A.M.
This proxy is solicited by the Board of Directors
The undersigned, revoking all prior proxies, hereby appoints Joseph A. Berquist and Robert T. Traub, and each of them, as proxies of the undersigned, with full power of substitution and authority to act in the absence of the other, to vote all shares of common stock of Quaker Chemical Corporation, doing business as Quaker Houghton (the “Company”), for which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held live via the Internet at www.virtualshareholdermeeting.com/KWR2025 at 9:00 A.M., Eastern Time, on Wednesday, May 7, 2025, and at any adjournment or postponement thereof.
The undersigned also hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement with respect to said Meeting, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no such directions are made, this proxy will be voted “For” the election of the nominees listed in Proposal 1 for the Board of Directors, and “For” Proposals 2 and 3.
Continued and to be signed on reverse side

QUAKER HOUGHTON ATTN: ROBERT T. TRAUB 901 E. HECTOR STREET CONSHOHOCKEN, PA 19428
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 6, 2025 for shares held directly and by 11:59 P.M. Eastern Time on May 4, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/KWR2025
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 6, 2025 for shares held directly and by 11:59 P.M. Eastern Time on May 4, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
For comments and/or address changes, please send them via e-mail to: investor@quakerhoughton.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUAKER HOUGHTON
The Board of Directors recommends you vote FOR each director nominee included in Proposal 1:
1.	Election of Directors
	Nominees:		For	Against	Abstain

	1a.	Mark A. Douglas	o	o	o

	1b.	Sanjay Hinduja	o	o	o

	1c.	William H. Osborne	o	o	o

	1d.	Fay West	o	o	o

The Board of Directors recommends you vote FOR the following proposals 2 and 3:
			For	Against	Abstain
2.	To hold an advisory vote to approve named executive officer compensation.		o	o	o

3.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm to examine and report on our financial statements and internal control over financial reporting for 2025.
			o	o	o

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date